As filed with the Securities and Exchange Commission on April 7, 2006
                                                   Registration No. 333-115760
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   ------------------
                       POST-EFFECTIVE AMENDMENT NO. 2 TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                   ------------------

                     ML JWH STRATEGIC ALLOCATION FUND L.P.
            (Exact name of registrant as specified in its charter)

        Delaware                     6799                     13-3887922
(State of Organization)  (Primary Standard Industrial       (IRS Employer
                          Classification Code Number)   Identification Number)

                 c/o Merrill Lynch Alternative Investments LLC
                          Princeton Corporate Campus
                            800 Scudders Mill Road
                                  Section 2G
                         Plainsboro, New Jersey 08536
                                (866) MER-ALTS
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Steven B. Olgin
                   Merrill Lynch Alternative Investments LLC
                          Princeton Corporate Campus
                            800 Scudders Mill Road
                                  Section 2G
                         Plainsboro, New Jersey 08536
                                (866) MER-ALTS
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ------------------

                                  Copies to:
               David R. Sawyier            Michael J. Schmidtberger
               Sidley Austin LLP              Sidley Austin LLP
              One South Dearborn              787 Seventh Avenue
            Chicago, Illinois 60603        New York, New York 10019

                                  ------------------

       Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement

                                  ------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act") check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

==============================================================================

               The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

==============================================================================

PURSUANT TO THE PROVISIONS OF RULE 429 OF THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, THE FORM OF PROSPECTUS SET FORTH HEREIN ALSO RELATES TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1 (REGISTRATION NO. 333-115760) DECLARED EFFECTIVE ON JULY 2, 2004. THIS REGISTRATION STATEMENT CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 2 WITH RESPECT TO REGISTRATION STATEMENT NO. 333-115760

                                   PART ONE
                              DISCLOSURE DOCUMENT

------------------------------------------------------------------------------

                     ML JWH Strategic Allocation Fund L.P.
                                   2,032,450
                           Limited Partnership Units

The Fund                    The General Partner        The Units

Trades in the U.S. and      Merrill Lynch              As of February 28,
international futures       Alternative                2006, the Net Asset
and forward markets.        Investments LLC, a         Value per Unit had
                            sponsor of hedge           increased by
Seeks, through              funds, private equity      approximately 80.91%
speculative trading,        and managed futures        since the Fund began
substantial, long-term      funds.                     trading on July 15,
capital appreciation.                                  1996 -- a compounded
                            The Trading Advisor        annualized rate of
May provide a valuable                                 return of approximately
element of                  John W. Henry &            8.37%. The Fund's
diversification to a        Company, Inc.              largest peak-to-trough
traditionally               ("JWH(R)"), a              drawdown is currently
structured portfolio.       professional managed       32.51% between December
                            futures advisor,           1, 2004 and February
Began trading on July       allocates the Fund's       28, 2006. The Fund's
15, 1996 with an            assets across multiple     largest trough-to-peak
initial capitalization      JWH(R) trading             increase was 116.99%
of $102 million; as of      programs.                  between October 1, 2000
February 28, 2006, the                                 and February 28, 2003.
Fund's capital was                                     Past performance is not
$1,069,609,736.                                        necessarily indicative
                                                       of future results.

                                                       Units are available on
                                                       the first day of each
                                                       month.

                                                       This is a best efforts
                                                       offering. The selling
                                                       agent is not required
                                                       to sell any specific
                                                       number of additional
                                                       Units. No minimum
                                                       number of Units needs
                                                       to be sold for Units to
                                                       be issued as of the
                                                       beginning of any month.

The Risks

These are speculative securities. Before you decide whether to invest, read this entire Prospectus carefully and consider The Risks You Face beginning on page 7.

o    The Fund is            o    You could lose        o    The Fund trades to
     speculative and             all or                     a substantial
     leveraged. The              substantially all          degree on non-U.S.
     face amount of the          of your                    markets which are
     Fund's open                 investment in the          not subject to the
     positions can be            Fund.                      same regulations
     as much as 15                                          as are their U.S.
     times the Fund's       o    The use of a               counterparts.
     total equity.               single advisor
                                 applying              o    Investors are
o    Performance has             generally similar          required to make
     been volatile. The          trading programs           representations
     Net Asset Value             could mean lack            and warranties in
     per Unit has                of                         connection with
     fluctuated as much          diversification            their investment.
     as approximately            and high risk.             Each investor is
     20% in a single                                        encouraged to
     month, and the         o    JWH(R)" has total          discuss the
     Fund has had 57             trading authority          investment with
     1/2 unprofitable            over the Fund's            his/her individual
     and 58 profitable           futures and                financial, legal
     months since                forward trading.           and tax adviser.
     inception.
                            o    The Fund's            o    There is no market
                                 substantial                for the Units, and
                                 expenses must be           they may only be
                                 offset by trading          redeemed as of the
                                 profits and                end of a calendar
                                 interest income.           month.

                              Minimum Investments
                              -------------------

First-time investors:  IRAs, other tax-exempt accounts and existing investors:
       $5,000                                  $2,000

  (Investors will purchase the largest number of whole Units possible at the purchase date Net Asset Value per Unit.)

                              ------------------

  This Prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

                              ------------------

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF
THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS
 A CRIMINAL OFFENSE. THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON
 THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.
              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                                 Selling Agent

                   MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC

                                General Partner

                              _______, ___, 2006

                        [PAGE LEFT BLANK INTENTIONALLY]

                     COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT

     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR CONSULTING, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 32 TO 35 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 5.

     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 7 TO 11.

     YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                              ------------------

     This Prospectus does not include all of the information or exhibits in the Fund's Registration Statement. You can read and copy the entire Registration Statement at the Public Reference Facilities maintained by the SEC in Washington, D.C.

     The Fund files Quarterly and Annual Reports with the SEC. You can read and copy these reports at the SEC Public Reference Facilities in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information.

     The Fund's filings are posted at the SEC website at http://www.sec.gov.

                              ------------------

                   MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC
                                General Partner
                          Princeton Corporate Campus
                                  Section 2G
                            800 Scudders Mill Road
                         Plainsboro, New Jersey 08536
                                (866) MER-ALTS
                                (609) 282-5444

                             ORGANIZATIONAL CHART

                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                                            ---------------
                                           | Merrill Lynch |
                                           |  & Co., Inc.  |
                                           |     ML&Co.    |
                                            ---------------
                                                 |    |
                    Wholly-owned                 |    |
            --------------------------------------    ----------------------------
            |                           |                                         |
 ------------------------    ---------------------                  ---------------------------
| Merrill Lynch, Pierce, |  |   Merrill Lynch     |                |       Merrill Lynch       |
|     Fenner & Smith     |  | International & Co. |                | Investment Managers, L.P. |
|      Incorporated      |  |                     |                |            MLIM           |
|         MLPF&S         |   ---------------------                  ---------------------------
 ------------------------               |                                         |
     |      |                     Wholly-owned                                    |
     |      |                           |                                         |
     |      |                ---------------------                                |
     |      |               |    Merrill Lynch    |                               |
     |      |               |  International Bank |                         Wholly-owned
     |      |               |        MLIB         |                               |
     |      |               | (or an affiliate)   |                               |
     |      |                 ---------------------                               |
     |      |                          |                                 ------------------
     |      |                          |                                |  Merrill Lynch   |
     |      |                          |                                |   Alternative    |
     |      |                          |                                | Investments LLC  |
     |      |                          |                                |       MLAI       |
     |      |                          |                                |                  |
     |      |                          |                                 ------------------
     |      |                          |                                         |
     |      |                          |                                General Partnership
     |      |                          |                                     Interest
     |      |                          |                                         |
     |      |                          |            Selling             ------------------
     |      |                          |           Agreement           | ML JWH Strategic |
     |       ----------------------------------------------------------|    Allocation    |
     |                                 |                               |    Fund L.P.     |
     |                                 |                               |       Fund       |
     |                                 |                                ------------------
     |                                 |                                         |
     |                                 |      Futures Trading         --------------------
     |                                 |     Customer Agreement      |  ML JWH Strategic  |
     |---------------------------------------------------------------|   Joint Venture    |
     |                                 |                             | The Fund's Trading |
     |                                 |-----------------------------|       Account      |
     |                                 |      Currency Trading        --------------------
     |                                 |        Arrangements                     |
     |                                 |                               -----------------
     |                                 |                              |  John W. Henry  |
     |                                 |                              | & Company, Inc. |
     |                                 |                              | Trading Advisor |
     |                                 |                               -----------------
     |                                 |                                         |
     |                                 |                                -----------------
     |                                 |    Access to Markets          |    U.S. and     |
     |-----------------------------------------------------------------|  International  |
                                                                       |   Futures and   |
                                                                       | Forward Markets |
                                                                        -----------------

     Other than John W. Henry & Company, Inc., all of the entities indicated in the Organizational Chart are Merrill Lynch affiliates. See "Conflicts of Interest" beginning at page 56 and "Transactions Between Merrill Lynch and the Fund" at page 59.

     For convenience, ML&Co. and entities affiliated with it are sometimes collectively referred to as "Merrill Lynch."

                     ML JWH STRATEGIC ALLOCATION FUND L.P.

Contents

                                   PART ONE
                                   --------
                              DISCLOSURE DOCUMENT

Summary......................................................................1
The Risks You Face...........................................................7
How the Fund Works..........................................................11
Performance of the Fund.....................................................13
Selected Financial Data.....................................................17
Selected Quarterly Financial Data (Unaudited)...............................18
Management's Analysis of Operations.........................................19
Quantitative and Qualitative Disclosures About the Fund's Market Risk ......24
Interest Income Arrangements................................................29
Net Asset Value.............................................................31
Analysis of Fees and Expenses Paid by the Fund..............................32
Managed Futures Funds in General............................................35
The Role of Managed Futures in Your Portfolio...............................37
JWH(R) Trading Programs.....................................................42
John W. Henry & Company, Inc................................................45
JWH(R) Principals...........................................................51
Merrill Lynch Alternative Investments LLC...................................54
Litigation..................................................................55
Conflicts of Interest.......................................................56
Transactions Between Merrill Lynch and the Fund.............................59
Summary of the Limited Partnership Agreement................................59
Tax Consequences............................................................60
Selling Commissions.........................................................62
Lawyers; Accountants........................................................63
Financial Statements........................................................64

                                   PART TWO
                                   --------
                      STATEMENT OF ADDITIONAL INFORMATION

Futures Markets and Trading Methods..........................................1
Supplemental Performance of the Fund.........................................3
Exhibit A -- Seventh Amended and Restated Limited Partnership Agreement..LPA-1
Exhibit B -- Subscription Requirements....................................SR-1
Exhibit C -- Subscription Instructions....................................SA-i

                                    Summary

The Fund

     ML JWH Strategic Allocation Fund L.P. is a limited partnership which trades in a wide range of U.S. and international futures and forward markets with the objective of achieving, through speculative trading, substantial long-term capital appreciation. If successful, the Fund can improve the risk/reward profile of an overall portfolio by providing both profits and performance non-correlated to the general U.S. stock and bond markets. Merrill Lynch Alternative Investments LLC ("MLAI") is the Fund's general partner. John
W. Henry & Company, Inc. ("JWH(R)") is its trading advisor. The principal offices of the Fund and MLAI are located at Princeton Corporate Campus, 800 Scudders Mill Road, Section 2G, Plainsboro, New Jersey 08536, and their telephone number is (866) MER-ALTS.

JWH(R) and Its Programs

JWH(R)

     JWH(R) has been the Fund's sole trading advisor since inception. JWH(R) manages capital in futures, swaps and forward markets for international banks, brokerage firms, pension funds, institutions and high net worth individuals. JWH(R) trades a wide range of futures and forward contracts -- more than 80 markets as of the date of this Prospectus -- on a 24-hour basis in the United States, Europe and Asia. JWH(R) is one of the largest managed futures advisors in terms of assets under management, trading approximately $2.3 billion (estimated) in client capital as of February 28, 2006.

The Fund Uses Multiple JWH(R) Programs

     JWH(R) makes use of a combination of trading programs to manage the Fund, an approach JWH(R) calls the JWH Strategic Allocation Program. There are no formal JWH(R) policies that determine the individual programs used for the Fund.

The Fund's Current Programs

As of February 16, 2006, JWH(R) allocated, through its JWH Strategic Allocation Program, the Fund's assets among four of its seven distinct individual trading programs and one multi-program composite (JWH(R) operates two multi-program composites) as listed below.

                   February 28, 2006 Fund Allocations Among
                                JWH(R) Programs

     Due to performance differences, the following portfolio allocations may differ from the cash allocations among the programs. JWH(R) changes the programs and the allocations used for the Fund from time to time.

                                                       %
Name of Program                                 of Fund Assets
------------------------------------------   --------------------

------------------------------------------   --------------------
Financial and Metals Portfolio                       25.0%
------------------------------------------   --------------------
JWH GlobalAnalytics(R)                               25.0%
------------------------------------------   --------------------
Worldwide Bond Program                               20.0%
------------------------------------------   --------------------
Currency Strategic Allocation Program                20.0%
------------------------------------------   --------------------
Dollar Program                                       10.0%
------------------------------------------   --------------------

------------------------------------------   --------------------
         Total                                      100.0%
------------------------------------------   --------------------

The program allocation by JWH(R) as of December 31, 2005 was as follows:
Financial and Metals Portfolio 15.0%, Original Investment Program 15.0%, Global Financial and Energy Portfolio 15.0%, JWH GlobalAnalytics(R), 10.0%, Worldwide Bond Program 15.0%, Currency Strategic Allocation Program 20.0%, and Dollar Program 10.0%.

[Graph Fund Allocations Among JWH Programs as of February 28, 2006]

     The following chart sets forth the discretionary changes made by JWH's Investment Policy Committee to the Strategic Allocation Program allocations among JWH(R) programs from time to time.

Historical Program Allocation Changes
(July 1996 - February 2006)

Legend:

Original: Original Investment Program  WWB: Worldwide Bond Program
F&M: Financial and Metals Portfolio    G-7: G-7 Currency Portfolio
GF&E: Global Financial and Energy      Forex: International Foreign Exchange
      Portfolio
GA: JWH GlobalAnalytics                Dollar: Dollar Program
Glo Div: Global Diversified Portfolio  CSAP: Currency Strategic Allocation
                                             Program

[Graph Historical Program Allocation Changes (July 1996 - February 2006)]

JWH Programs Are Systematic and Trend-Following, Computerized Systems

     JWH(R) programs include the computerized system which generates the trading signals and applies the risk management principles. See "JWH(R) Trading Programs" beginning at page 42.

     The mathematical models used by the programs are technical systems, generating trading signals on the basis of statistical research into past market prices. JWH(R) does not attempt to analyze underlying economic factors, identify mispricings in the market or predict future prices. Its analysis focuses exclusively on past price movements.

     As a trend-following advisor, JWH(R)'s objective is to participate in major price trends -- sustained price movements either up or down. Such price trends may be relatively infrequent. Trend-following advisors anticipate that over half of their positions will be unprofitable. Their strategy is based on making sufficiently large profits from the trends which they identify and follow to generate overall profits despite the more numerous but, hopefully, smaller losses incurred on the majority of their positions. See "The Risks You Face" beginning at page 7.

Markets Traded by the JWH(R) Programs for the Fund

     The JWH(R) programs emphasize trading currencies and financial instruments, but participate in most major sectors of the global economy. The following markets are traded if and when contract liquidity, legal constraints, market conditions and data reliability standards meet JWH(R)'s specifications:

Currencies
---------------------------   ------------------------------
Australian Dollar             Israeli Shekel
Brazilian Real                Korean Won
British Pound                 New Zealand Dollar
Canadian Dollar               Norwegian Krone
Chilean Peso                  Polish Zloty
Czech Krona                   Singapore Dollar
Danish Krone                  South African Rand
Euro                          Swedish Krona
Hong Kong Dollar              Swiss Franc
Indian Rupee                  Taiwan Dollar
Japanese Yen                  Thai Bhat
Mexican Peso                  Turkish Lira

Interest Rates
---------------------------   ------------------------------
Australian                    Euroyen
   (90-day) Bank Bills        Euribor
Australian                    Euroswiss
   (3-year and 10-year)       Federal Funds
   Treasury Bonds             German Bonds
Bobl                          Japanese Bonds
Canadian Bankers              U.K. Long "Gilts"
   Acceptances                U.K. Short Sterling
Canadian Bonds                U.S. Agency 10-year Notes
Euro 2-year                   U.S. 2-year Treasury Notes
Eurobond                      U.S. 5-year Treasury Notes
EuroBund                      U.S. 10-year Treasury Notes
Eurodollar                    U.S. Treasury Bonds

Stock Indices
---------------------------   ------------------------------
Australian All                FTSE 100 (UK)
   Ordinaries Index           Nasdaq 100
DAX (German)                  Nikkei 225 Index
Eurostoxx                     (Japan)
                              S&P 500 Stock Index

Metals
---------------------------   ------------------------------
Aluminum                      Nickel
Copper                        Silver
Gold                          Zinc

Agricultural Products
---------------------------   ------------------------------
Cocoa                         Live Cattle
Coffee                        Soybeans
Corn                          Soymeal
Cotton                        Soy Oil
Hogs                          Sugar
                              Wheat

Energy
---------------------------   ------------------------------
Brent Crude                   Natural Gas
Crude Oil                     No. 2 Heating Oil
Gas Oil                       Unleaded Gasoline

     There is no way to predict which markets the Fund will trade or what its relative commitments to the different markets will be.

Strategic Allocation Program Market Allocations

     The Fund's market sector weightings vary significantly over time. As of February 28, 2006, the Fund had approximately the following market sector commitments:

Currencies                                              34%
Interest Rates                                          24%
Agricultural Products and Energy                        22%
Stock Indices                                           13%
Metals                                                   7%

                             SAP Sector Allocation
                           (as of February 28, 2006)

[Graph SAP Sector Allocation (as of February 28, 2006)]

The following chart sets forth the average margin allocations across the various market sectors traded by each JWH(R) program traded for the Fund pursuant to the Strategic Allocation Program during the period from July 1996 through February 2006.

[Graph Average Sector Allocations (July 1996 to February 2006)]

Average Sector Allocations
(July 1996 to February 2006)*

     The following chart uses the average margin allocations by sector for each of the JWH(R) programs traded for the Fund set forth in the previous chart during the period from July 1996 through February 2006. These average sector allocations are then weighted according to IPC-recommended program allocations in place as of February 2006 to produce the Strategic Allocation Program sector allocations shown in the last row of the table.

SAP Average Margin Allocation
(July 1996 to February 2006)*

[Graph SAP Average Margin Allocation (July 1996 to February 2006)]

*JWH GlobalAnalytics(R)(TM) commenced trading in June 1997.

Varying the Size of the Fund's Market Positions

     JWH(R) attempts to adjust the Fund's position sizes and market exposure to meet its profit and risk-control objectives. Generally, only between 2% to 20% of the face value of a futures or forward position is required as margin to put on the position. Consequently, JWH(R) has considerable flexibility to make significant changes in the size of the Fund's open positions. For example, the margin requirement for the Treasury bond futures contract is only approximately 2% of the face value of each contract. This means that the Fund could acquire, for each $100,000 of Fund capital, positions ranging from a single Treasury bond contract with a face value of $100,000 up to 50 such contracts with a face value of $5,000,000. The greater the market exposure of the Fund, the greater its risk, profit potential and expected performance volatility.

Merrill Lynch Alternative Investments LLC

General

     Merrill Lynch Alternative Investments LLC ("MLAI"), a Delaware limited liability company, is the general partner of the Fund (the "General Partner"). MLAI is an indirect subsidiary of Merrill Lynch & Co., Inc. The General Partner and its affiliates create and manage a variety of alternative investments, including hedge funds, private equity, managed futures and exchange funds. Their capabilities in this field of investment date back as far as 1986 through their predecessor organizations. MLAI has dedicated a group of professionals to the construction and distribution of these fund products to institutional and individual high net worth clients worldwide. They are supported by a fully-integrated business organization possessing investment and risk management, sales, marketing, legal, operations, fund accounting and administration, technology interface and client reporting capabilities.

     MLAI, through its predecessors, has been registered with the CFTC as a commodity pool operator and commodity trading advisor since October 1986 and April 1990, respectively, and is a member of the National Futures Association ("NFA") in such capacities. MLAI is also registered as an investment adviser and transfer agent with the Securities and Exchange Commission.

     See the organizational chart showing the Merrill Lynch entities at page ii and "Transactions Between Merrill Lynch and the Fund" at page 59.

Major Risks of the Fund

     The Fund is a speculative investment. It is not possible to predict how the Fund will perform over either the long or short term. The Fund's performance since inception has been highly volatile.

     Investors must be prepared to lose all or substantially all of their investment in the Units.

     There can be no assurance that the past performance of the Fund is indicative of how it will perform in the future.

     JWH(R)'s programs have certain basic similarities. The use of a single advisor decreases diversification and increases risk compared to a multi-advisor fund. Although the Fund uses a single trading advisor, it utilizes multiple trading programs and is therefore more diversified than a single advisor, single program fund.

     The performance of the JWH(R) programs is dependent upon market trends of the type that their models are designed to identify. Trendless periods are frequent, and during such periods the Fund has been unprofitable in the past and is unlikely to be profitable in the future.

     The Fund is subject to substantial charges. The Fund must earn overall trading profits and interest income of approximately 5.81% of its average Net Asset Value each year (without deduction for redemption charges) simply to break even after operating expenses.

     Because its performance is entirely unpredictable, there is no way of telling when is a good time to invest in the Fund. Investors have no means of knowing whether they are buying Units at a time when profitable periods are ending, beginning, or not in progress.

     The Net Asset Value per Unit can vary significantly from month to month. The Units are not transferable and may only be redeemed once a month. Because investors must submit irrevocable subscriptions as well as redemption notices at least 10 days before the purchase or redemption of Units, they cannot know the Net Asset Value at which they will acquire or redeem Units at that time. Investors cannot control the maximum losses on their Units because they cannot be sure of the redemption value of their Units.

     As limited partners, investors have no voice in the operation of the Fund; they are entirely dependent on the management of MLAI and JWH(R) for the success of their investment.

Fees and Expenses

     Brokerage commissions are 5.75% per year.

     The Profit Share allocable to JWH(R) is calculated and allocated on a quarterly basis and, consequently, could be substantial even in a breakeven or losing year. The Fund's other significant expenses are its Brokerage Commissions and Administrative Fees. If the Fund's Net Asset Value increases, the absolute dollar amount of these percentage-of-assets fees will also, but they will have the same effect on the Fund's rate of return.

     The Fund's miscellaneous currency trading costs (and commercial paper investment costs, if any) are estimated but small.

     Investors also pay redemption charges to MLAI (reducing the redemption proceeds otherwise payable to investors).

     In order for an investor to break even on an investment during the first year, an initial investment of $5,000 must earn trading profits of $140.50, or 2.81% (assuming interest income of 4.25% and without including the redemption charge).

                                Breakeven Table

                                                   Twelve-Month
                                      Twelve-         Dollar
                                       Month          Amount
                                    Percentage   ($5,000 Initial
             Expenses                 of NAV      Investment)**
---------------------------------   ----------   ---------------
Miscellaneous Costs*                   0.25%           $12.50
Brokerage Commissions                  5.75%          $287.50
Administrative Fees                    0.25%           $12.50
Profit Share*                          0.56%           $28.00
Interest Income                       (4.25)%        $(212.50)
Ongoing Offering Costs
Reimbursement***                       0.25%           $12.50
                                    ----------   ---------------
TWELVE-MONTH
BREAKEVEN WITHOUT REDEMPTION
CHARGE                                 2.81%          $140.50
Redemption Charge
(first 12 months only)                 3.00%          $150.00
TWELVE-MONTH
BREAKEVEN WITH REDEMPTION CHARGE       5.81%          $290.50
                                    ----------   ---------------

---------------

* Estimated. Miscellaneous costs include costs incurred in currency trading (and investing in commercial paper, if any.) The Profit Share is 20% of New Trading Profits quarterly; consequently, a Profit Share could be due in a breakeven or losing year.

**Assumes a constant $5,000 Net Asset Value.

***The Fund will pay its ongoing offering costs; provided that (i) such installments will not in the aggregate exceed the ongoing offering costs actually incurred, and (ii) MLAI will absorb all such costs to the extent that they exceed 0.25 of 1% of the Fund's average month-end assets during any fiscal year.

                      See "Analysis of Fees and Expenses
                    Paid by the Fund" beginning at page 32.

Principal Tax Aspects of Owning Units

     Investors are taxed each year on any gains recognized by the Fund whether or not they redeem any Units or receive any distributions from the Fund.

     40% of any trading profits on U.S. exchange-traded contracts are taxed as short-term capital gains at a maximum 35% ordinary income rate, while 60% of such gains are taxed as long-term capital gains at a 15% maximum rate for individuals for long-term capital gains recognized in taxable years beginning on or before December 31, 2008. The Fund's trading gains from other contracts will be primarily short-term capital gains. This tax treatment applies regardless of how long an investor holds Units. If, on the other hand, an investor holds a stock or bond for more than 12 months, all the gain realized on its sale would generally be taxed at a 15% maximum rate.

     Losses on the Units may be deducted against capital gains. However, capital losses in excess of capital gains may only be deducted against ordinary income to the extent of $3,000 per year. Consequently, investors could pay tax on the Fund's interest income even though they have lost money on their Units. See "Tax Consequences" beginning at page 60.

An Investment in the Units Should be Considered as a 3 to 5 Year Commitment

     The market conditions in which the Fund has the best opportunity to recognize significant profits occur infrequently. Prospective investors should anticipate that there will be substantial periods during which their Net Asset Value per Unit will decline. An investor should plan to hold Units for long enough to have a realistic opportunity for a number of such conditions to develop.

     MLAI believes that investors should consider an investment in the Units at least a 3 to 5 year commitment.

     Since inception, the Fund has had 58 profitable and 57 1/2 unprofitable months, and has fluctuated as much as approximately 20% in a single month.

See "Exhibit B -- Subscription Requirements."

Is the Fund a Suitable Investment for You?

     You should consider investing in the Fund if you are interested in its potential to produce, over the long-term, enhanced returns that are generally non-correlated to the returns of the traditional debt and equity markets, and if you are prepared to risk significant losses. The Fund is not a complete investment program. MLAI offers the Fund as a diversification opportunity, and an investment in the Fund should only represent a limited portion of an investor's overall portfolio.

     Your Financial Advisor can assist you in deciding whether the Units are suitable for you.

     No one should invest more than 10% of their readily marketable assets in the Fund.

                              The Risks You Face

Possible Total Loss of Your Investment

     You could lose all or substantially all of your investment in the Fund.

The Large Size of the Fund's Trading Positions Increases the Risk of Sudden, Major Losses

     The Fund takes positions with face values which are as much as 15 times its total equity. Consequently, even small price movements can cause major losses.

Investors Must Not Rely on the Past Performance of the Fund in Deciding Whether to Buy Units

     The performance of the Fund is entirely unpredictable, and the past performance of the Fund is not necessarily indicative of its future results.

     The price data which JWH(R) has researched in developing its programs may not reflect the changing dynamics of future markets. If not, the JWH(R) programs would have little chance of being profitable. An influx of new market participants, changes in market regulation, international political developments, demographic changes and numerous other factors can contribute to once-successful strategies becoming outdated. Not all of these factors can be identified, much less quantified. There can be no assurance that JWH(R) will trade profitably for the Fund.

JWH(R) Analyzes Only Technical Market Data, Not Any Economic Factors External to Market Prices

     The JWH(R) programs focus exclusively on statistical analysis of market prices. Consequently, any factor external to the market itself which dominates prices is likely to cause major losses. For example, a pending political or economic event may be very likely to cause a major price movement, but JWH(R) would continue to maintain positions that would incur major losses as a result of such movement, if its programs indicated that it should do so.

     The likelihood of the Units being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices. During such periods, JWH(R)'s historical price analysis could establish positions on the wrong side of the price movements caused by such events.

Lack of the Types of Price Trends Which JWH(R) Programs Can Identify Will Cause Major Losses

     The Fund cannot trade profitably unless major price trends occur in at least certain markets that it trades. Many markets are trendless most of the time, and in static markets the JWH(R) programs are likely to incur losses. In fact, JWH(R) expects more than half of its trades to be unprofitable; it depends on significant gains from a few major trends to offset these losses. Since inception, the Fund has had 57 1/2 unprofitable and 58 profitable months, and there have been significant periods during which the Net Asset Value of the Fund has declined. It is not just any price trend, but price trends of the type which JWH(R)'s systems have been designed to identify, which are necessary for the Fund to be profitable.

The Danger to the Fund of "Whipsaw" Markets

     Often, the most unprofitable market conditions for the Fund are those in which prices "whipsaw," moving quickly upward, then reversing, then moving upward again, then reversing again. In such conditions, the programs may establish a series of losing positions based on incorrectly identifying both the brief upward or downward price movements as trends.

The Similarities Among the JWH(R) Programs Reduce Diversification, Increasing the Risk of Loss

     The similarities among the programs reduce the Fund's diversification. The less diversification, the higher the risk that the market will move against a large number of positions held by different programs at the same time, increasing losses.

Overlap of the Markets Traded by JWH(R) Also Reduces Diversification, Increasing the Risk of Loss

     The programs as a group emphasize trading in the financial instrument and currency markets. The degree of market overlap changes with the program mix. However, in general, JWH(R) expects approximately a minimum 50% concentration in these two sectors while the current programs continue to be used for the Fund. Market concentration increases the risk of major losses and unstable Unit values, as the same price movements adversely affect many of the Fund's concentrated positions at or about the same time.

     As it is impossible to predict where price trends will occur, certain trend-following managers attempt to maximize the chance of exploiting such trends by taking positions in as many different markets and market sectors as feasible. The Fund does not follow this approach and, as a result, may not capture trends which would have been highly profitable. See "Summary -- JWH(R) and Its Programs -- Markets Traded by the JWH(R) Programs for the Fund" at page 2.

The JWH(R) Strategic Allocation Program Is Not a Formal Program or System

     The JWH Strategic Allocation Program is not a systematic selection process, and JWH(R) does not apply any formal selection policies or criteria in choosing combinations of programs for the Fund. Such combinations are developed solely on the basis of the subjective market judgment and experience of certain JWH(R) principals. Subjective, judgmental decision-making may be less disciplined and objective than a more systematic method, and there can be no assurance that JWH(R) will select the optimal combinations of programs for the Fund.

The Fund's Substantial Expenses Will Cause Losses Unless Offset by Profits

     The Fund pays fixed annual expenses of 6% of its average month-end assets. The Fund will also reimburse MLAI for ongoing offering costs subject to a ceiling of .25 of 1% of the Fund's average month-end assets in any fiscal year. Miscellaneous costs, paid as incurred, have equaled approximately 0.25% of the Fund's average month-end assets annually. The Fund is also subject to 20% quarterly Profit Shares during its profitable quarters. Because these Profit Shares are calculated quarterly, they could represent a substantial expense to the Fund even in a breakeven or losing year. Based on MLAI's experience with its other funds, MLAI expects that approximately 0.56% of the Fund's average month-end assets might be paid out in Profit Shares even during a losing year. Overall, investors must expect that the Fund will pay about 7.06% per year in expenses, 10.06% including the 3% redemption charge paid by investors in effect through the end of the first twelve months after a Unit is issued; such figures do not take into account any interest earned by the Fund.

     The Fund's expenses could, over time, result in significant losses. Except for the Profit Share, these expenses are payable whether or not the Fund is profitable. See "Summary -- Fees and Expenses" at page 5.

Unit Values Are Unpredictable and Vary Significantly Month-to-Month

     The Net Asset Value per Unit can vary significantly from month to month.

     The only way to take money out of the Fund is to redeem Units. You can only redeem Units at month-end upon at least 10 days' advance notice and subject to possible redemption charges. Investors cannot know at the time they submit a redemption request what the redemption value of their Units will be, and the restrictions imposed on redemptions limit your ability to protect yourself against major losses by redeeming Units.

     Your ability to transfer Units is restricted. There is no market for the Units.

Uncertain Timing of Subscriptions

     Investors are unable to know whether they are subscribing for Units after a significant upswing in the Net Asset Value per Unit -- often a time when the Fund has an increased probability of entering into a losing period.

Investing in the Units Might Not Diversify an Overall Portfolio

     One of the objectives of the Fund is to add an element of diversification to a traditional securities portfolio. While the Fund may perform in a manner largely independent from the general stock and bond markets, there is no assurance that it will do so. An investment in the Fund could increase rather than reduce overall portfolio losses during periods when the Fund as well as stocks and bonds decline in value. There is no way of predicting whether the Fund will lose more or less than stocks and bonds in declining markets. Investors must not consider the Fund to be a hedge against losses in their core securities portfolios.

     Prospective investors should consider whether diversification in itself is worthwhile even if the Fund is unprofitable.

Increased Competition from Other Trend-Following Traders Could Reduce JWH(R)'s Profitability

     There has been a dramatic increase over the past 25 years in the amount of assets managed by trend-following trading systems like the JWH(R) programs. In 1980, the amount of assets in the managed futures industry were estimated at approximately $300 million; by the end of 2005, this estimate had risen to approximately $130.9 billion (these figures include trend-following and other advisors). This means increased trading competition. The more competition there is for the same positions, the more costly and difficult they are to acquire.

JWH(R)'s High Level of Equity Under Management Could Lead to Diminished
Returns

     JWH(R) has a significant amount of assets under management. As of January 1, 1990, JWH(R) had approximately $197 million under management; as of February 28, 2006, this figure had risen to approximately $2.3 billion (estimated). The more money JWH(R) manages, the more difficult it may be for JWH(R) to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Large trades may result in more price slippage than smaller orders.

Illiquid Markets Could Make It Impossible for JWH(R) to Realize Profits or Limit Losses

     In illiquid markets, JWH(R) could be unable to capitalize on trading opportunities or close out losing positions. There are numerous factors which can contribute to market illiquidity, far too many for JWH(R) to be able to predict. There can be no assurance that a market which has been highly liquid in the past will not experience periods of unexpected illiquidity.

     Unexpected market illiquidity has caused major losses in recent years in certain sectors. There can be no assurance that the same will not happen to the Fund from time to time. The large size of the positions which JWH(R) acquires for the Fund increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

The Fund Trades Extensively in Foreign Markets; These Markets Are Less Regulated Than U.S. Markets and Are Subject to Exchange Rate, Market Practice and Political Risks

     The programs trade a great deal outside the U.S. From time to time, as much as 30%-50% of the Fund's overall market exposure could involve positions taken on foreign markets. Foreign trading involves risks -- including exchange-rate exposure, possible governmental intervention and lack of regulation -- which U.S. trading does not. In addition, the Fund may not have the same access to certain positions on foreign exchanges as do local traders, and the historical market data on which JWH(R) bases its strategies may not be as reliable or accessible as it is in the United States. Certain foreign exchanges may also be in a more or less developmental stage so that prior price histories may not be indicative of current price dynamics. The rights of clients in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers.

Risks of Electronic Trading and Order Routing Systems

     JWH(R) may from time to time trade on electronic trading and order routing systems, which differ from traditional open outcry pit trading and manual order routing methods. Transactions using an electronic system are subject to the rules and regulations of the exchanges offering the system or listing the contract. Characteristics of electronic trading and order routing systems vary widely among the different electronic systems with respect to order matching procedures, opening and closing procedures and prices, error trade policies and trading limitations or requirements. There are also differences regarding qualifications for access and grounds for termination and limitations on the types of orders that may be entered into the system. Each of these matters may present different risk factors with respect to trading on or using a particular system. Each system may also present risks related to system access, varying response times and security. In the case of Internet-based systems, there may be additional risks related to service providers and the receipt and monitoring of electronic mail.

     Trading through an electronic trading or order routing system also entails risks associated with system or component failure. In the event of system or component failure, it is possible that for a certain time period, it might not be possible to enter new orders, execute existing orders or modify or cancel orders that were previously entered. System or component failure may also result in loss of orders or order priority. Some contracts offered on an electronic trading system may be traded electronically and through open outcry during the same trading hours. Exchanges offering an electronic trading or order routing system and listing the contract may have adopted rules to limit their liability, the liability of futures brokers and software and communication system vendors and the amount that may be collected for system failures and delays. These limitation of liability provisions vary among the exchanges.

The Fund Could Lose Assets and Have Its Trading Disrupted Due to the Bankruptcy of One of the Parties.

     The Fund is subject to the risk of insolvency of a counterparty, an exchange, a clearinghouse or MLPF&S. Fund assets could be lost or impounded during lengthy bankruptcy proceedings. Were a substantial portion of the Fund's capital tied up in a bankruptcy, MLAI might suspend or limit trading, perhaps causing the Fund to miss significant profit opportunities. There are increased risks in dealing with unregulated trading counterparties including the risk that assets may not benefit from the protection afforded to "customer funds" deposited with regulated dealers and brokers.

Regulatory Changes Could Restrict the Fund's Operations

     The Fund implements a speculative, highly leveraged strategy. From time to time there is governmental scrutiny of these types of strategies and political pressure to regulate their activities. For example, foreign governments have from time to time blamed the declines of their currencies on speculative funds and imposed restrictions on speculative trading in certain markets, and the collapse of a major hedge fund in 1998 led to significantly increased regulatory monitoring of the activities of these funds and, to an extent, commodity pools such as the Fund.

     Regulatory changes could adversely affect the Fund by restricting its markets, limiting its trading and/or increasing the taxes to which Unitholders are subject. MLAI is not aware of any pending or threatened regulatory developments which might adversely affect the Fund. However, adverse regulatory initiatives could develop suddenly and without notice.

Premature Termination of the Fund

     MLAI may withdraw as general partner from the Fund upon 120 days' notice, which would cause the Fund to terminate unless a substitute general partner were obtained. Other events, such as substantial losses suffered by the Fund, could also cause the Fund to terminate before the expiration of its stated term. This could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio.

     The following are not risks but rather important tax features of investing in the Fund which all prospective investors should carefully consider before deciding whether to purchase Units.

Investors Are Taxed Every Year on Their Share of the Fund's Profits -- Not Only When They Redeem as Would Be the Case if They Held Stocks or Bonds

     Investors are taxed each year on their share of the Fund's income and gains, irrespective of whether they redeem any Units.

     All performance information included in this Prospectus is presented on a pre-tax basis; the investors who experienced such performance had to pay the related taxes from other sources.

     Over time, the compounding effects of the annual taxation of the Fund's income are material to the economic consequences of investing in the Fund. For example, a 10% compound annual rate of return over five years would result in an initial $10,000 investment compounding to $16,105. However, if one factors in a 30% tax rate each year (the blended tax rate on many of the futures contracts traded by the Fund is currently 23%), the result would be $14,025.

The Fund's Trading Gains Taxed at Higher Capital Gains Rate

     Investors are taxed on their share of any trading profits of the Fund at both short and long term capital gain rates depending on the mix of U.S. exchange-traded contracts and non-U.S. contracts traded. These tax rates are determined irrespective of how long an investor holds Units. Consequently, the tax rate on the Fund's trading gains may be higher than those applicable to other investments held by an investor for a comparable period.

Tax Could Be Due From Investors on Their Share of the Fund's Interest Income Despite Overall Losses

     Investors may be required to pay tax on their allocable share of the Fund's interest income, even if the Fund incurs overall losses. Trading losses can only be used to offset trading gains and $3,000 of ordinary income (including interest income) each year. Consequently, if an investor were allocated $5,000 of interest income and $10,000 of net trading losses, the investor would owe tax on $2,000 of interest income even though the investor would have a $5,000 loss for the year. The $7,000 capital loss would carry forward, but subject to the same limitation on its deductibility against interest income.

                              How the Fund Works

Buying Units

     You buy Units as of the first business day of any month at Net Asset Value, but your subscription must be submitted by no later than 4 PM (eastern time) 3 business days prior to the end of the month. Subscriptions submitted after 4 PM (eastern time) 3 business days prior to the end of the month will be applied to Unit sales as of the beginning of the second month after receipt, unless revoked. MLAI has no present intention to terminate the offering, but may do so at any time.

     Units are purchased at Net Asset Value. Merrill Lynch officers and employees subscribe at 97% of Net Asset Value. MLAI adds the remaining 3% to their subscriptions, so that the Fund receives subscription proceeds of 100% of the Net Asset Value per Unit.

     Only first-time investors need to submit Subscription Agreements, unless the Selling Agent determines that it is necessary to reconfirm their suitability in writing. To purchase additional Units, contact your Financial Advisor.

     The minimum purchase for first-time investors is $5,000; $2,000 for IRAs, other tax-exempt accounts and existing investors.

     You may only purchase whole Units. No fractional Units will be issued. Subscription amounts will be used to purchase the largest number of whole Units possible at the purchase date Net Asset Value per Unit. Subscription amounts which cannot be invested in whole Units are never deducted from subscribers' customer securities accounts.

     You must have a Merrill Lynch customer securities account in order to buy Units.

Use of Proceeds

     100% of all subscription proceeds are invested into the Fund. Neither the Fund nor any subscriber pays any selling commissions directly. MLAI pays all such commissions as part of the ongoing offering costs of the Fund. In return, MLAI receives substantial revenues from the Fund over time.

     The Fund uses subscription proceeds to margin its speculative futures trading, as well as to pay trading losses and expenses. Merrill Lynch retains certain economic benefits from possession of the Fund's assets, as described in more detail under "Interest Income Arrangements" beginning at page 29.

     All of the Fund's assets are currently held in customer accounts at Merrill Lynch.

Redeeming Units

     You can redeem Units monthly. To redeem at month-end, contact your Financial Advisor at least 10 days prior to the end of the month. Financial Advisors may be contacted by telephone; written redemption requests are not required. Your Merrill Lynch customer securities account will be credited with the proceeds within 10 business days of redemption.

     Those limited partners who no longer have a Merrill Lynch account must send their redemption requests in writing (signature guaranteed) directly to MLAI, Attention: Order Processing, Princeton Corporate Campus, Section 2E, 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

     The proceeds of Units redeemed 12 months or less from the date of purchase are reduced by a charge of 3% of their redemption date Net Asset Value. This charge is paid to MLAI. If a limited partner acquires Units at more than one closing, the Units purchased first by such investor and, accordingly, least likely to be subject to redemption charges, are assumed to be those first redeemed.

Uncertain Subscription and Redemption Value of Units

     The Fund sells and redeems Units at subscription or redemption date Net Asset Value, not at the Net Asset Value as of the date that subscriptions or redemption requests are submitted. Investors must submit irrevocable subscriptions and redemption requests at least 3 business days and 10 days, respectively, prior to the effective date of subscription or redemption. Because of the volatility of Unit values, this delay means that investors cannot know the value at which they will purchase or redeem their Units.

Possibility of Material Adverse Developments between Redemption Request and Redemption or between Subscription and Acquisition of Units

     Materially adverse changes in the Fund's financial position could occur between the time an investor irrevocably commits to acquire or redeem Units and the time the purchase or redemption is made.

Mandatory Trading Suspension If the Net Asset Value per Unit Falls 50% in One Month or to $50 or Less

     In the event that the Net Asset Value per Unit declines either 50% or more in one month or to $50 or less, the Fund must liquidate all open positions, suspend trading and offer all limited partners an opportunity to redeem their Units before trading resumes. Only if sufficient capital remained in the Fund after any such special redemption date would the Fund continue operations.

Distributions

     No distributions have been made to date, and none are anticipated.

Small Minimum Investment

     By investing in the Fund, you participate in multiple JWH(R) trading programs with a minimum investment of only $5,000; $2,000 for IRAs, other tax-exempt accounts and existing investors.

     A direct investment in a single JWH(R) program would require a minimum commitment of at least $5 million. A prospective investor could trade futures directly or invest in other managed futures accounts (although not under the direction of JWH(R)) for much less than $5 million.

Limited Liability for Fund Investors

     Investors who open individual futures accounts are personally liable for all losses, including margin calls potentially in excess of their investment. As a Unitholder, you can never lose more than your investment and profits.

Administrative Convenience

     MLAI provides all administrative services needed for the Fund, including trade processing and financial and tax reporting.

     The Net Asset Value per Unit is available at any time upon request. Contact your Financial Advisor or MLAI at (866) MER-ALTS.

     Investors receive monthly financial summaries and annual audited financial statements.

                            Performance of the Fund

     The following are the monthly rates of return and the month-end Net Asset Value per Unit from January 1, 2001 through February 28, 2006. For performance information since inception (July 15, 1996), please see "Supplemental Performance of the Fund," which is found on page 3 of Part Two Statement of Additional Information. There can be no assurance that the Fund will continue to perform in the future the way it has in the past.

                     ML JWH STRATEGIC ALLOCATION FUND L.P.
                       January 1, 2001-February 28, 2006
                    Aggregate Subscriptions: $1,891,134,831
                    Current Capitalization: $1,069,609,736
             Worst Monthly Decline (Month/Year): (14.60)% (11/01)
       Worst Peak-to-Valley Decline (Month/Year): (32.51)% (12/04-2/06)
             Net Asset Value per Unit, February 28, 2006: $180.91
               Number of Unitholders, February 28, 2006: 39,553

-------------------------  ---------------------------  ----------------------
        Month              Monthly Rates of Return      Month-End NAV per Unit
-------------------------  ---------------------------  ----------------------
2001
-------------------------  ---------------------------  ----------------------
January                             (0.63)%                    $172.60
-------------------------  ---------------------------  ----------------------
February                            (0.70)                      171.38
-------------------------  ---------------------------  ----------------------
March                               11.35                       190.83
-------------------------  ---------------------------  ----------------------
April                               (9.71)                      172.29
-------------------------  ---------------------------  ----------------------
May                                  2.51                       176.63
-------------------------  ---------------------------  ----------------------
June                                (4.81)                      168.12
-------------------------  ---------------------------  ----------------------
July                                (4.07)                      161.28
-------------------------  ---------------------------  ----------------------
August                               6.00                       170.97
-------------------------  ---------------------------  ----------------------
September                            2.94                       175.99
-------------------------  ---------------------------  ----------------------
October                              4.20                       183.39
-------------------------  ---------------------------  ----------------------
November                           (14.60)                      156.62
-------------------------  ---------------------------  ----------------------
December                             8.52                       169.97
-------------------------  ---------------------------  ----------------------
Compound Rate of Return             (2.15)%
-------------------------  ---------------------------  ----------------------
2002
-------------------------  ---------------------------  ----------------------
January                             (0.91)%                    $168.42
-------------------------  ---------------------------  ----------------------
February                            (3.43)                      162.64
-------------------------  ---------------------------  ----------------------
March                               (5.21)                      154.17
-------------------------  ---------------------------  ----------------------
April                                0.91                       155.57
-------------------------  ---------------------------  ----------------------
May                                  8.62                       168.98
-------------------------  ---------------------------  ----------------------
June                                20.11                       202.97
-------------------------  ---------------------------  ----------------------
July                                 7.24                       217.66
-------------------------  ---------------------------  ----------------------
August                               3.86                       226.06
-------------------------  ---------------------------  ----------------------
September                            6.17                       240.00
-------------------------  ---------------------------  ----------------------
October                             (7.83)                      221.21
-------------------------  ---------------------------  ----------------------
November                            (6.63)                      206.54
-------------------------  ---------------------------  ----------------------
December                             6.28                       219.52
-------------------------  ---------------------------  ----------------------
Compound Rate of Return             29.15%
-------------------------  ---------------------------  ----------------------
2003
-------------------------  ---------------------------  ----------------------
January                             14.45%                     $251.24
-------------------------  ---------------------------  ----------------------
February                             7.38                       269.78
-------------------------  ---------------------------  ----------------------
March                               (6.60)                      251.99
-------------------------  ---------------------------  ----------------------
April                                2.72                       258.85
-------------------------  ---------------------------  ----------------------
May                                  5.17                       272.23
-------------------------  ---------------------------  ----------------------
June                                (8.58)                      248.88
-------------------------  ---------------------------  ----------------------
July                                (0.50)                      247.63
-------------------------  ---------------------------  ----------------------

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

-------------------------  ---------------------------  ----------------------
August                               3.75                       256.91
-------------------------  ---------------------------  ----------------------
September                           (9.33)                      232.93
-------------------------  ---------------------------  ----------------------
October                             (8.40)                      213.37
-------------------------  ---------------------------  ----------------------
November                             1.17                       215.88
-------------------------  ---------------------------  ----------------------
December                             9.14                       235.60
-------------------------  ---------------------------  ----------------------
Compound Rate of Return              7.33%
-------------------------  ---------------------------  ----------------------
2004
-------------------------  ---------------------------  ----------------------
January                              3.80%                     $244.57
-------------------------  ---------------------------  ----------------------
February                             8.73                       265.91
-------------------------  ---------------------------  ----------------------
March                               (5.35)                      251.68
-------------------------  ---------------------------  ----------------------
April                              (10.86)                      224.34
-------------------------  ---------------------------  ----------------------
May                                 (6.36)                      210.08
-------------------------  ---------------------------  ----------------------
June                               (10.58)                      187.86
-------------------------  ---------------------------  ----------------------
July                                (2.34)                      183.46
-------------------------  ---------------------------  ----------------------
August                              (0.45)                      182.64
-------------------------  ---------------------------  ----------------------
September                           10.25                       201.36
-------------------------  ---------------------------  ----------------------
October                             19.71                       241.05
-------------------------  ---------------------------  ----------------------
November                            11.21                       268.07
-------------------------  ---------------------------  ----------------------
December                            (2.89)                      260.33
-------------------------  ---------------------------  ----------------------
Compound Rate of Return             10.50%
-------------------------  ---------------------------  ----------------------
2005
-------------------------  ---------------------------  ----------------------
January                            (13.89)%                    $224.16
-------------------------  ---------------------------  ----------------------
February                            (4.89)                      213.19
-------------------------  ---------------------------  ----------------------
March                                0.00                       213.18
-------------------------  ---------------------------  ----------------------
April                              (10.79)                      190.18
-------------------------  ---------------------------  ----------------------
May                                  9.40                       208.05
-------------------------  ---------------------------  ----------------------
June                                 2.20                       212.63
-------------------------  ---------------------------  ----------------------
July                                 1.33                       215.46
-------------------------  ---------------------------  ----------------------
August                              (0.23)                      214.97
-------------------------  ---------------------------  ----------------------
September                            0.06                       215.10
-------------------------  ---------------------------  ----------------------
October                             (0.05)                      214.98
-------------------------  ---------------------------  ----------------------
November                             8.28                       232.78
-------------------------  ---------------------------  ----------------------
December                           (11.72)                      205.50
-------------------------  ---------------------------  ----------------------
Compound Rate of Return            (21.06)%
-------------------------  ---------------------------  ----------------------
2006
-------------------------  ---------------------------  ----------------------
January                             (3.40)                      198.52
-------------------------  ---------------------------  ----------------------
February                            (8.87)                      180.91
-------------------------  ---------------------------  ----------------------

                             CUMULATIVE STATISTICS

                Correlation Coefficient vs. S&P 500: (0.25) /
               Beta vs. S&P 500: (0.14) / Sharpe Ratio: (0.06)
          All financial information relates to the performance of the joint venture between the Fund and JWH(R), not of the Fund itself.
               See Notes to Performance of the Fund on page 15.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

[Graph Monthly Performance July 1996 (inception) through February 2006]

Notes to Performance of the Fund

     Monthly Rates of Return are calculated by dividing the Fund's net performance during a month by the Fund's Net Asset Value as of the beginning of such month.

     Compound (Annual) Rate of Return is calculated by compounding the monthly rates of return.

     Worst Peak-to-Valley Decline is the largest decline in the Net Asset Value per Unit without such Net Asset Value per Unit being subsequently equaled or exceeded. For example, if the Net Asset Value per Unit dropped (1)% in each of January and February, rose 1% in March and dropped (2)% in April, the peak-to-valley decline would still be continuing at the end of April in the amount of approximately (3)%, whereas if the Net Asset Value per Unit had risen approximately 2% or more in March, the peak-to-valley decline would have ended as of the end of February at approximately the (2)% level. The period indicated for the Worst Peak-to-Valley Decline is the period beginning with the month when the decline began and ending with the month as of the end of which the lowest Net Asset Value per Unit during the Decline was reached.

     Correlation Coefficient vs. S&P 500: Every investment asset, by definition, has a correlation coefficient of 1.0 with itself; 1.0 indicates 100% positive correlation. Two investments that always move in the opposite direction from each other have a correlation coefficient of -1.0; -1.0 indicates 100% negative correlation. Two investments that perform entirely independently of each other have a correlation coefficient of 0; 0 indicates 100% non-correlation. Since January 1, 2001, the Fund has had a negative correlation coefficient of (0.25) with the S&P 500. This indicates that there has historically been very little relationship between an up or down month for the S&P 500 and an up or down month for the Fund.

     During certain periods, the Fund has been slightly positively correlated to the S&P 500. For the Fund to serve as a diversification from an investor's stock position, the Fund would need to be non-correlated to the S&P 500, and generally the more positively correlated the Fund is to the S&P 500, the less an investment in the Fund constitutes a diversification from the equity markets.

     Beta vs. S&P 500: Beta is a measure of the sensitivity of the returns of the investment to the returns for a benchmark such as the S&P 500. A Beta of
2.0 would generally indicate that for every 1% move up in the S&P 500, the investment moves up 2% on average. Consequently, the Fund's Beta of (0.14) suggests that the Fund's returns since January 1, 2001 are generally not positively correlated to those of the S&P 500.

     Sharpe Ratio: The Sharpe Ratio compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability -- often referred to as the "standard deviation" -- of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the Ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy.

     The Fund's (0.06) Sharpe Ratio indicates that to date the Fund's return has been significantly less than its risk, as compared to a "risk-free" 91-day Treasury bill.

                            Selected Financial Data

     The following Selected Financial Data is derived from the consolidated financial statements of the Fund for the years ended December 31, 2005, 2004, 2003, 2002 and 2001 which have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their reports thereon. The following information, as well as the consolidated financial statements of the Fund for the years ended December 31, 2005, 2004 and 2003 is included herein in reliance upon the authority of Deloitte & Touche LLP as experts in auditing and accounting. See "Financial Statements" at page 64.

                                        Jan. 1, 2005       Jan. 1, 2004       Jan. 1, 2003       Jan. 1, 2002       Jan. 1, 2001
                                             to                 to                 to                 to                 to
Statement of Operations Data            Dec. 31, 2005      Dec. 31, 2004      Dec. 31, 2003      Dec. 31, 2002      Dec. 31, 2001
----------------------------           ---------------    ---------------    ---------------    ---------------    ---------------
TRADING PROFITS (LOSSES):
      Realized                         $  (112,908,397)   $   151,296,416    $    24,882,048    $    88,906,578    $    43,747,023
      Change in Unrealized                (150,020,999)        91,466,219         20,384,664         18,456,720        (35,627,391)
                                       ---------------    ---------------    ---------------    ---------------    ---------------
      Total trading profits (losses)      (262,929,396)       242,762,635         45,266,712        107,363,298          8,119,632
INVESTMENT INCOME
Interest                                    39,816,009         14,133,423          5,168,611          4,622,596          9,573,671
                                       ---------------    ---------------    ---------------    ---------------    ---------------
EXPENSES:
Brokerage Commissions                       73,622,017         57,501,150         30,474,397         16,830,711         15,061,052
Administrative Fees                          3,450,957          2,889,337          1,699,677            731,770            654,829
Ongoing Offering Costs                         475,000            348,101          1,198,256             75,000                  -
                                       ---------------    ---------------    ---------------    ---------------    ---------------
      Total Expenses                        77,547,974         60,738,588         33,372,330         17,637,481         15,715,881
                                       ---------------    ---------------    ---------------    ---------------    ---------------

NET INVESTMENT LOSS                        (37,731,965)       (46,605,165)       (28,203,719)       (13,014,885)        (6,142,210)
                                       ---------------    ---------------    ---------------    ---------------    ---------------

INCOME (LOSS) BEFORE PROFIT SHARE
ALLOCATION AND MINORITY INTEREST          (300,661,361)       196,157,470         17,062,993         94,348,413          1,977,422
Profit Share Allocation                         (6,312)       (39,051,490)        (5,840,767)       (20,152,858)        (5,986,223)
Minority Interest in (Income) Loss              55,162            (25,137)           (16,777)           (49,824)             3,746
                                       ---------------    ---------------    ---------------    ---------------    ---------------
NET INCOME (LOSS)                      $  (300,612,511)   $   157,080,843    $    11,205,449         74,145,731         (4,005,055)
                                       ===============    ===============    ===============    ===============    ===============

                                        December 31,       December 31,       December 31,       December 31,       December 31,
Statement of Financial Condition Data       2005               2004               2003               2002               2001
-------------------------------------  ---------------    ---------------    ---------------    ---------------    ---------------
Aggregate Partners' Capital              1,234,151,526    $ 1,371,799,115    $   695,477,407    $   318,297,668    $   253,976,990
Net Asset Value Per Unit               $        205.50    $        260.33    $        235.60    $        219.52    $        169.97

                 Selected Quarterly Financial Data (Unaudited)

ML JWH Strategic Allocation Fund L.P.

Net Income by Quarter
Eight Quarters Through December 31, 2005

                                  Fourth           Third          Second            First
                                  Quarter         Quarter         Quarter          Quarter
                                   2005             2005           2005              2005
                              -------------    -------------   -------------    -------------
Total Income (Loss)           $ (37,520,413)   $  35,252,571   $  18,164,031    $(239,009,576)
Total Expenses                   20,416,107       20,111,863      18,666,327       18,304,827
                              -------------    -------------   -------------    -------------
Net Income (Loss)             $ (57,936,520)   $  15,140,708   $    (502,296)   $(257,314,403)
                              =============    =============   =============    =============

Net Income (Loss)  per Unit   $       (9.45)   $        2.47   $       (0.08)   $      (45.99)
                              =============    =============   =============    =============


                                  Fourth           Third          Second            First
                                  Quarter         Quarter         Quarter          Quarter
                                   2004             2004           2004              2004
                              -------------    -------------   -------------    -------------
Total Income (Loss)           $ 355,285,751    $  82,400,609   $(249,330,534)   $  68,540,232
Total Expenses                   52,552,061       13,736,729      12,898,231       20,628,194
                              -------------    -------------   -------------    -------------
Net Income (Loss)             $ 302,733,690    $  68,663,880   $(262,228,765)   $  47,912,038
                              =============    =============   =============    =============

Net Income (Loss) per Unit    $       58.53    $       14.39   $      (63.45)   $       14.39
                              =============    =============   =============    =============

                             Management's Analysis
                                 of Operations

Results of Operations

General

     JWH(R) programs do not predict price movements. No fundamental economic supply or demand analysis is used and no macroeconomic assessments of the relative strengths of different national economies or economic sectors are used. Instead, the programs apply proprietary computer models to analyzing past market data, and from this data alone attempt to determine whether market prices are trending. Technical traders such as JWH(R) base their strategies on the theory that market prices reflect the collective judgment of numerous different traders and are, accordingly, the best and most efficient indication of market movements. However, there are frequent periods during which fundamental factors external to the market dominate prices.

     If JWH(R)'s models identify a trend, they signal positions which follow it. When these models identify the trend as having ended or reversed, these positions are either closed out or reversed. Due to their trend-following character, the JWH(R) programs do not predict either the commencement or the end of a price movement. Rather, their objective is to identify a trend early enough to profit from it and to detect its end or reversal in time to close out the Fund's positions while retaining most of the profits made from following the trend.

     In analyzing the performance of JWH(R)'s trend-following programs, economic conditions, political events, weather factors, etc., are not directly relevant because only market data has any input into JWH(R)'s trading results. Furthermore, there is no direct connection between particular market conditions and price trends. There are so many influences on the markets that the same general type of economic event may lead to a price trend in some cases but not in others. The analysis is further complicated by the fact that the programs are designed to recognize only certain types of trends and to apply only certain criteria of when a trend has begun. Consequently, even though significant price trends may occur, if these trends are not comprised of the type of intra-period price movements which the programs are designed to identify, the Fund may miss the trend altogether.

     The following performance summary outlines certain major price trends which the JWH(R) programs have identified for the Fund since inception. The fact that certain trends were captured does not imply that others, perhaps larger and potentially more profitable trends, were not missed or that JWH(R) will be able to capture similar trends in the future. Moreover, the fact that the programs were profitable in certain market sectors in the past does not mean that they will be so in the future.

     This performance summary is an outline description of how the Fund performed in the past, not necessarily any indication of how it will perform in the future. In addition, the general causes to which certain price movements are attributed may or may not in fact have caused such movements, but simply occurred at or about the same time.

     While there can be no assurance that trading directed by JWH(R) will be profitable under any given market condition, markets in which substantial and sustained price movements occur typically offer the best profit potential for the Fund.

Performance Summary
-------------------

2005

The Fund's Rate of Return for the year 2005, net of all fees and expenses, was (21.06)%.

                                             Total Trading
                                             -------------
                Sector                          Results
                ------                          -------

Metals                                     $     (4,219,696)
Agricultural Commodities                         (6,807,238)
Energy                                          (39,814,815)
Interest Rates and Stock Indices                (42,415,775)
Currencies                                     (169,671,873)
                                           ----------------
                                           $   (262,929,396)
                                           ================

The Fund posted losses in all sectors.

Trading in the metals sectors was the least unprofitable for the Fund. At the beginning of the year, the loss in metals was due to the weakness in both gold and aluminum. Gold, which recently had a strong inverse relationship with the U.S. dollar, came under pressure as the U.S. dollar strengthened. Aluminum sustained losses as supply increases in Shanghai put price pressure on the market. A decrease in the Institute for Supply Management Non-Manufacturing Business Activity Index in the beginning of the second quarter initially caused base metal prices to fall, while precious metals continued to appreciate. Gold prices rose in the middle of the second quarter as crude oil surged, and then dipped with the strengthening of the U.S. economy. Gold prices continued to fall early in the third quarter as the U.S. dollar strengthened, reducing the metal's appeal as an alternative investment. The cumulative effects of violent price action in the currencies and fixed income markets along with the market impact of Hurricane Katrina led gold to under perform. However, gold futures for December delivery closed at $475.80 on September 29, the highest since January 1988. November 29 was also a record day as gold reached $506.70, the highest price for a most-active contract since December 1987. Even though the metals sector had gains at the end of the year, such gains were not sufficient to offset the combined losses in the other sectors.

The agricultural sector proved to be the second least unprofitable for the Fund. Early in the year, there was forecasted a drought season in Brazil which positively affected soy bean prices near term. Through the middle part of the year, there was no discernable trend in agricultural commodities due to increased volatility in the market. Coffee returns rose after flooding caused by Hurricane Katrina placed bean inventories at risk in New Orleans, the second largest coffee port in the U.S. Sugar was an important commodity in the last quarter with the European Union intentionally limiting the supply of white sugar in London and rising Brazilian demand for ethanol made from cane. However, the European Union was forced to cut sugar prices 36% after the World Trade Organization ruled that the Euro nations were illegally subsidizing prices. The year ended with coffee trading being a very significant part of this sector due to the fact that on December 9, Brazil, the world's largest coffee grower, announced that its 2006-2007 crop would increase by 43.6 million bags, which was less than what was expected.

The energy sector also posted losses for the Fund. The bull market trend continues through the beginning of the year as commodity prices surged to a 24-year high due to signs of growing global demand for energy-related goods. However, just as it appeared that global demand for oil would peak to a record
86.4 million barrels a day in the 4th quarter, an Energy Department report informed investors of an unexpected surge in supplies because of increased productivity in refineries. Natural gas prices retreated from record highs set in September, which resulted when Hurricanes Katrina and Rita struck the Gulf Coast. The year ended with a dramatic fall in prices as a result of private and government forecasters predicting warmer than normal temperatures across the country for the beginning of January. Predictions stated that demand in the Midwest, where natural gas is the major heating fuel, may be 20 percent lower than normal on average and in the Northeast, where 80 percent of the nation's heating oil is used, may be 13 percent lower than normal on average. Crude oil's surge at the end of December also may have hindered performance as the pricing dispute between Russia and the Ukraine disrupted shipments of natural gas to Europe and raised concerns that Russia would not be a reliable energy supplier.

Stock indices and interest rate futures were the fourth least profitable for the Fund. Losses occurred in the beginning of the year resulting from a sell-off in world equity markets, as stocks weakened because of high energy prices. In addition, stocks may have also dropped because American International Group Inc., the world's largest insurer, lost its top credit rating. Japanese stocks rallied in the third quarter on the news that the European Central Bank upgraded its assessment of the Japanese economy, citing improved business confidence and greater company investments; however, gains were limited as the majority of the world's equity markets weakened due to record oil prices, caused by Hurricanes Katrina and Rita. Interest rate futures suffered losses that were directly related to the fixed income sector as the European, Japanese and U.S. bond markets sold off. The catalyst for the dramatic move higher in world interest rates may be have been due to the cumulative effect of increases in both energy prices and inflation expectations. During the second quarter, Japan's government bond yields experienced record lows because of anticipated economic slowdowns for two main reasons: the projection that the demand for regional goods would wane because of a slowing U.S. economy and record high oil prices were expected to negatively impact the nation. Gains in the third quarter were limited as the majority of the world's equity markets weakened during the quarter on concerns of record oil prices, caused by Hurricanes Katrina and Rita. The year ended with limited performance in the European fixed-income market volatility caused by changing expectations as to whether or not the European Central Bank rate hike was a single increase or the beginning of a series of further moves.

Trading in currencies was the least profitable for the Fund. Loss during the beginning of the year was directly related to the strength of the U.S. dollar relative to most major currencies. The recent dollar strength began when Federal Reserve Chairman Alan Greenspan predicted that the deficit in the U.S. current account, the broadest measure of trade, may shrink. However, the second quarter ended with a widening spread between the two-year U.S. Treasury note and the German schatz, along with the rally of the U.S. dollar relative to the Japanese yen. In the third quarter, China revalued its yuan for the first time in a decade. The currency sector continued to suffer as the U.S. dollar rallied against the Euro, Swiss franc and British pound, but offset in part by gains in the Japanese yen and Brazilian real. The year ended with the U.S. dollar reversing its strengthening to the Japanese yen because of the apparent Federal Reserve signals that it was closer to ending its rate-hiking cycle. The sector also incurred losses from weakness in the British pound as it weakened on expectations that the Bank of England may have to cut rates.

2004

The Fund's Rate of Return for the year 2004, net of all fees and expenses, was 10.50%.

                                           Total Trading
                                           -------------
              Sector                          Results
              ------                          -------

Interest Rates and
   Stock Indices                           $  43,882,548
Currencies                                    32,940,127
Agricultural Commodities                      20,007,411
Metals                                       (27,936,564)
Energy                                       173,869,113
                                          --------------
                                          $  242,762,635
                                          ==============

The energy sector had the highest gains for the Fund. The upward trend in crude oil prices and related products continued in their secular bull market trend, in a very volatile fashion. Colder than expected winter months, rising demand out of Asia, supply disruptions in Iraq, fears of worldwide terrorism, an active hurricane season in the U.S., and unrest in Nigeria, all seem to have contributed to supporting high prices throughout the year. The end of the year did witness a pull back from the all time highs in energy prices, possibly due to U.S. heating oil perceptions regarding the weather in the U.S. Northeast.

Stock indices and interest rate futures posted the second highest gains for the Fund. Stock indices had strong gains in the beginning and end of the year. The re-election of President Bush and the lack of any terrorist activity during the U.S. elections may have combined to decrease the uncertainty that had plagued the world equity markets. U.S., European and Japanese stocks rallied after the U.S. election and energy prices decreased. Early gains for the interest rate futures may have been based upon the Federal Reserve's accommodating interest rate policy being maintained. Interest rates in the European Central Bank community experienced a certain amount of downward pressure due to a terrorist attack in Spain, which may have dampened confidence in local communities. German interest rates fell as bond prices rose after a report that German business confidence unexpectedly dropped to a nine month low as consumers curtailed their spending activity. The hawkish stance of the U.S. Federal Reserve combined with the expected concretionary effect of higher energy prices helped to push long-term interest rates lower and flatten the yield curve. The year ended on increased volatility in the currency and energy sectors which seemed to spill over to the debt markets and thereby may have negatively affected the Fund's performance.

The currency sector posted the third highest profit for the Fund. The weakening U.S. dollar continued to decline as it has for over a year and the Fund was well positioned to capitalize on its U.S. dollar positions against other currencies. The strengthening in the U.S. dollar in mid-year attributed to losses. The U.S. dollar weakened again in October. As a result of the U.S. dollar's weakness, many currency markets were able to break out of their well-established trading ranges. The U.S. dollar's decline, which seems to have resulted from the uncertainty surrounding the outcome of the U.S. election, led to profitable currency trades for the Fund. December marked the third consecutive annual decline of the dollar against both the Euro and the Japanese yen.

Agricultural sector posted gains for the Fund. The best performers in the sector were corn, soybeans and soybean oil. The price of cotton continued to move lower due to the World Trade Organization's ruling in June that U.S. subsidies to U.S. farmers are illegal, paving the way for increased cotton planting in other countries. The only notable gain was in coffee, as prices rose to a four year high on expectations that global demand was outpacing production, mainly because Brazil, the world's top grower, harvested a small crop.

The metals sector was the most unprofitable for the Fund. Prices of base metals consolidated within certain ranges as the market weighed information that China's appetite for metals may be saturated as that country seems to be attempting to rein in rapid domestic growth. Precious metal prices fell steeply in the beginning of the second quarter as investors liquidated long positions which had been a hedge against the negative real rate of return environment in the U.S. The sector ended the year unprofitable as trading in the metals sector was mixed as the U.S. dollar's instability and economic data reports influenced trading. Gold hurt the metal sector's performance as it suffered its biggest decline in more than a year after trading near record highs. Gold's decline was possibly due to speculation over the prospects of continued dollar weakening. The largest loss occurred in silver.

2003

The Fund's Rate of Return for the year 2003, net of all fees and expenses, was 7.33%.

                                          Total Trading
                                          -------------
              Sector                         Results
              ------                         -------

Interest Rates and
   Stock Indices                        $    (6,638,594)
Currencies                                  110,263,071
Agricultural Commodities                    (28,857,431)
Metals                                       15,978,958
Energy                                      (45,479,292)
                                        ---------------
                                        $    45,266,712
                                        ===============

The Fund's overall trading was profitable for the year, resulting in an overall 7.33% compounded annual rate of return for 2003, net of all fees and expenses. The major contributor was the currency sector with the metals sector also realizing a profit. The remaining sectors had net losses for the year.

The currency sector had the greatest gains for the year. The weakening U.S. dollar continued to decline as it has for over a year and the Fund was well positioned to capitalize on its U.S. dollar positions against other currencies. The strengthening in the U.S. dollar in the second quarter attributed to losses in June and July. The U.S. dollar weakened again in September amid opinions that exchange rates, particularly in Asian currencies, should have greater flexibility and large profits were posted in the fourth quarter. December gains made up the majority of the profits for the year, primarily due to four major foreign currencies, the Euro, Japanese yen, British pound, and the Swiss franc.

The metals sector proved profitable for the year as well. Gold drove profits in January, only to fall back in February and March when the German Bundesbank announced it had sold a portion of its gold reserves. The downward trend continued in gold during the second quarter alongside other metals. Gold's performance turned around in August and September on renewed buying interest from the speculative community and because of anticipated higher inflation as a result of the Federal Reserve's monetary policy and the U.S.'s increased budget deficits. Copper drove most of the profits in October and gold proved to be the driver of the profits in the latter half of the fourth quarter. This was primarily due to the weakening U.S. dollar, making precious metals more affordable in foreign currencies. Gold also does well historically in a negative real rate environment.

Stock indices and interest rate futures posted losses for the year, despite large gains in the first three quarters for interest rates and an overall profitable year for the stock indices. The majority of the gains for stock indices were received in June attributable to a weakening U.S. dollar. Investors sought higher yields than readily available in U.S. dollar denominated assets, this led to the sale of U.S. dollars against major currencies. The latter half of the year posted gains initially primarily due to the Osaka Nikkei and the Nasdaq-E-Mini. The Osaka Nikkei then dropped amid heavy selling of Japanese bank stocks. The Osaka Nikkei continued its decline to end the fourth quarter and the profits in the Eurostoxx50, German Dax, and the Nasdaq-E-Mini were not enough to compensate for the loss. Interest rates continued to push lower during the first quarter as economic data for the fourth quarter 2002 announced an annual growth rate for the economy of only 1% for 2002. Consumer spending and confidence remained low and even the housing market stumbled in March. The global fixed income markets continued their upward climb until mid-March when expectations of a short conflict in Iraq triggered the liquidation of many fixed income investments hurting long exposures. The majority of the profits in the second quarter came from the Japanese ten-year government bonds, which continued to be a very vibrant market for trading. The optimism in Japan sent the price of the Japanese ten-year government bond spiraling down from massive liquidation as the ten-year interest rate tripled. This created the large losses in July, however the Fund capitalized on the plummeting prices of Japanese ten-year government bonds in August. Unfortunately, the recovery of the Japanese ten-year government bonds in September caused significant losses for the Fund. The rising interest rates that began mid-year only to reverse in September reversed again in October as interest rates started climbing once more. Terrorist activity in Saudi Arabia and Turkey cast a pall on the global economic recovery in November. Additionally, talk of tariffs from the United States provided more incentive for reducing short positions.

Trading in agricultural commodities posted losses for the year. Trading was volatile during the second quarter with the largest positions held being coffee, cotton and cocoa. The downward trend in grains that started in June reversed in the beginning of August due to harsh weather conditions. This diminished prospects for a large harvest season, forcing the speculators to cover short positions. Corn and cotton suffered the largest losses. New York sugar also incurred a loss due to heavy Brazilian producer selling, forcing the market down. Soybeans, bean oil and soy meal continued to trend higher due to lower U.S. production and increased global demand. Live cattle continued an upward trend and produced positive results for the third quarter, but when news broke of mad cow disease the market reversed. Cotton and wheat were also down in the fourth quarter.

Energy was the most unprofitable sector for the year. With the continuation of the strike in Venezuela, the tensions with Iraq and the cold winter, long positions in oil and natural gas were profitable in the beginning of the year. In February, the best performing month, natural gas prices rose nearly 40% in a single day in connection with expected severely cold weather and supply shortages. Prices plummeted within a week of the start of the war with Iraq, causing the loss of almost half of the profits earned in January and February. The sector had a positive return in April which was reversed and overshadowed by negative results for May and June. The vast majority of the losses occurred in natural gas, which was very volatile during June. Cooler weather in the northern states in the latter part of the second quarter and the largest storage injection on record in the U.S. released in June reversed the market, pushing it to the lows of the second quarter. In September, OPEC agreed to cut quotas by 900,000 barrels a day in order to stabilize the price of oil. This surprise announcement quickly reversed the previous downtrend, sending prices higher. Unfortunately, the profits in natural gas were not enough to compensate for the losses in crude oil, heating oil, London gas oil and unleaded gas. In October, the worst performing month, when crude oil and related prices fell in connection with news of higher than expected increases in U.S. inventories and anticipated moderate temperatures in the

Midwest and Northeast. In November all components were up with the exception of heating oil. The largest gains came from crude oil and natural gas. In December, crude oil, heating oil, London gas oil and unleaded gas all contributed positively for the month but were not enough to overcome the loss in natural gas.

Variables Affecting Performance
-------------------------------

     The principal variables which determine the net performance of the Fund are gross profitability and interest income.

     During all periods set forth under "Selected Financial Data," the interest rates in many countries were at unusually low levels. The low interest rates in the United States (although higher than in many other countries) negatively impacted revenues because interest income is typically a major component of the Fund's profitability. In addition, low interest rates are frequently associated with reduced fixed income market volatility, and in static markets the Fund's profit potential generally tends to be diminished. On the other hand, during periods of higher interest rates, the relative attractiveness of a high risk investment such as the Fund may be reduced as compared to high yielding and much lower risk fixed-income investments.

     The Fund's Brokerage Commissions and Administrative Fees are a constant percentage of the Fund's costs (other than the insignificant currency trading costs) which are not based on a percentage of the Fund's assets (allocated to trading or total) and the Profit Shares payable to JWH(R) are based on the new Trading Profits generated by the partnership excluding interest and after reduction for a portion of the Brokerage Commissions.

     Unlike many investment fields, there is no meaningful distinction in the operation of the Fund between realized and unrealized profits. Most of the contracts traded by the Fund are highly liquid and can be closed out at any time.

     Except in unusual circumstances, factors -- regulatory approvals, cost of goods sold, employee relations and the like -- which often materially affect an operating business have virtually no impact on the Fund.

Liquidity and Capital Resources

     The amount of assets invested in the Fund generally does not affect its trading, as typically this amount is not a limiting factor on the positions acquired by JWH(R), and the Fund's expenses are primarily charged as a fixed percentage of its asset base, however large.

     The Fund sells no securities other than the Units. The Fund borrows only to a limited extent and only on a strictly short-term basis in order to finance losses on non-U.S. dollar denominated trading positions pending the conversion of the Fund's dollar deposits. These borrowings are at a prevailing short-term local rate in the relevant currency. See "Interest Income Arrangements--Interest Earned on the Fund's Non-Dollar Cash Assets" at page 30.

     Changes in interest rates could cause periods of strong up or down price trends, during which the Fund's profit potential generally increases. Inflation in commodity prices could also generate price movements which the programs might successfully follow.

     A majority of the Fund's assets are held in cash. Accordingly, except in very unusual circumstances, the Fund should be able to close out any or all of its open trading positions and liquidate any or all of its securities holdings quickly and at market prices. This should permit JWH(R) to limit losses as well as reduce market exposure on short notice should its programs indicate doing so. In addition, because there is a readily available market value for the Fund's positions and assets, the Fund's monthly Net Asset Value calculations are precise, and investors need only wait 10 business days to receive the full redemption proceeds of their Units.

                   Quantitative and Qualitative Disclosures
                         About the Fund's Market Risk

Introduction

     The Fund is a speculative commodity pool. The market-sensitive instruments held by it are acquired for speculative trading purposes, and all or substantially all of the Fund's assets are subject to the risk of trading loss. Unlike an operating company, the risk of market-sensitive instruments is integral, not incidental, to the Fund's main line of business.

     Market movements result in frequent changes in the fair market value of the Fund's open positions and, consequently, in its earnings and cash flow. The Fund's market risk is influenced by a wide variety of factors, including the level and volatility of interest rates, exchange rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Fund's open positions and the liquidity of the markets in which it trades.

     The Fund, under the direction of JWH(R), rapidly acquires and liquidates both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a possible future market scenario will affect performance, and the Fund's past performance is not necessarily indicative of its future results.

     Value at Risk is a measure of the maximum amount which the Fund could reasonably be expected to lose in a given market sector. However, the inherent uncertainty of the Fund's speculative trading and the recurrence in the markets traded by the Fund of market movements far exceeding expectations could result in actual trading or non-trading losses far beyond the indicated Value at Risk or the Fund's experience to date (i.e., "risk of ruin"). In light of the foregoing as well as the risks and uncertainties intrinsic to all future projections, the inclusion of the quantification in this section should not be considered to constitute any assurance or representation that the Fund's losses in any market sector will be limited to Value at Risk or by the Fund's attempts to manage its market risk.

Quantifying the Fund's Trading Value at Risk

Quantitative Forward-Looking Statements
---------------------------------------

     The following quantitative disclosures regarding the Fund's market risk exposures contain "forward-looking statements" within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of
1934). All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for statements of historical fact.

     The Fund's risk exposure in the various market sectors traded by JWH(R) is quantified below in terms of Value at Risk. Due to the Fund's mark-to-market accounting, any gain or loss in the fair value of the Fund's open positions is directly reflected in the Fund's earnings (realized or unrealized) and cash flow (at least in the case of exchange-traded contracts in which profits and losses on open positions are settled daily through variation margin).

     Exchange maintenance margin requirements have been used by the Fund as the measure of its Value at Risk. Maintenance margin requirements are set by exchanges to equal or exceed the maximum loss in the fair value of any given contract incurred in 95% to 99% of the one-day time periods included in the historical sample (approximately one year, generally) researched for purposes of establishing margin levels. The maintenance margin levels are established by dealers and exchanges using historical price studies as well as an assessment of current market volatility (including the implied volatility of the options on a given futures contract) and economic fundamentals to provide a probabilistic estimate of the maximum expected near-term one-day price fluctuation.

     In the case of market-sensitive instruments which are not exchange-traded (almost exclusively currencies in the case of the Fund), the margin requirements for the equivalent futures positions have been used as Value at Risk. In those rare cases in which a futures-equivalent margin is not available, dealers' margins have been used.

     100% positive correlation in the different positions held in each market risk category has been assumed. Consequently, the margin requirements applicable to the open contracts have been aggregated to determine each trading category's aggregate Value at Risk. The diversification effects (which would reduce the Value at Risk estimates) resulting from the fact that the Fund's positions are rarely, if ever, 100% positively correlated have not been reflected.

The Fund's Trading Value at Risk in Different Market Sectors

     The following table indicates the average, highest and lowest trading Value at Risk associated with the Fund's open positions by market category for fiscal years 2005, 2004 and 2003. During fiscal year 2005, the Fund's average capitalization was approximately $1,266,792,130. During fiscal year 2004, the Fund's average capitalization was approximately $957,699,076. During fiscal year 2003, the Fund's average capitalization was approximately $504,717,470. Value at Risk is measured as of calendar quarter-ends.

                                  Value at Risk: 2005
                                  -------------------

                            Average Value     % of Average
      Market Sector            at Risk       Capitalization
-----------------------     -------------     -------------

Interest Rates              $ 142,742,675         11.27%
Currencies                     50,967,050          4.02%
Stock Indices                   8,390,092          0.66%
Metals                          5,903,722          0.47%
Agricultural  Commodities       2,308,948          0.18%
Energy                         15,222,171          1.20%
                            -------------     -------------
Total                       $ 225,534,657         17.80%
                            =============     =============

                            Highest Value     Lowest Value
      Market Sector            at Risk           at Risk
-----------------------     -------------     -------------

Interest Rates              $ 181,601,445     $  62,044,637
Currencies                    127,242,192         8,912,271
Stock Indices                  14,588,445           977,681
Metals                         12,418,364         1,917,416
Agricultural Commodities        9,356,136           196,520
Energy                         33,067,577         2,237,290
                            -------------     -------------
Total                       $ 378,274,159     $  76,285,815
                            =============     =============


                                  Value at Risk: 2004
                                  -------------------

                            Average Value     % of Average
      Market Sector            at Risk       Capitalization
-----------------------     -------------     -------------

Interest Rates               $148,202,754         15.47%
Currencies                     50,175,719          5.24%
Stock Indices                   5,729,844          0.60%
Metals                         10,054,248          1.05%
Agricultural Commodities        2,660,376          0.28%
Energy                         10,778,367          1.13%
                            -------------     -------------
Total                        $227,601,308         23.77%
                            =============     =============

                            Highest Value     Lowest Value
      Market Sector            at Risk           at Risk
-----------------------     -------------     -------------

Interest Rates               $211,838,811      $69,568,572
Currencies                    117,645,627        4,141,229
Stock Indices                  21,513,263            8,107
Metals                         45,391,384        1,273,306
Agricultural Commodities        7,125,453          799,741
Energy                         17,030,111        6,021,891
                            -------------     -------------
Total                        $420,544,649      $81,812,846
                            =============     =============

                                  Value at Risk: 2003
                                  -------------------

                            Average Value     % of Average
      Market Sector            at Risk       Capitalization
-----------------------     -------------     -------------

Interest Rates                $57,504,236         11.39%
Currencies                     30,717,719          6.09%
Stock Indices                   2,187,059          0.43%
Metals                          4,119,003          0.82%
Agricultural Commodities        1,437,917          0.28%
Energy                          3,503,970          0.69%
                            -------------     -------------
Total                         $99,469,904         19.70%
                            =============     =============

                            Highest Value     Lowest Value
      Market Sector            at Risk           at Risk
-----------------------     -------------     -------------

Interest Rates               $104,712,809       $26,665,064
Currencies                     68,676,013         8,548,835
Stock Indices                   4,882,231            66,317
Metals                          8,159,832           420,291
Agricultural Commodities        3,890,147             7,506
Energy                          9,386,894           197,851
                            -------------     -------------
Total                        $199,707,926       $35,905,864
                            =============     =============


Material Limitations on Value at Risk as an Assessment of Market Risk

     The face value of the market sector instruments held by the Fund is typically many times the applicable maintenance margin requirement (maintenance margin requirements generally ranging between approximately 1% and 10% of contract face value) as well as many times the capitalization of the Fund. The magnitude of the Fund's open positions creates a "risk of ruin" not typically found in most other investment vehicles. Because of the size of its positions, certain market conditions -- unusual, but historically recurring from time to time -- could cause the Fund to incur severe losses over a short period of time. Even comparatively minor losses could cause MLAI to further deleverage or terminate the Fund's trading. The foregoing Value at Risk table -- as well as the past performance of the Fund -- gives no indication of this "risk of ruin."

Non-Trading Risk

Foreign Currency Balance;
-------------------------
Cash on Deposit with MLPF&S
---------------------------

     The Fund has non-trading market risk on its foreign cash balances not needed for margin. These balances (as well as the market risk they represent) are generally immaterial.

     The Fund also has non-trading market risk on the approximately 90-95% of its assets which are held in cash at MLPF&S. The value of this cash is not interest rate sensitive, but there is cash flow risk in that if interest rates decline so will the cash flow generated on these monies. This cash flow risk is generally immaterial.

Qualitative Disclosures Regarding Primary Trading Risk Exposures

     The following qualitative disclosures regarding the Fund's market risk exposures -- except for (i) those disclosures that are statements of historical fact and (ii) the descriptions of how the Fund manages its primary market risk exposures -- constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Fund's primary market risk exposures as well as the strategies used and to be used by MLAI and JWH(R) for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of the Fund's risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of the Fund. There can be no assurance that the Fund's current market exposure and/or risk management strategies will not change materially or that any such strategies will be effective in either the short- or long-term. Investors must be prepared to lose all or substantially all of the time value of their investment in the Fund.

     The following were the primary trading risk exposures of the Fund as of December 31, 2005, by market sector.

     Currencies. The Fund trades in a large number of currencies. However, the Fund's major exposures have typically been in the U.S. dollar/Japanese yen, U.S. dollar/Swiss franc, U.S. dollar/Euro and U.S. dollar/British pound positions. MLAI does not anticipate that the risk profile of the Fund's currency sector will change significantly in the future. The currency trading Value at Risk figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk of maintaining Value at Risk in a functional currency other than U.S. dollars.

     Interest Rates. Interest rate movements directly affect the price of derivative sovereign bond positions held by the Fund and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries, materially impact the Fund's profitability. The Fund's primary interest rate exposure is to interest rate fluctuations in the United States and the other G-7 countries. However, the Fund also takes positions in the government debt of smaller nations -- e.g., New Zealand and Australia.

     Stock Indices. The Fund's primary equity exposure is to G-7 equity index price movements. As of December 31, 2005, the Fund's primary exposures were in the S&P 200, Nikkei (Japan) and DAX (Germany) stock indices. MLAI anticipates little, if any, trading in non-G-7 stock indices. The Fund is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European and Asian indices.

     Energy. The Fund's primary energy market exposure is to natural gas and oil price movements, often resulting from political developments in the Middle East. Oil prices can be volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

     Metals. The Fund's primary metals market exposure is to fluctuations in the price of gold and silver. Although JWH(R) trades base metals such as aluminum, copper and tin, the principal market exposures of the Fund have consistently been in the precious metals, gold and silver. However, gold prices can be volatile, and JWH(R) has from time to time taken substantial positions as it has perceived market opportunities to develop. MLAI anticipates that gold and silver will remain the primary metals market exposure for the Fund.

     Agricultural Commodities. The Fund's primary agricultural commodities exposure is to agricultural price movements, which are often directly affected by severe or unexpected weather conditions. Sugar and coffee accounted for a large portion of the Fund's commodities exposure as of December 31, 2005. In the past, the Fund has had material market exposure to grains and live cattle and may do so again in the future. However, MLAI anticipates that JWH(R) will maintain an emphasis on soybeans, grains, coffee and sugar, in which the Fund has historically taken its largest positions.

Qualitative Disclosures Regarding Non-Trading Risk Exposure

     The following were the only non-trading risk exposures of the Fund as of December 31, 2005.

     Foreign Currency Balances. The Fund's primary foreign currency balances are in Japanese yen, Euros and British pounds.

     U.S. Dollar Cash Balance. The Fund holds U.S. dollars only in cash at MLPF&S. The Fund has immaterial cash flow interest rate risk on its cash on deposit with MLPF&S in that declining interest rates would cause the income from such cash to decline.

Qualitative Disclosures Regarding Means of Managing Risk Exposure

Trading Risk
------------

     MLAI Risk Management. MLAI has procedures in place intended to control market risk, although there can be no assurance that they will, in fact, succeed in doing so. While MLAI does not itself intervene in the markets to hedge or diversify the Fund's market exposure; MLAI may urge JWH(R) to reallocate positions in an attempt to avoid over-concentrations. However, such interventions are unusual. Except in cases in which it appears that JWH(R) has begun to deviate from past practice and trading policies or to be trading erratically, MLAI basic risk control procedures consist simply of the ongoing process of monitoring JWH(R) with the market risk controls being applied by JWH(R) itself.

     JWH(R) Risk Management. JWH(R) attempts to manage risk -- from confirmation of a trend to determining the optimal exposure in a given market, and to money management issues such as the startup or upgrade of investor accounts. JWH(R) double checks the accuracy of market data, and will not trade a market without multiple price sources for analytical input. In constructing a portfolio, JWH(R) seeks to manage overall risk as well as the risk of any one position, and JWH(R) trades only markets that have been identified as having positive performance characteristics. Trading discipline requires plans for the exit of a market as well as for entry. JWH(R) factors the point of exit into the decision to enter (stop loss). The size of JWH(R)'s positions in a particular market is based on a determination of how much risk it is willing to take relating to an anticipated return.

     To attempt to reduce the risk of volatility while maintaining the potential for excellent performance, proprietary research is conducted on an ongoing basis to refine the JWH(R) investment strategies. Research may suggest substitution of alternative investment methodologies with respect to particular contracts; this may occur, for example, when the testing of a new methodology has indicated that its use might have resulted in different historical performance. In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various contracts, the addition or deletion of particular contracts for a program, or a change in position size in relation to account equity. The weighting of capital committed to various markets in the investment programs is dynamic, and JWH(R) may vary the weighting at its discretion as market conditions, liquidity, position limit considerations and other factors warrant.

     JWH(R) may determine that risks arise when markets are illiquid or erratic, which may occur cyclically during holiday seasons, or on the basis of irregularly occurring market events. In such cases, JWH(R) at its sole discretion may override computer-generated signals and may at times use discretion in the application of its quantitative models, which may affect performance positively or negatively.

     Adjustments in position size in relation to account equity have been and continue to be an integral part of JWH(R)'s investment strategy. At its discretion, JWH(R) may adjust the size of a position in relation to equity in certain markets or entire programs. Such adjustments may be made at certain times for some programs but not for others. Factors which may affect the decision to adjust the size of a position in relation to account equity include ongoing research, program volatility, assessments of current market volatility and risk exposure, subjective judgment, and evaluation of these and other general market conditions.

Non-Trading Risk
----------------

     The Fund controls the non-trading exchange rate risk by regularly converting foreign currency balances back into U.S. dollars at least once per week, and more frequently if a particular foreign currency balance becomes unusually high.

     The Fund has cash flow interest rate risk on its cash on deposit with MLPF&S in that declining interest rates would cause the income from such cash to decline. However, a certain amount of cash or cash equivalents must be held by the Fund in order to facilitate margin payments and pay expenses and redemptions. MLAI does not take any steps to limit the cash flow risk on the cash held on deposit at MLPF&S.

                         Interest Income Arrangements

Custody of Assets

     All of the Fund's assets are currently held in customer accounts at Merrill Lynch.

Interest on Cash Assets

     The Fund earns income, as described below, on its "Cash Assets," which can be generally described as the cash actually held by the Fund, plus its "open trade equity" (unrealized gain and loss marked to market daily on open positions). Cash Assets are held primarily in U.S. dollars, and to a lesser extent in foreign currencies, and are comprised of the following: (a) the Fund's cash balances, plus open trade equity on United States futures; and (b) the Fund's cash balance in foreign currencies as a result of realized profits and losses derived from its trading in non-U.S. dollar denominated futures and options contracts, plus open trade equity on those exchanges which settle gains and losses on open positions in such contracts prior to closing out such positions.

Cash Assets do not include, and the Fund does not earn interest income on, the Fund's gains or losses on its open forward, commodity option and certain non-U.S. futures positions since such gains and losses are not collected or paid until such positions are closed out.

     The Fund's Cash Assets may be greater than, less than or equal to the Fund's Net Asset Value (on which the redemption value of the Units is based) primarily because Net Asset Value reflects all gains and losses on open positions as well as accrued but unpaid expenses.

     The interest income arrangements for the Fund's U.S. dollar Cash Assets differ from those applicable to its non-U.S. dollar Cash Assets. Interest income, once accrued to the Fund, may be used to support additional trading and, as such, is subject to the risk of trading losses.

Interest Earned on the Fund's U.S. Dollar Cash Assets

     The Fund's U.S. dollar Cash Assets are held by MLPF&S in customer segregated accounts and primarily invested in CFTC-eligible investments (including, without limitation, commercial paper, U.S. government and government agency securities, prime foreign government securities, corporate notes and money market funds). Cash Assets may also be maintained in "offset accounts" at major U.S. banks. Offset accounts are non-interest bearing demand deposit accounts maintained with banks unaffiliated with Merrill Lynch. MLPF&S may in the future elect to maintain accounts of this nature with one or more of its affiliates. Offset account deposits reduce Merrill Lynch's borrowing costs with such banks. An integral feature of the offset arrangements is that the participating banks specifically acknowledge that the offset accounts are for the benefit of MLPF&S's customers, not subject to any Merrill Lynch liability.

     MLPF&S credits the Fund, as of the end of each month, with interest at the effective daily 91-day Treasury bill rate on the Fund's average daily U.S. dollar Cash Assets during such month. MLPF&S generally earns a spread between the rate of return earned on the CFTC eligible investments and the 91-day Treasury bill rate paid to the Fund, but MLPF&S assumes all interest rate and default risk with respect to such investments. In addition, to the extent that the U.S. dollar Cash Assets are held in offset accounts, Merrill Lynch may receive an economic benefit which exceeds the 91-day Treasury bill rate paid by MLPF&S to the Fund. The banks at which the offset accounts are maintained make available to Merrill Lynch interest-free overnight credits, loans or overdrafts in the amount of the Fund's U.S. dollar Cash Assets held in the offset accounts, charging Merrill Lynch a small fee for this service. The foregoing benefits to Merrill Lynch are in addition to the Brokerage Commissions and Administrative Fees paid by the Fund to MLPF&S and MLAI, respectively.

Single Currency Margining

     Under the single currency margining program implemented for the Fund by MLPF&S, the Fund itself does not deposit foreign currencies to margin its trading in non-U.S. dollar denominated futures contracts and options. Instead, it deposits only U.S. dollars with MLPF&S to satisfy all its U.S. dollar and non-dollar margin and settlement obligations. With regard to non-dollar obligations, rather than converting the Fund's dollar deposits to foreign currencies each day as needed, MLPF&S lends to the Fund (from MLPF&S's own or borrowed funds) the foreign currencies required to meet the Fund's obligations. The Fund continues to earn the 91-day Treasury bill rate on the dollars which would otherwise have been converted daily into foreign currencies until actual foreign exchange conversions are done (generally on a weekly basis) in order to repay MLPF&S for its foreign currency loans.

Interest Earned on the Fund's Non-Dollar Cash Assets

     MLPF&S pays the Fund interest each day on the Fund's daily net foreign currency equity balance(s) (i.e., foreign currencies on deposit plus open trade equity passed through to MLPF&S by the applicable exchange or clearing house). Conversely, MLPF&S charges the Fund interest each day on the foreign currency loans made to the Fund by MLPF&S. On a currency by currency basis, interest is paid and charged to the Fund by MLPF&S at the same applicable benchmark rate (based upon prevailing local short-term interest rates). MLPF&S may from time to time retain a spread between the interest actually earned on the Fund's foreign currency deposits and the interest paid by MLPF&S on such deposits at the applicable benchmark rate.

     The single currency margining program referred to above does not eliminate the foreign currency balances that result from the Fund's trading of non-dollar denominated contracts or the foreign exchange risk associated with its non-dollar denominated obligations. However, the above-mentioned periodic foreign exchange conversions of non-dollar cash balances are designed to reduce the Fund's foreign exchange exposure.

     Merrill Lynch might decide, in its sole discretion, to stop providing foreign currency margin for the Fund. In that case, the Fund would incur the costs and exchange rate risk involved in providing foreign currency margin.

                                Net Asset Value

     The Net Asset Value of the Fund equals its assets less its liabilities, as determined in accordance with accounting principles generally accepted in the United States of America, including any unrealized profits and losses on its open positions. More specifically, the Net Asset Value of the Fund equals the sum of all cash, the liquidating value (or cost of liquidation, as the case may be) of all futures, forward and options on futures positions and the fair market value of all other assets of the Fund, less all liabilities of the Fund (including accrued liabilities, regardless of whether such liabilities -- for example, Profit Shares -- are ever paid), in each case as determined by MLAI generally in accordance with Generally Accepted Accounting Principles as applied in the United States of America.

                Analysis of Fees and Expenses Paid by the Fund

Fees and Expenses to Date

                           1/1/2005 -      1/1/2004 -      1/1/2003 -
                           ----------      ----------      ----------
                           12/31/2005      12/31/2004      12/31/2003
                           ----------      ----------      ----------

           Cost           Dollar Amount   Dollar Amount   Dollar Amount
           ----           -------------   -------------   -------------

Brokerage Commissions       $73,622,017     $57,501,150     $30,474,397

Administrative Fees           3,450,957       2,889,337       1,699,677

Ongoing Offering Costs          475,000         348,101       1,198,256
                            -----------     -----------     -----------
Total                       $77,547,974     $60,738,588     $33,372,330
                            ===========     ===========     ===========

     In addition to the above charges, the Fund and JWH(R) share in the profits of the joint venture based on equity provided that 20%, increased from 15% on October 1, 2000, of the joint venture's quarterly New Trading Profits are allocated to JWH(R). For the years ended December 31, 2005, 2004 and 2003, JWH(R) received Profit Shares of $0, $38,968,456, and $5,790,782, respectively, and earned interest of $6,312, $83,034, and $49,985 on such amounts, respectively.

Fees and Expenses Paid by the Fund

     The dollar amounts indicated in parentheses represent the amount of the relevant flat-rate charge assuming an average Fund capitalization of $1,100,000,000.

       Paid To                 Type                           Amount
       -------                 ----                           ------

MLPF&S                 Brokerage Commissions       Monthly Brokerage
                                                   Commissions of 0.479 of 1%
                                                   of the Fund/ JWH(R) joint
                                                   venture's month-end assets
                                                   (a 5.75% annual rate;
                                                   $63,250,000). Prior to
                                                   October 1, 2000, the rate
                                                   was 0.646 of 1% per month
                                                   (a 7.75% annual rate).

                                                   During 2005, 2004 and 2003,
                                                   the round-turn (each
                                                   purchase and sale or sale
                                                   and purchase of a single
                                                   futures contract)
                                                   equivalent of the Fund's
                                                   flat-rate Brokerage
                                                   Commissions was
                                                   approximately $154, $110
                                                   and $117, respectively.

MLPF&S                 Use of Fund assets          MLPF&S may derive certain
                                                   economic benefit from the
                                                   deposit of certain of the
                                                   Fund's U.S. dollar
                                                   Available Assets in offset
                                                   accounts.

MLAI                   Administrative Fees         A monthly Administrative
                                                   Fee of .021 of 1% of the
                                                   Fund/ JWH(R) joint
                                                   venture's month-end assets
                                                   (a 0.25% annual rate;
                                                   $2,750,000) is paid to
                                                   MLAI, which pays all
                                                   routine administrative
                                                   expenses of the joint
                                                   venture, other than the
                                                   Fund's ongoing offering
                                                   costs and the actual cost
                                                   of the State of New Jersey
                                                   annual filing fee. This
                                                   filing fee is assessed on
                                                   a per limited partner
                                                   basis with a maximum
                                                   charge of $250,000 per
                                                   year.

       Paid To                 Type                           Amount
       -------                 ----                           ------

MLIB (or an            Bid-ask spreads             Bid-ask spreads on forward
affiliate); Other                                  and related trades.
Counterparties

JWH(R)                 Profit Share                20%, increased from 15% on
                                                   October 1, 2000, of any
                                                   New Trading Profits (as
                                                   the Fund owns
                                                   substantially all of the
                                                   Fund/ JWH(R) joint
                                                   venture, such special
                                                   allocation effectively is
                                                   made out of Trading
                                                   Profits which the Fund
                                                   would otherwise have
                                                   received).

                                                   As Profit Shares are
                                                   calculated on the basis of
                                                   quarter-end highs in
                                                   cumulative Trading Profit,
                                                   substantial Profit Shares
                                                   may (irrespective of the
                                                   fact that Units are
                                                   purchased at different
                                                   times and prices, and may
                                                   have materially different
                                                   investment experiences
                                                   during a year) be accrued
                                                   during a calendar year
                                                   even though the joint
                                                   venture has an overall
                                                   loss for such year.

JWH(R)                 Consulting Fees             MLPF&S pays JWH(R) annual
                                                   Consulting Fees of 2%,
                                                   reduced from 4% on October
                                                   1, 2000, of the Fund's
                                                   average month-end assets,
                                                   after reduction for a
                                                   portion of the Brokerage
                                                   Commissions.

MLPF&S, Others         Extraordinary Expenses      Actual costs incurred; none
                                                   paid to date.

MLAI                   Ongoing offering costs      Actual costs incurred
                       reimbursement               subject to a ceiling of
                                                   0.25 of 1% of the Fund's
                                                   average month-end assets in
                                                   any fiscal year.

Brokerage Commissions; Administrative Fees

     Month-end assets are not reduced for purposes of calculating Brokerage Commissions or Administrative Fees by any accrued but unpaid Profit Shares, or by the accrued Brokerage Commissions and Administrative Fees then being calculated.

     As of October 1, 2000, Brokerage Commissions were reduced from 7.75% to a 5.75% annual rate in conjunction with the lowering of the Consulting Fees paid by MLPF&S to JWH(R) from 4% to 2% annually and the raising of JWH(R)'s quarterly Profit Share from 15% to 20%.

     During 2005, 2004 and 2003, the Fund's percentage-of-assets Brokerage Commissions were the equivalent of about $154, $110 and $117, respectively, per round-turn trade. A round-turn trade includes the purchase and sale or sale and purchase of a single futures contract. However, these Brokerage Commissions are an all-inclusive "wrap fee" which, together with the Administrative Fee, cover all of the Fund's costs and expenses other than extraordinary expenses, ongoing offering costs, bid-ask spreads and certain trading fees. The Fund could negotiate lower rates from firms other than MLPF&S.

     The Fund's Brokerage Commissions and Administrative Fees constitute a "wrap fee," which covers all of Merrill Lynch's costs and expenses, other than bid-ask spreads and certain trading fees, not just the cost of brokerage executions.

     The Brokerage Commissions and Administrative Fees may not be increased above the current 6% level without the unanimous consent of all limited partners.

Currency Trading Costs

     Many of the Fund's currency trades are executed in the spot and forward foreign exchange markets (the "FX Markets") where there are no direct execution costs. Instead, the participants, banks and dealers in the FX Markets, including Merrill Lynch International Bank ("MLIB") (or an affiliate), take a "spread" between the prices at which they are prepared to buy and sell a particular currency, and such spreads are built into the pricing of the spot or forward contracts with the Fund. Some of the Fund's foreign currency trades are executed through MLIB, an affiliate of MLAI, or through an affiliate of MLIB.

     In its exchange for physical ("EFP") trading, the Fund acquires cash currency positions through banks and dealers, including Merrill Lynch. The Fund pays a spread when it exchanges these positions for futures. This spread reflects, in part, the different settlement dates of the cash and the futures contracts, as well as prevailing interest rates, but also includes a pricing spread in favor of the banks and dealers, which may include a Merrill Lynch entity.

Profit Shares Allocated to JWH(R)

Method of Calculating
---------------------

     JWH(R) receives an allocation of 20% of any New Trading Profit as of the end of each calendar quarter. New Trading Profit is any cumulative Trading Profit in excess of the highest level -- the "High Water Mark" -- of cumulative Trading Profit as of any previous calendar quarter-end.

     Trading Profit (i) includes realized and unrealized profits and losses,
(ii) excludes interest income and (iii) is reduced by a portion (1/12th of 3% of the Fund's assets per month) of the annual Brokerage Commissions and Administrative Fees, not the entire 6%, of month-end assets and by no other costs.

     Accrued Profit Shares on redeemed Units are allocated to JWH(R). Any shortfall between cumulative Trading Profit and the High Water Mark is proportionately reduced when Units are redeemed.

     Trading Profit is not reduced by redemption charges.

     For example, assume that as of January 1, 2006, the Fund is at a High Water Mark. If, at the end of the month, Trading Profit equaled $500,000, all of such Trading Profit would be New Trading Profit, resulting in an accrued $100,000 Profit Share. Assume also that by the end of the next month, losses and the 3% portion of the Brokerage Commissions and Administrative Fees have reduced the initial $500,000 Trading Profit to a loss of $(180,000). If the Fund then withdrew 50% of its assets, this $(180,000) loss carryforward would be reduced by 50% to ($90,000) for Profit Share calculation purposes. If during the following month Trading Profit equaled $200,000, New Trading Profit of $110,000 would be accrued as of the end of such quarter, and JWH(R) would be entitled to a Profit Share of $22,000.

Paid Equally by All Units
-------------------------

     New Trading Profit may exist even though the Net Asset Value per Unit has declined below the purchase price of certain Units. Conversely, if new Units are purchased at a Net Asset Value reduced by an accrued Profit Share which is subsequently reversed, the reversal is allocated equally among all Units, although the accrual itself was attributable only to the previously outstanding Units.

Extraordinary Expenses

     The Fund will be required to pay any extraordinary expenses, such as taxes, incurred in its operation. The Fund has had no such expenses to date. Extraordinary expenses, if any, would not reduce Trading Profits for purposes of calculating the Profit Shares.

Ongoing Offering Costs

     The Fund's Agreement of Limited Partnership provides that the Fund will pay its ongoing offering costs; provided that (i) such installments will not in the aggregate exceed the ongoing offering costs actually incurred, and (ii) MLAI will absorb all such costs to the extent that they exceed 0.25 of 1% of the Fund's average month-end assets during any fiscal year.

Miscellaneous Costs

     Although MLAI, which receives the Administrative Fee, pays all administrative expenses incurred by the Fund, the Fund incurs certain miscellaneous costs in connection with its currency trading (and commercial paper investments, when applicable). These costs are not separately itemized (although they are reflected in the net figures) above, but are estimated at 0.25% annually in the "breakeven table" on page 5.

                                --------------

Fees and Expenses Paid by Merrill Lynch

Selling Commissions; Ongoing Compensation

     MLAI pays all selling commissions due to MLPF&S on initial Unit sales, as well as all ongoing compensation on Units outstanding for more than twelve months. See "Selling Commissions" at page 62.

JWH(R)'s Consulting Fees

     MLPF&S pays monthly Consulting Fees to JWH(R) at a rate of 0.167% (a 2% annual rate; $22 million assuming a Fund average capital of $1,100,000,000, as adjusted) of the month-end assets of the Fund, after reduction by a portion of the Brokerage Commissions and Administrative Fees charged, but before reduction for any Profit Share or other costs. The Consulting Fees are not affected by JWH(R)'s adjustments to the Fund's trading position size in relation to account equity.

     During 2005, 2004 and 2003, MLPF&S paid Consulting Fees of $25,527,634, $19,928,109, and $10,568,435, respectively, to JWH(R). Prior to October 1, 2000, MLPF&S paid JWH(R) Consulting Fees at a 4% rather than a 2% annual rate.

                                ---------------

Redemption Charges

     A redemption charge of 3% of the redemption date Net Asset Value per Unit is imposed on Units redeemed on or before the end of the first 12 months after sale. This redemption charge is deducted from investors' redemption proceeds and paid to MLAI.

                       Managed Futures Funds in General

     The Fund is one of many varieties of managed futures funds. All of these investments offer, in varying degrees, the possibility of achieving substantial capital appreciation as well as diversifying a portion of a traditional portfolio. The purpose of this section is to give prospective investors a general overview of where in the spectrum of managed futures funds the Fund is positioned, and to indicate the general types of other managed futures funds available for investment.

Managed Futures Funds

     A futures fund is a professionally managed portfolio typically trading in a wide range of markets. These markets may include global currencies, interest rates, energy, metals and agriculture through futures, forwards and options contracts. Futures funds trade either or both the short or long side of the market, often on a 24-hour basis, and are generally higher risk and have more volatile performance than many other investments. Professional management can be an important advantage in this highly complex and specialized investment area and offers a unique return pattern when compared to traditional long-only equity or fixed income investments.

     Not all managed futures funds are the same. Like other investment products, futures funds are designed with a variety of risk/reward parameters. The variety of available funds matches a wide range of individual investment objectives.

The Different Types of Managed Futures Funds

     Risk/reward parameters of a managed futures fund may be modified by adjusting the number of trading advisors, trading strategies and/or markets traded. Increasing diversification in one or more of these categories is generally expected to produce lower but more consistent returns.

     Certain managed futures funds are more aggressive than others. For example, single advisor, single strategy funds are typically expected to have higher profit potential as well as risk because of their dependence upon just one advisor's performance and, in many cases, a limited number of markets traded. Their returns often fluctuate significantly from month to month.

     Volatility can be reduced by a multi-advisor approach. Multi-advisor funds typically have lower returns, but also lower risk and volatility than single-advisor managed futures funds (although more than many other investments). The Fund is a single-advisor, multi-strategy, not a multi-advisor, investment.

     Investors can also choose "principal protected" funds which guarantee at least the return of their initial investment at a future date. If the fund is profitable, investors receive the benefits. If there are losses, investors who remain in the Fund until the guarantee date are nevertheless assured of the return of at least their initial subscription, limiting losses to the time value of their capital. The Fund has no "principal protection" feature, and investors could lose all or substantially all of their investment.

Managed Futures and the Asset Allocation Process

     Traditional portfolios invested in stocks, bonds and cash equivalents can be diversified by allocating a portion of their assets to non-traditional investments such as managed futures. Because of its potential non-correlation with the performance of stocks and bonds, the non-traditional component can help to improve long-term returns and reduce portfolio volatility. (In its performance to date, during certain periods, the Fund has demonstrated a certain degree of positive correlation to the S&P 500 Stock Index.) Each investment responds differently to different economic cycles and market conditions. An investment's profit potential, risk and the relationship to the rest of the portfolio are the primary objectives of asset allocation.

     "Non-traditional" or "alternative" are terms commonly used to describe strategies whose profitability is not based exclusively on long positions in stocks and bonds, but rather on trading approaches whose success should be largely independent of overall debt and equity market movements.

The Potential Benefits of Incorporating Managed Futures into a Portfolio

     Managed futures investments have often performed differently from stocks and bonds. This historical non-correlated performance suggests that such investments can help diversify a portfolio. Diversification is one of the primary potential benefits of investing in managed futures.

                                    * * * *

     You should carefully evaluate managed futures, weighing their return and diversification potential against the risks, before you invest. These are speculative investments and are not appropriate for everyone. There can be no assurance that these investments will be profitable. However, if profitable, managed futures can provide valuable portfolio diversification and capital appreciation. Your Financial Advisor can help you decide whether the Fund has a place in your portfolio.

                              The Role of Managed
                           Futures in Your Portfolio

     This section outlines certain points to consider in deciding whether to diversify a limited portion of your holdings into managed futures. There is no assurance that an investment in the Fund will achieve any of its intended objectives.

The Fund in Your Portfolio

     The Fund is a speculative investment, and Limited Partners may lose all or substantially all of their investment in the Units. If the Fund is not successful, it cannot serve as a beneficial component of any asset allocation strategy. However, the Fund does have the potential to be (i) non-correlated with the debt and equity markets and (ii) profitable. If the Fund is both, and only if it is both, a suitably limited investment in the Units can be a beneficial component in an investor's overall portfolio.

     An investment in the Fund permits an investor to participate in the commodities and financial futures markets. By allocating a portion of the risk segment of a traditional portfolio of stocks and bonds to the Fund, an investor has the potential, if the Fund is successful, to enhance the prospects for superior performance of the overall portfolio as well as to reduce the volatility of the portfolio over time. The following graph demonstrates the potential effects of adding managed futures to a traditional stock and bond portfolio. The graph assumes a constant 60/40 ratio of stocks to bonds as futures (represented by an investment in the Fund) are gradually introduced in the portfolio. Adding futures has the potential to increase the portfolio's overall returns while decreasing the standard deviation of returns (one measure of risk). Once the managed futures portion exceeds approximately 28% of the investment portfolio, standard deviation increases without substantial increase in returns. The following chart is provided for illustrative purposes only. Prospective investors should note that for returns to continually increase, managed futures must out-perform stocks or bonds. This is not a recommendation that anyone invest more than 10% of his or her readily marketable assets in the Fund, which is the maximum allocation recommended. An investor may lose all of his or her investment in futures.

The risk of an account such as the Fund incurring sudden, major losses is not reflected in the following chart, which is based on statistical averages over time.

Efficient Frontier

[60% S&P 500/40% MLDMBI with 2% ML/JWH SAF Increments
                     Data July 1996 through February 2006]

[Graphic Efficient Frontier]

     Standard Deviation measures the variability of a probability distribution and is widely used as a measure of risk. Figures are annualized using the monthly rates of return on a compounded basis since July 1996.

     Max. Draw Down stands for the maximum drawdown of a portfolio, which is defined as the % decline in a portfolio's month-end value as compared to the highest previous month-end value of the same portfolio.

     The NFA requires the following hypothetical disclaimer: HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS FREQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM. ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE PROGRAMS WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

Asset Allocation Strategies

     World political and economic events often have a dramatic influence on the markets. Stable, consistent asset growth can be difficult to achieve in today's market environment. At the same time, the increasing globalization of the world's economy offers significant new profit and diversification opportunities.

     Successful portfolios must have the ability to adapt to changing market conditions resulting from a wide range of social, political and economic factors. By committing assets to investments which would not otherwise be represented in a portfolio, a well-diversified asset allocation strategy can enhance this ability and offer a flexible approach to building and protecting wealth.

                Low Historical Correlation to Other Investments

-------------------------- ----------------------------------
                                Correlation to the Fund
                           (July 1996 through February 2006)
-------------------------- ----------------------------------
S&P 500                                 (0.17)
-------------------------- ----------------------------------
ML Bond Index                            0.29
-------------------------- ----------------------------------
  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FOLLOWING EXPLANATION IS AN INTEGRAL PART OF
                      THE ABOVE CHART.

     An asset allocation strategy diversifies a portfolio into a variety of different components, including non-traditional investments such as managed futures. Managed futures investments do not assure diversification; they may perform similarly to stocks and bonds during certain periods. However, managed futures has the potential to produce returns generally non-correlated to the stock and bond markets. Each investment responds differently to different economic cycles and shifts in the financial markets, and each makes different contributions to overall performance.

     A wide range of non-traditional, alternative investments are available -- venture capital, hedge funds, natural resources, real estate, private lending and managed futures are only a few of the options. Many of these investments are expected to produce results generally non-correlated to the debt and equity markets. However, managed futures investments, while significantly less liquid than most stocks and bonds, are generally more liquid than many alternative investments, and estimated net asset values are generally available on a daily basis.

     A successful managed futures investment may increase portfolio returns while reducing risk. The Fund can be volatile, and there can be no assurance that an investment in the Units will either increase returns or reduce portfolio risk.

Global Markets

     In recent years, the futures markets have expanded to include a wide range of instruments representing major sectors of the world's economy. The expansion of trading on major exchanges in Chicago, Frankfurt, London, New York, Paris, Singapore, Sydney and Tokyo gives investors access to international markets and global diversification. Futures managers can move capital quickly across markets, in contrast to the traditional portfolio's dependence on a single nation's economy and currency.

     The internationalization of the markets has greatly expanded the opportunities for both profit and diversification. Rapid geographical expansion and the introduction of an array of innovative products have created new opportunities but also made trading much more complex. Managed futures funds provide an opportunity to participate in global markets under the direction of professional advisors.

Futures Volume by Market Sector


                      1980

        Agriculture                    64.20%
        Currencies                      4.60%
        Interest Rates                 13.50%
        Energy                          0.30%
        Metals                         16.30%
        Other                           1.10%
        Total Volume: 92 million contracts

                       2005

        Agricultural Commodities        3.00%
        Foreign Currency/Index          2.00%
        Interest Rates                 28.00%
        Energy Products                 3.00%
        Precious Metals                 1.00%
        Non-Precious Metals             1.00%
        Individual Equities            25.00%
        Equity Indices                 37.00%
        Other                           0.00%
        Total Volume: 9.39 Billion Contracts

     The futures volume figures and market sector distributions presented above include both speculative and hedging transactions, as well as options on futures. Source: Futures Industry Association. A significant portion of currency trading is done in the forward rather than in the futures markets, and, accordingly, is not reflected in the foregoing chart.

Substantial Investor Participation

     In 1980, client assets in the managed futures industry were estimated at approximately $300 million. As of the end of 2005, the estimate had grown to approximately $130.9 billion.

[Graph Growth in Managed Futured Industry]

     The assets categorized above as invested in managed futures are invested in a wide range of different products, including single-advisor and multi-advisor funds, "funds of funds," "principal protection" pools (in which only a fraction of the assets invested are committed to trading) and individual managed accounts.

Non-Correlation -- A Potentially Important Component of Risk Reduction

Managed futures investments have often performed differently than stocks and bonds. In addition, different types of alternative investments are frequently non-correlated with each other. This creates the potential to assemble a combination of alternative investments able to profit in different economic cycles and international markets, while reducing the portfolio concentration of traditional long equity and debt holdings. (Non-correlation is not negative correlation; managed futures' performance is not expected to be generally opposite, but rather unrelated, to stocks and bonds.)

The following chart compares the Fund's performance since July 15, 1996 with the S&P 500 Stock Index (assuming the reinvestment of all dividends), the ML Domestic Bond Index (including all interest paid), the MAR (Managed Account Reports, a managed futures industry trade publication) Public Funds Index and 91-day Treasury bills (including all interest paid). The chart begins with 1,000 as the arbitrary starting point for all five graphics and tracks the monthly rates of return for each. The periods during which the graph of the Fund's performance diverges from that of an index indicates, when compared to the periods during which their respective performance graphs are similar, the extent of the non-correlation between them. Past performance, including past non-correlation patterns, is not necessarily indicative of future results.

           Comparison of ML JWH Strategic Allocation Fund L.P. and
                   Certain General Securities Market Indices
                       July 15, 1996 - January 31, 2006


[GRAPHIC Comparison]

     The graph reflects the percentage changes in Net Asset Value per Unit and in the indices. For comparative purposes, the performance of the indices have been presented from a "normalized" starting point of 1,000 as of July 15, 1996.

     Past results are not necessarily indicative of future performance. The comparison of the Fund, an actively managed investment, to passive indices of general securities returns has certain inherent material limitations.

          The S&P 500 Stock Index is a capitalization-weighted index of the common stocks of publicly-traded United States issuers. The ML Domestic Master Bond Index is a total-return index comprised of 4,508 investment-grade corporate bonds, Treasuries and mortgage issues; average maturity 7.064 years (calculated on a market-weighted basis as of February 28, 2006).

          The CISDM Public CPO Equal Weighted Index reflects the average performance of all public Commodity Pool Operators (CPOs) reporting to the CISDM Hedge Fund/CTA Database. CPOs are firms responsible for investing commodity pools' assets in commodity-futures and options positions. In order to be included in the CPO Public Equal Weighted Index universe, a fund or pool must have at least $500,000 under management and at least a 12-month track record. The index goes back historically to January 2001.

          Graphic comparisons of securities indices and the Fund may not adequately reflect the differences between the securities and futures market or between passive and managed investments.

                               ----------------

     Prudence demands that you carefully evaluate managed futures, weighing its profit and diversification potential against its significant risks. A managed futures investment is not appropriate for all investors, and no one should invest more than a limited portion of the risk segment of his or her portfolio in managed futures. However, for the investor who finds the risks acceptable, managed futures has the potential to provide profits as well as portfolio diversification.

                            JWH(R) Trading Programs

The Programs

     The following are brief summaries of the active JWH(R) programs. Not all of them are currently used by JWH(R) in trading for the Fund, but any of them may be.

     All of the programs have been designed using the same basic principles, and all rely on computerized, technical trading systems. However, they employ computerized statistical models to analyze price movements applying various different quantitative criteria in attempting to identify price trends and reversals. They also trade in different (but frequently overlapping) market sectors, as indicated in their respective descriptions.

     JWH(R) programs are either two-phase, where long or short positions are held at all times; three-phase, which has long, short or neutral positions in markets traded; or five-phase, which has very long, long, neutral, short or very short positions.

     In general, JWH(R) programs have historically had a low statistical correlation to the S&P 500 and other equity and fixed income markets.

     From the inception of trading of the JWH(R) programs, the greatest cumulative percentage decline in net asset value experienced in any single program was nearly 60% on a month-to-month composite basis, and certain individual accounts included in such program experienced even greater declines. Measured on a day-to-day composite basis, the drawdown exceeded the monthly level. Certain JWH(R) accounts have lost 10% or more in a single trading day. Prospective investors should understand that similar or greater drawdowns are possible in the future. There can be no assurance that JWH(R) will trade profitably for the Fund or avoid sudden and severe losses.

                                    Assets Managed
Financial and Metals Portfolio    February 28, 2006*
------------------------------    ------------------

Program Composition:                 $265,291,641
     Interest Rates
     Global Stock Indices
     Foreign Exchange
     Precious Metals

*The dollar amount represented above is estimated.

     The Financial and Metals Portfolio seeks to identify and capitalize on intermediate-term price movements in global financial and precious metals markets. If a trend is identified, the program attempts to take a position; in non-trending market environments, the program may remain neutral or liquidate open positions.

     The program began trading client capital in October 1984. Beginning in August 1992, the position size in relation to account equity in this program was reduced approximately 50%. The quantitative model underlying the program was not changed.

                                    Assets Managed
Global Diversified Portfolio      February 28, 2006*
----------------------------      ------------------

Program Composition:                 $17,550,160
     Interest Rates
     Global Stock Indices
     Foreign Exchange
     Fiber
     Energy
     Softs
     Grains
     Precious and Base Metals

*The dollar amount represented above is estimated.

     The Global Diversified Portfolio seeks to capitalize on long-term price movements in a broad spectrum of financial and non-financial markets. The program does not maintain continuous positions and may take a neutral stance if a long-term trend fails to develop or during periods of non-trending markets. The program began trading client capital in June 1988.

    International Foreign              Assets Managed
       Exchange Program              February 28, 2006*
--------------------------------     ------------------

Program Composition:                    $203,704,771
     Foreign Exchange

*The dollar amount represented above is estimated.

     The International Foreign Exchange Program seeks to identify and capitalize on intermediate term price movements in a broad range of both major and minor currencies on the interbank market. The International Foreign Exchange Program attempts to take a position if a trend is identified, and takes a neutral stance if long-term trends fail to continue or during periods of non-trending markets.

     Positions are taken as outrights against the U.S. dollar, or as cross rates, which eliminates dependence on the dollar. The program began trading client capital in August 1986.

                            Assets Managed
G-7 Currency Portfolio    February 28, 2006*
----------------------    ------------------

Program Composition:          $1,443,206
     Foreign Exchange

*The dollar amount represented above is estimated.

     The G-7 Currency Portfolio seeks to identify and capitalize on intermediate-term price movements in the highly liquid currencies of major industrialized nations. The program attempts to take a position if a trend is identified, and takes a neutral stance during periods of non-trending markets.

     With the advent of the European Union single currency of 11 countries, the currency exposures formerly traded for Germany, France and Italy are now executed in the euro. Beginning in May 1998, the position size in relation to account equity in this program was increased approximately 50%. The quantitative model underlying the program was not changed. The program began trading client capital in February 1991.

     Positions are held both as outrights -- positions taken in foreign currencies versus the U.S. Dollar -- and as cross rates -- foreign currencies traded against each other.

                                    Assets Managed
JWH GlobalAnalytics(R)(TM)        February 28, 2006*
--------------------------        ------------------

Program Composition:                 $228,478,393
     Interest Rates
     Global Stock Indices
     Foreign Exchange
     Energy
     Softs
     Grains
     Fiber
     Precious and Base Metals

*The dollar amount represented above is estimated.

     Introduced in June 1997, JWH GlobalAnalytics(R)(TM) is the result of extensive research and testing by the firm. Unlike other JWH programs, which invest in intermediate and long-term price movements, JWH
GlobalAnalytics(R)(TM) invests in both long term and short term price movements. GlobalAnalytics(R)(TM) uses the five phase investment style.

                                 Assets Managed
  Dollar Program               February 28, 2006*
--------------------------     ------------------

Program Composition:              $209,625,016
     Foreign Exchange

*Assets under management for Dollar Program reflect Exclusive Fund Account assets which are also included in the Strategic Allocation Program. The dollar amount represented above is estimated.

     The Dollar Program seeks to identify and capitalize on intermediate term price movements in the foreign exchange sector, trading major currencies against the U.S. dollar (outright trading). The program may employ a neutral stance during periods of non-trending markets.

     Because this program invests in a limited number of contracts, it may experience greater volatility than other JWH(R) foreign exchange programs. The program began trading client capital in July 1996. Beginning July, 2001, the position size in relation to account equity was increased approximately 25%.

                              Assets Managed
Worldwide Bond Program      February 28, 2006*
----------------------      ------------------

Program Composition:           $302,459,019
     Interest Rates

*Assets under management for Worldwide Bond Program reflect Exclusive Fund Account assets which are also included in the Strategic Allocation Program. Assets under management for the Worldwide Bond Program also reflect a client account trading pursuant to this program. The dollar amount represented above is estimated.

     The Worldwide Bond Program seeks to capitalize on intermediate term trends by investing in the long-term portion of global interest rate markets. The program may take a neutral stance during periods of non-trending markets.

     Although the Worldwide Bond Program concentrates in one sector, diversification is achieved by trading the interest-rate markets of major industrialized countries. Due to the limited number of markets traded, this program may be less diversified than other JWH(R) programs. Beginning in March 2000, the position size in relation to account equity was increased by approximately 25%, and increased an additional 20% commencing in June 2000. The two changes represent an overall position size increase of 50% since March 2000.

The quantitative model underlying the program was not changed. The program began trading client capital in July 1996.

                                   Assets Managed
Original Investment Program      February 28, 2006
---------------------------      -----------------

Program Composition:                    N/A
     Interest Rates
     Global Stock Indices
     Foreign Exchange
     Fiber
     Energy
     Softs
     Grains
     Meats
     Precious and Base Metals

     The Fund does not have any assets allocated to this Program since February 1, 2006. The Original Investment Program ceased accepting client capital as of February 1, 2006. JWH(R) will continue to trade this Program on a proprietary basis and does not intend to make future allocations to this Program on behalf of the Fund. The Original Investment Program sought to capitalize on long-term trends in a broad spectrum of worldwide financial and non-financial futures markets. The program always maintains a position -- long or short -- in every market traded.

     In 1992, a broad research effort was initiated to enhance the risk-reward ratios of the Original Investment Program, without changing its fundamental trading approach. The quantitative model underlying the program was not changed. The program began trading client capital in October 1982. Beginning in October 1995, the position size in relation to account equity was reduced approximately 25% and commencing April 19, 2005, the position size in relation to account equity was reduced approximately 50%.

  Global Financial                  Assets Managed
and Energy Portfolio              February 28, 2006*
--------------------              ------------------

Program Composition:                  $29,462,380
     Interest Rates
     Global Stock Indices
     Foreign Exchange
     Energy
     Precious and Base Metals

*The dollar amount represented above is estimated.

     The Fund does not have any assets allocated to this Program since February 16, 2006. The Global Financial and Energy Portfolio ceased accepting new client capital as of February 16, 2006 and JWH(R) does not intend to make future allocations to this Program on behalf of the Fund. The Global Financial and Energy Portfolio sought to identify and capitalize on long-term price movements in a small group of energy, metals, and financial markets. The program always maintains a position -- long or short -- in every market traded. Beginning in April 1995, the position size in relation to account equity in this program was reduced approximately 50%. In 1997, the sector allocation for the program was expanded to include metals. The quantitative model underlying the program was not changed. The program began trading client capital in June 1994.

Currency Strategic Allocation Program

     The Currency Strategic Allocation Program accesses JWH(R)'s currency programs as well as the models for individual foreign exchange markets within JWH(R)'s non-currency programs to trade a broadly diversified portfolio of world currencies. Any and all of JWH(R)'s three currency only programs (described above) or trading models for currencies used in its four other investment programs may be employed or combined in this program. Its objective is capital appreciation with reduction of the volatility and risk of loss typically associated with investment in one JWH(R) currency-only investment program. Allocations among programs and the selection of models are made at the discretion of the Investment Policy Committee in a manner similar to that applied to the Strategic Allocation Program. However, the timing and methods used for allocations in this program may not correspond to allocation changes in the Strategic Allocation Program. Maximum exposure to any one currency market will be 30%; discretionary adjustments to position size in relation to account equity can range from 50% to 200% of standard trading levels set annually by the Investment Policy Committee. The program began trading client capital in November, 2002. As of February 28, 2006, this program managed $22,110,817 in assets.

Strategic Allocation Program

     Pursuant to its Strategic Allocation Program, JWH(R) can make various discretionary trading adjustments for the accounts of those funds employing that program, including ongoing allocations and reallocations of fund assets among the investment programs and periodic position size in relation to account equity adjustments.

     The factors JWH(R) may consider when allocating assets to an investment program for the Strategic Allocation Program include, but are not limited to: recent and anticipated market conditions, markets traded, anticipated potential rate of return, program correlations, market sector opportunities, performance (absolute, comparative and historical), risk/reward ratios, and continuing program and portfolio research considerations.

[Flow Chart - Strategic Allocation Program Construction]


JWH(R) Program Selection

     JWH(R)'s seven distinct individual programs and one multi-program composite are all available to the JWH Strategic Allocation Program (JWH(R) operates two multi-program composites). As of February 16, 2006, five programs -- listed above at page 2-- were being used for the Fund. As of February 28, 2006 this program managed approximately $1.49 billion (estimated) in assets.

     The Strategic Allocation Program is not a systematic or even a formalized strategy for selecting combinations of JWH(R) programs. On the contrary, program selections and the size of the allocations among them are made entirely by the subjective, collective judgment of certain JWH(R) principals. From time to time, these principals consider a wide range of different factors in deciding which programs to use for the Fund. There is no way to predict which programs will be used or what allocation of the Fund's assets will be made among the various programs chosen at any given time or over time. It is also not possible to predict which factors the JWH(R) principals may consider in selecting any individual program or program combination.

     There is no maximum allocation that may be made to any particular trading program, but JWH(R) does not expect any allocation to exceed 25% of the Fund's total trading level. Position size in relation to account equity can range from 50% to 150% of standard trading levels.

Position Size in Relation to Account Equity Considerations

     The larger the Fund's market commitment (generally equivalent to the face amount of the positions held) in relation to its assets, the higher the position size in relation to account equity at which the Fund is said to be trading. In general, the larger the Fund's market commitment, the greater the profit potential as well as risk of loss. JWH(R) adjusts the Fund's market commitment to levels which JWH(R) believes are consistent with the Fund's desired internal risk/reward profile. For example, in volatile markets, JWH(R) might decide -- in order to reduce market exposure and, accordingly, the risk of loss, but with a corresponding decrease in profit potential -- that the positions ordinarily appropriate for a $50 million Fund allocation are all a $75 million allocation should acquire. On the other hand, market factors might cause JWH(R) to decide -- in order to increase market exposure and, accordingly, profit potential as well as risk of loss -- that the positions ordinarily indicated for a $75 million allocation are appropriate for a Fund allocation of only $50 million.

     At certain times JWH(R) may conclude that the Fund's portfolio offers more risk than reward. If so, JWH(R) may reduce the Fund's market commitment, both taking profits and controlling risk. Conversely, JWH(R) may commit more than the total assets of the Fund to the markets if the profit potential seems to justify the added risk.

                         John W. Henry & Company, Inc.

Background

     John W. Henry & Company began managing assets in 1981 as a sole proprietorship and was later incorporated in the State of California as

John W. Henry & Co., Inc. to conduct business as a commodity trading advisor. JWH(R) reincorporated in Florida in 1997. JWH(R)'s offices are at 301 Yamato Road, Suite 2200, Boca Raton, Florida 33431-4931, (561) 241-0018. JWH(R)'s
registration as a Commodity Trading Advisor ("CTA"; a person which directs the trading of futures accounts for clients, including commodity pools) became effective in November 1980. JWH(R) is a member of the NFA in this capacity.

     For a description of the principals of JWH(R), see "JWH(R) Principals" beginning at page 52.

Trading Strategy

     The following description of JWH(R)'s trading strategy relates to JWH generally and not to the Fund itself.

General

     JWH(R) specializes in managing institutional and individual capital in the global futures, interest rate and foreign exchange markets. Since 1981, JWH(R) has developed and implemented proprietary trend-following trading techniques that focus on long-term rather than short-term, day-to-day trends. JWH(R) has approximately $2.3 billion (estimated) of assets under management as of February 28, 2006 and has developed a sophisticated investment management infrastructure to support its business lines. As of the date of this Prospectus, JWH(R) offers for new investment seven distinct individual programs and two multi-program composites. The programs offer access to markets that might otherwise not be represented in a typical investment portfolio.

JWH(R) Investment Philosophy

     Since the firm's founding, John W. Henry & Company, Inc. has employed systematic and analytical methods based on the principle that market prices, which may at first seem random, are actually related through time in complex but discernible ways. They are also based on JWH(R)'s fundamental belief that market prices simply reflect participants' expectations and reactions to changing market dynamics. It is these market prices which determine JWH(R)'s entry and exit from markets.

The JWH(R) View of Markets and Trends

     Analyzing historical data, JWH(R)'s models reveal that market adjustments sometimes form price trends. JWH(R) believes there is an inherent return opportunity by participating in price movement trends, in the volatile and uncertain currency, financial and commodity markets. JWH(R) does not try to predict trends. Instead JWH(R) trading programs may participate in rising or falling trends that its models have identified. Since a trend can be either rising or falling, JWH(R) does not have a bias. Once a JWH(R) position is established in a market that has been identified as trending, no pre-set price target is established.

Prices - The Foundation of JWH(R) Analysis

     At JWH(R) the understanding of the nature of markets is based on the hypothesis that people's expectations adjust at different times and manifest themselves in long-term price trends. JWH(R)'s investment decision process has been designed to analyze and exploit these trends.

     A second hypothesis is that prices eventually will reflect all relevant information. That is, anything that could possibly affect the market price of a commodity or financial instrument -- including fundamental, political, or psychological factors -- will be reflected in the price of that commodity or instrument eventually. Initially, prices may over- or under-react to new information. In addition, price signals may have to be filtered to discover the underlying true information. Nevertheless, a study of market price, rather than market fundamentals, is the foundation for JWH(R)'s analysis.

Trends

     JWH(R) research is based on the belief that prices move in trends that are highly complex and difficult to identify. As a corollary to that premise, trends often last longer than most market participants foresee.

     There is some statistical evidence to suggest that trends exist in many markets. However, trends may be difficult to detect, and it is not clear that JWH(R) methodologies can find all of the trends present. There is also no guarantee that JWH(R) will be able to profit from all of the trends that may be present or identified.

     JWH(R) models do not follow singular movements in price, characteristic of short-term volatility. Instead, the models seek to identify changes in systematic price behavior over a long period of time, which will characterize a directional opportunity. JWH(R) trades with a money management perspective.

Risk Management

     Given the volatility of prices, JWH(R) does not expect that all trend signals will lead to profitable trades. Stop-losses are used in some models and managed in a proprietary manner to balance the potential loss on any trade versus the opportunity for maximum profit. Stop losses may not necessarily limit losses, since they become market orders upon execution; as a result, a stop-loss order may not be executed at the stop-loss price. Other models do not have any stop-loss methodology but rely on market diversification and a change in directional signals to offset risk. Risk in some programs may also be managed by varying position size or risk levels for a market, based in part on assessment of market volatility, while other programs will maintain position sizes in markets regardless of changes in volatility. There are no systematic constraints on portfolio volatility or the maximum drawdown for any program. Volatility will not cause systematic adjustments to be made to existing positions. Some programs consider volatility in determining the size of positions initiated. Other programs do not consider volatility in determining the size of positions initiated.

     Modern portfolio techniques are used in an effort to construct an overall diversified portfolio for each JWH(R) program. However, some programs will have limited diversification because of their sector focus or because JWH(R) requires demonstrated liquidity in the contracts selected for a portfolio. These techniques will attempt to take into account the volatility and correlation of the markets that are included in the program, as well as the projected price behavior during specific projections of market extremes. However, no assurance can be made that historical market correlations and diversification will occur or persist in all market conditions. In an attempt to maintain diversification, portfolio adjustments will be made to account for systematic changes identified by JWH(R)'s research in the relationships across markets. Consistent with JWH(R)'s view of markets, portfolios are managed to meet longer term risk and volatility tolerances, rather than trading on the basis of short term trends or short term volatility.

Potential Capital Preservation

     JWH(R) programs will frequently maintain positions even when markets have short-term volatility or when no trends exist. In these market conditions, flat or negative performance may occur because stop-loss risk management or position adjustments are not initiated by certain adverse price moves. Some JWH(R) programs may take a neutral position (exit a market) rather than risk trading capital when no trend is identified. While there can be no guarantee against losses, the JWH(R) trading systems are designed to preserve capital and maintain an account's positions, while waiting for profitable trending opportunities over longer periods of time. Once a JWH(R) program has identified a long term trend, positions will be maintained, even if losses are incurred in the short term. While JWH(R) is waiting for longer-term trends to develop, significant drawdowns may take place.

Disciplined Investment Process

     JWH(R) believes that an investment strategy can only be as successful as the discipline of the manager to adhere to its requirements in the face of market adversity. Unlike discretionary traders, whose decisions may be subject to behavioral biases, JWH(R) practices a disciplined investment process. By quantifying the circumstances under which key investment decisions are made, the JWH(R) methodology offers investors a consistent approach to markets, unswayed by judgmental bias. The discretionary elements of the programs are described under "-- Implementing the Program" at pages 48-50.

[Flow Chart - How JWH Can Make Money]

Detecting Price Trends

     JWH(R)'s well-researched investment process uses a consistent approach whose fundamental principles have not changed over the life of the firm. The JWH(R) systems examine market data for relationships among movements in prices, detecting frequencies or repetitive behavior hidden within thousands of pieces of raw price data. JWH(R)'s trading models seek to identify signals by separating short-term market noise from relevant information and locating a directional opportunity that has favorable risk characteristics. JWH(R) considers the price paid to be the sum of the signal plus "noise", where the signal is the trend information and the "noise" is market volatility.

     In practice, this systematic process may dictate that JWH(R) close positions with a loss in order to provide downside protection, but it also may ensure the discipline to stay in markets that are stable for long periods of time in order to achieve possible long-term gain for investors. In either case, JWH(R) investment decisions reflect the JWH(R) trading models' assessment of the market itself, not an emotional response to recent economic or political data.

Adapting to Changing Market Conditions

     JWH(R) seeks to maintain a commitment to consistent portfolio construction and program integrity. JWH(R) generally has not been persuaded to change the fundamental elements of the portfolios by short-term performance, although adjustments may be, and have been, made over time. JWH(R) has not changed the basic methodologies that identify signals in the markets for each program. JWH(R) believes that its long-term track record has benefited substantially from its adherence to its models during and after periods of negative returns; however, adherence to its strategy may lead to prolonged periods of market losses and high risk.

     The JWH(R) investment process is dynamic, involving periodic adaptation to changing market conditions and subjective discretionary decisions on such matters as portfolio weightings, position size, effective trade execution, capacity and entry into new markets -- all of which depend on professional experience and market knowledge. This gives the potential to profit in rising or declining markets. These changes are made as warranted by JWH(R)'s research concerning its portfolios and their performance.

Research and Trading

     JWH(R)'s research is conducted across JWH(R) departments in collaboration with the Investment Policy Committee. Research may include analysis of the dynamic elements of the JWH(R) investment process, including refining risk management techniques and monitoring market capacity to the extent consistent with basic JWH(R) methodologies. Research also includes the examination of profit opportunities in markets not currently traded by JWH(R) programs and in new instruments as they become available. Proprietary research related to trading program development, design and composition may also be conducted or supervised by Mr. Henry.

     JWH(R)'s experienced traders work on a 24-hour rotation schedule, executing trades worldwide in markets that are the most liquid for the specific trade that is being made. Trades are executed by teams, with each member of the team fully responsible for the trade's fulfillment, and are recorded and reviewed for strict adherence to procedures.

     Once those trades are received, traders focus on the manner and speed with which the trade will be executed in an effort to minimize market disturbance at the best price.

     Depending on market conditions, order size and other factors, traders will decide to execute a trade using a particular order type, which may include "market price," "market-at-discretion" or "market limit." Whether entering or exiting the markets, trading follows specific procedures designed to help minimize the impact of any immediate adverse price developments.

Implementing the Program

     The first step in the JWH(R) investment process is the identification of sustained price movements -- or trends -- in a given market. While there are many ways to identify trends, JWH(R) uses mathematical models that attempt to distinguish real trends from interim volatility. It also presumes that trends often exceed in duration the expectation of the general marketplace.

     JWH(R)'s historical performance demonstrates that, because trends often last longer than most market participants expect, significant returns can be generated from positions held over a long period of time. JWH(R) focuses on attempting to implement a trading methodology which identifies a majority of the significant, as opposed to the more numerous small, price trends in a given market.

     JWH(R) attempts to pare losing positions relatively quickly while allowing profitable positions to mature. Most losing positions are generally reversed or closed within a few days or weeks because a trend did not extend for a required period of time, while others -- those where a profitable trend continues -- are retained. Positions held for two to four months are not unusual, and positions have been held for more than one year. Historically, less than a third of all trades made pursuant to the investment methods have been profitable. Throughout the investment process, trading methodologies have been designed to reduce the possibility of an extraordinary loss on a single position; however significant profit givebacks or losses may be incurred under volatile market conditions.

     The greatest cumulative percentage decline which JWH(R) has experienced in any single program was nearly 60% on a month-to-month composite basis since its inception. Measured on a day-to-day composite basis, the drawdown exceeded the monthly level. Prospective investors in the Fund should understand that similar or greater drawdowns are possible in the future.

     Volatility

     Futures prices are highly variable and are affected by a wide variety of complex and hard to predict factors. Consequently a primary risk in trading these instruments is rapid fluctuation in market prices in a short time period. Price fluctuations may affect JWH(R)'s ability to earn investment returns for client accounts. Market volatility may also depart significantly from historical averages, which could affect performance. Volatility could create adverse results for the performance of the Fund's account in several ways. A period of substantial volatility shortly after an account has been opened, or additional funds deposited in an account, could adversely affect performance and cause a significant reduction in account equity, making it more difficult to achieve profitability. Substantial volatility prior to the time of a planned withdrawal from an account could adversely affect performance, and could reduce the amount of proceeds actually received when the withdrawal has been completed. Equity drawdown statistics reflect performance over the period of historical drawdowns, but cannot fully reflect the potential impact of volatility on daily account performance and may not represent the potential risk of future drawdowns if there is any change in the manner that JWH(R) undertakes and manages risks. Periodic performance results (annual or monthly) also cannot fully depict volatility in intra-period performance results. Price volatility, as reflected in account performance, can be mitigated or increased by the position size in relation to account equity employed by JWH(R). JWH(R)'s historical performance results reflect its approach to position management, which may serve as a contributing factor to JWH(R)'s historical recoveries from performance drawdowns. In total, JWH(R) participates in more than 80 markets, encompassing interest rates, foreign exchange, and commodities such as agricultural products, energy and precious metals.

     JWH(R) at its sole discretion may override computer-generated signals, and may at times use discretion in the application of its quantitative models which may affect performance positively or negatively. This could occur, for example, when JWH(R) determines that markets are illiquid or erratic, such as may occur cyclically during holiday seasons or on the basis of irregularly occurring market events. Subjective aspects of JWH(R)'s quantitative models also include the determination of the size of the position in relation to account equity, when an account should commence trading, markets traded, contracts and contract month selection, and effective trade execution.

     JWH(R) trades electronically on behalf of its client accounts. JWH(R) in its discretion may also continue to place orders by traditional means, including telephone and telecopy. JWH(R) believes that electronic trading process provides a faster method of accessing the variety of markets that it trades than the traditional method of placing trade orders over the telephone. Electronic trading provides for greater order execution risk controls to be incorporated into electronic order placement which should reduce the potential for errors during the order placement process. Electronic trading also increases the overall level of confidentiality for JWH(R) with respect to the marketplace and it will also prevent miscommunication of instructions between JWH(R) and the executing brokers. Trade processing efficiency is another key benefit to electronic trading.

     JWH(R) places futures trades for all accounts that its manages, as well as for the accounts of JWH(R) and Mr. Henry, as "bunched orders" or "block orders", in which trades for all accounts are placed for execution in a group or bunch, and then are allocated to individual accounts when the order has been completed or at the end of the trading day. This process improves the efficiency of trade placement, and is intended to provide better pricing and execution of orders for all accounts. JWH(R) provides the brokerage firms with allocated fills pursuant to JWH(R)'s allocation methodology. JWH(R) will make available to the Fund upon request (1) the general nature of the allocation methodology JWH(R) uses; and (2) summary or composite execution and allocation data sufficient for the Fund to compare the results of execution and allocation for its account with those for the accounts of comparable customers and any proprietary account participating in the bunched order process. JWH(R) is obligated to make all post-order allocations fair and equitable, so that no account or group of accounts consistently receives favorable or unfavorable treatment. In addition, JWH(R)'s allocation methodology must be sufficiently objective and specific to permit independent verification of the fairness of the allocation and reconstruction of the allocation methodology. Forward contracts in foreign currencies are handled differently. JWH(R)'s prime brokerage arrangement with Bank of America provides for currency forwards to be averaged before they are rolled forward, so that all accounts receive the same fill price.

Program Modifications

     The basic philosophy underlying the firm's investment methodology has remained intact throughout its history and most investment programs maintain a consistent portfolio composition to allow profit opportunities in as many major market trends as possible in accordance with the investment objectives of each program. Proprietary research may be conducted on an ongoing basis to refine the JWH(R) investment strategies. The potential benefits to a program of employing more than one investment methodology, applying investment methodologies in varying combinations, and the substitution of alternative investment methodologies with respect to particular contracts may be assessed through the testing of different methodologies along with the possible benefits of such modifications to improve program performance over historical levels. In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various contracts, the addition or deletion of particular contracts for a program or a change in the degree of position size in relation to account equity employed. JWH(R)'s research on these and other issues has resulted in investment program modifications from time to time in the past and are expected to do so in the future.

     All cash in a JWH(R) investment program is available to be used to trade in a JWH(R) program. The amounts committed to margin will vary from time to time. As capital in each JWH(R) trading program increases, additional emphasis and weighting may be placed on certain markets which have historically demonstrated the greatest liquidity. Furthermore, the weighting of capital committed to various markets in the trading programs is dynamic, and JWH(R) may vary the weighting at its discretion as market conditions, liquidity, position limit considerations and other factors warrant. MLAI will generally not be informed of any such changes.

Position size

     Position size adjustments relative to account equity are an integral part of JWH(R)'s investment strategy and historically have been made in a systematic manner. JWH(R) may override indicated systematic position size adjustments when, in its discretion, it deems that is warranted by its assessment of market conditions. Systematic methods of maintaining or adjusting the trade size to equity in an account may affect performance and will alter the risk exposure of the account.

     JWH(R) may also use discretion to adjust the size of a position in relation to equity in an account or for markets or for entire investment programs. Such adjustments may not be made for all JWH(R) programs. Factors that may affect decisions to adjust the size of a position in relation to account equity include ongoing research, program volatility, current market volatility, risk exposure, subjective judgment, and evaluation of these and other general market conditions.

     Decisions to change the size of a position may positively or negatively affect the performance and will alter the risk exposure for an account, since such adjustments will also alter the volatility of JWH(R) programs. Adjustments in position size in relation to account equity may lead to greater profits or losses, more frequent and larger margin calls, and greater brokerage expense. No assurance is given that such adjustments will result in increased program profitability. JWH(R) reserves the right to alter at its sole discretion and without notice , its policy regarding adjustments in position size in relation to account equity.

Addition, Redemption and Reallocation of Capital for Commodity Pool or Fund Accounts

     Investors purchase or redeem Units at Net Asset Value on the close of business on the last business day of the month. In order to provide market exposure commensurate with the Fund's equity on the date of these transactions, JWH(R) may, in its sole discretion, adjust its investment of the assets associated with the addition or redemption as near as possible to the close of business on the last trading date of the month to reflect the amount then available for trading. The intention is to provide for additions and redemptions at a Net Asset Value that will be the same for each of these transactions, and to eliminate possible variations in Net Asset Values that could occur as a result of inter-day price changes if, for example, additions were calculated on the first day of the subsequent month. Based on JWH(R)'s determination of liquidity or other market conditions, JWH(R) may decide to commence trading earlier in the day on, or before, the last business day of the month, or at its sole discretion, delay adjustments to trading for an account to a date or time after the close of business on the last day of the month. No assurance is given that JWH(R) will be able to achieve the objectives described above in connection with Fund equity level changes. The use of discretion by JWH(R) in the application of this procedure may affect performance positively or negatively.

Physical and Cash Commodities

     JWH(R) may from time to time trade in physical or cash commodities for immediate or deferred delivery, including specifically gold bullion, as well as futures and forward contracts when JWH(R) believes that cash markets offer comparable or superior market liquidity or the ability to execute transactions at a single price. The CFTC does not regulate cash transactions, which are subject to the risk of counterparty failure and inability or refusal to perform with respect to such contracts.

The Joint Venture Agreement

     The advisory arrangement between the Fund and JWH(R) is a joint venture, a general partnership structure. The Joint Venture Agreement establishing the joint venture terminates December 31, 2006, subject to automatic one-year renewals, on the same terms, unless either the Fund or JWH(R) elects not to renew.

     The Fund has agreed to indemnify JWH(R) and related persons for any claims or proceedings involving the business or activities of the Fund, provided that the conduct of such persons does not constitute gross negligence, misconduct or breach of the Joint Venture Agreement or of any fiduciary obligation to the Fund and was done in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Fund.

     JWH(R) and related persons will not be liable to the joint venture, the Fund or any of the partners in connection with JWH(R)'s management of the Fund's assets except (i) by reason of acts or omissions in breach of the Joint Venture Agreement, (ii) due to their misconduct or negligence, or (iii) by reason of not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Fund. Mr. John W. Henry will not be liable except for his fraud and willful misconduct.

     JWH(R) has invested $100,000 in the joint venture.

                               JWH(R) Principals

     The following are the principals of JWH(R):

     Mr. John W. Henry is chairman of the JWH(R) Board of Directors and is trustee and sole beneficiary of the John W. Henry Trust dated July 27, 1990. He is also a member of the JWH Investment Policy Committee. In addition, he is a principal of Westport Capital Management Corporation, Global Capital Management Limited, and JWH Investment Management, Inc., all affiliates of JWH(R). Mr. Henry oversees trading program design and composition, reviews and approves research and system development proposals prior to implementation in trading, reviews and approves of decisions involving the strategic direction of the firm, and discusses trading activities with trading supervisors. JWH(R)'s corporate officers, rather than Mr. Henry, manage JWH(R)'s day-to-day operations. Mr. Henry is the exclusive owner of certain trading systems licensed to Elysian Licensing Corporation, a corporation wholly owned by Mr. Henry, and sublicensed by Elysian Licensing Corporation to JWH(R) and used by JWH(R) in managing client accounts. Mr. Henry conducts his business responsibilities for JWH(R) from Boca Raton, Florida and Boston, Massachusetts.

     Mr. Henry has served on the Boards of Directors of the Futures Industry Association ("FIA"), the National Association of Futures Trading Advisors ("NAFTA"), and the Managed Futures Trade Association, and has served on the Nominating Committee of the NFA. He has also served on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing, and issues regarding a potential merger. Mr. Henry has received an honorary doctorate degree from Boston University, a lifetime achievement award from Alternative Investment News, and the Futures Hall of Fame award from the Futures Industry Association. In December, 2005, Mr. Henry was named a trustee of the Massachusetts General Hospital, which is located in Boston, Massachusetts. Since the beginning of 1987, he has devoted, and will continue to devote, a substantial amount of time to business other than JWH(R) and its affiliates. From January 1999 until February 2002, Mr. Henry was chairman of the Florida Marlins Baseball Club LLC. Effective February 2002, Mr. Henry is Principal Owner of New England Sports Ventures, LLC (the "LLC"), which owns the Boston Red Sox baseball team, New England Sports Network, and certain real estate, including Fenway Park. He holds comparable positions with the individual business entities engaged in these activities. Mr. Henry is regularly involved in the businesses of the LLC with professional management of the Red Sox (including its president and chief executive officer) and of the other LLC entities.

     Mr. Mark H. Mitchell is vice chairman, counsel to the firm and a member of the JWH(R) Board of Directors. His duties include the coordination and allocation of responsibilities among JWH(R) and its affiliates. Prior to joining JWH(R) in January 1994, Mr. Mitchell was a partner at Chapman and Cutler, in Chicago, where he headed the law firm's futures law practice from August 1983 to December 1993. He also served as General Counsel of the Managed Funds Association ("MFA") and General Counsel of NAFTA. Mr. Mitchell is currently vice chairman and a director of the MFA and a member of the NFA Commodity Pool Operator/Commodity Trading Advisor Advisory Committee. In addition, he has served as a member of the NFA Special Committee for the Review of Multi-tiered Regulatory Approach to NFA Rules, the Government Relations Committee of the MFA and the Executive Committee of the Law and Compliance Division of the FIA. In 1985, he received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He received an A.B. with honors from Dartmouth College and a J.D. from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.

     Mark S. Rzepczynski, Ph.D., is President and Chief Investment Officer of JWH(R) and a member of JWH(R)'s Investment Policy Committee. He is responsible for the day-to-day management of the firm. Dr. Rzepczynski is also a principal of Westport Capital Management Corporation, Global Capital Management Limited, and JWH Investment Management, Inc., all affiliates of JWH(R). He was Senior Vice President, Research & Trading, at JWH(R) from May 1998 through December 2001. Prior to joining JWH(R) in May 1998, Dr. Rzepczynski was vice president and director of taxable credit and quantitative research in the fixed-income division of Fidelity Management and

Research from May 1995 to April 1998, where he oversaw credit and quantitative research recommendations for all Fidelity taxable fixed-income funds. From April 1993 to April 1995, Dr. Rzepczynski was a portfolio manager and director of research for CSI Asset Management, Inc., a fixed-income money management subsidiary of Prudential Insurance. Dr. Rzepczynski is a board member of the FIA. Dr. Rzepczynski has a B.A. cum laude in Economics from Loyola University of Chicago, and an A.M. and Ph.D. in Economics from Brown University.

     Mr. Matthew J. Driscoll is a senior vice president, trading and research and a member of the JWH Investment Policy Committee. He is responsible for overseeing all trading activity as well as coordinating and managing research activities with JWH(R)'s President and Chief Investment Officer. Mr. Driscoll joined JWH in March 1991 as a member of its trading department. Since joining the firm he has held positions of increasing responsibility as they relate to the development and implementation of JWH(R)'s trading strategies and procedures. He has played a major role in the development of JWH(R)'s 24-hour trading operation. Mr. Driscoll attended Pace University.

     Mr. Kevin S. Koshi is senior vice president, proprietary trading and a member of the JWH(R) Investment Policy Committee. He is responsible for the implementation and oversight of the firm's proprietary strategies and investments. Mr. Koshi joined JWH(R) in August 1988 as a professional in the Finance Department, and since 1990 has held positions of increasing responsibility in the Trading Department. He received a B.S. in Finance from California State University at Long Beach.

     Mr. David M. Kozak is a senior vice president, general counsel, and secretary to the corporation at JWH(R). He is also a principal of JWH Investment Management, Inc., Westport Capital Management Corporation, and Global Capital Management Ltd. Prior to joining JWH(R) in September 1995, Mr. Kozak had been a partner at the law firm of Chapman and Cutler from 1989, where he concentrated in commodity futures law, with an emphasis in the area of commodity money management. Mr. Kozak currently serves as chairman of the subcommittee on CTA and CPO issues of the Futures Regulation Committee of the Association of the Bar of the City of New York. He is also a member of the NFA's Membership Committee, Special Committee on CPO/CTA Disclosure Issues and the Special Committee for the Review of Multi-Tiered Regulatory Approach to NFA Rules. Mr. Kozak formerly served as the secretary and a director of the MFA as a member of that organization's Executive Committee, and as chairman of its Government Relations Committee. Mr. Kozak is a director of Global Capital Management Limited. He received a B.A. from Lake Forest College, an M.A. from The University of Chicago, and a J.D. from Loyola University of Chicago.

     Mr. Kenneth S. Webster, CPA is a senior vice president and chief operating officer. He is also a principal of Westport Capital Management Corporation, Global Capital Management Limited, JWH Investment Management, Inc., and JWH Securities, Inc. He is responsible for firm wide operations including management of the investment support, finance, information technology and administration departments. Since joining JWH(R) in January 1995, Mr. Webster has held positions of increasing responsibility. Prior to his employment at JWH(R), Mr. Webster was the Controller of Chang Crowell Management, a registered CTA, from December 1991 to December 1994. From June 1987 to December 1991, Mr. Webster was employed by Coopers & Lybrand in their financial services audit practice. Mr. Webster received a BBA in Accounting from Pace University.

     Mr. William S. Dinon is a vice president, director of national sales. He is responsible for global retail distribution, broker/dealer support and general business development. He is also a principal of JWH Securities, Inc. and of Westport Capital Management Corporation. Prior to joining JWH(R) in August 2002, Mr. Dinon was a senior vice president and national sales manager for Evergreen Investment Management Services institutional mutual fund group from January 2000 through May 2001 (Evergreen Investment Management Services is owned by Wachovia Bank). Also, while at Evergreen, he served as director of sales and marketing for institutional separately managed accounts from August 1997 to January 2000. Before joining Evergreen, Mr. Dinon was vice president of institutional sales at Wilmington Trust Company from 1993 through 1997. Mr. Dinon received a BA in Economics from Shippensburg University.

     Mr. Julius A. Staniewicz is vice president of strategy and business development and senior strategist, and a member of the JWH Investment Policy Committee. Mr. Staniewicz is responsible for business and investment strategy as well as for overseeing business development for non-retail clients. He is also a principal of Westport Capital Management Corporation. Since joining JWH(R) in March 1992, he has held positions of increasing responsibility at the firm. These include long-term strategic planning, areas of trading and investment strategies, and business development. Mr. Staniewicz received a B.A. in Economics from Cornell University.

     Mr. Edwin B. Twist is a member of the JWH(R) Board of Directors. He is also a principal of JWH Investment Management, Inc. Mr. Twist joined JWH(R) as internal projects manager in 1991 and has been a director since 1993. His responsibilities include assisting with internal projects.

     The other principal of JWH(R) is Andrew D. Willard, vice president, information technology.

The Investment Policy Committee

     The Investment Policy Committee ("IPC") is a senior-level advisory group, broadly responsible for evaluating and overseeing the firm's trading policies. The IPC provides a forum for shared responsibility and meets periodically to discuss issues relating to implementation of the firm's investment process and its application to markets, including research on new markets and strategies in relation to the trading models JWH(R) employs. Typical issues analyzed by the IPC include liquidity, position size, capacity, performance cycles, and new product and market strategies. The IPC makes the discretionary decisions concerning investment program selection, asset allocation and position size in relation to account equity for the Strategic Allocation Program and the Currency Strategic Allocation Program. Composition of the IPC, and participation in its discussions and decisions by non-members, may vary over time. The chairman participates in all IPC meetings and decisions. The IPC does not make day-to-day trading decisions.

     Allocation or commitment changes made by the IPC can have an impact on performance. Since JWH(R) does not manage to a natural or other specific benchmark, measuring this value added is harder than for managers who do have a natural benchmark (like the S&P 500 for large-cap stock managers). Since no standard or default program allocation exists, measuring the effect of each change was undertaken. In order to do so, at the point of the first change (and each subsequent change), a comparison of how the portfolio would have done without the changes was compared to a portfolio with the changes. To do that, daily performance of the JWH(R) programs was compounded with the two allocations (previous IPC-recommended percentages and new IPC-recommended percentages) for the period until the next change was made. The results of the two portfolios' ending values were compared. This process was repeated for each of the fifteen changes (with the terminal point of the latest change being February 28, 2006). For that period, the total value added was 2.5% (a 0.3% annualized rate). Another way to measure the effect of the changes would be to run a portfolio assuming the IPC-recommended changes were never made, and compare that to the portfolio with the changes. In this case, the IPC value added from inception (July 15, 1996) through February 28, 2006 was 31.1% (a 2.9% annualized rate).

                   Merrill Lynch Alternative Investments LLC

Background and Principals

     Merrill Lynch Alternative Investments LLC, the successor to MLIM Alternative Strategies LLC, is an indirect wholly-owned subsidiary of Merrill Lynch & Co. MLAI and its affiliates create, manage and distribute a variety of alternative investments, including hedge funds, private equity, managed futures and exchange funds. Their capabilities in this field of investment date back as far as 1986 through their predecessor organizations. MLAI has dedicated a group of professionals to the manufacturing and distribution of these fund products to institutional and individual high net worth clients worldwide. They are supported by a fully-integrated business organization possessing investment and risk management, sales, marketing, legal, operations, fund accounting and administration, technology interfaces and client reporting capabilities.

     The following are the principal officers and the managers of the General Partner.

Robert M. Alderman             Chief Executive Officer,
                               President and Manager

Steven B. Olgin                Vice President, Chief
                               Operating Officer and Manager

Michael L. Pungello            Vice President and Chief
                               Financial Officer

Jeffrey F. Chandor             Manager

Mr. Alderman was born in 1960. Mr. Robert M. Alderman is Chief Executive Officer, President and Manager of MLAI. Mr. Alderman is a Managing Director of Merrill Lynch Global Private Client and global head of Retail Sales and Business Management for Alternative Investments. Prior to re-joining Merrill Lynch and the International Private Client Group in 1999, he was a partner in the Nashville, Tennessee based firm of J.C. Bradford & Co. where he was the Director of Marketing, and a National Sales Manager for Prudential Investments. Mr. Alderman first joined Merrill Lynch in 1987 where he worked until 1997. During his tenure at Merrill Lynch, Mr. Alderman has held positions in Financial Planning, Asset Management and High Net Worth Services. He received his Master's of Business Administration from the Carroll School of Management Boston College and a Bachelor of Arts from Clark University.

Steven B. Olgin was born in 1960. Mr. Olgin is Vice President, Chief Operating Officer and a Manager of MLAI. He joined MLAI in July 1994 and became a Vice President in July 1995. From 1986 until July 1994, Mr. Olgin was an associate of the law firm of Sidley & Austin. In 1982, Mr. Olgin graduated from The American University with a Bachelor of Science in Business Administration and a Bachelor of Arts in Economics. In 1986, he received his Juris Doctor from the John Marshall Law School. Mr. Olgin is a member of the Managed Funds Association's Government Relations Committee and has served as an arbitrator for the National Futures Association. Mr. Olgin is a member of the Illinois Bar.

Michael L. Pungello was born in 1957. Mr. Pungello is a Vice President and Chief Financial Officer of MLAI. He was First Vice President and Senior Director of Finance for Merrill Lynch's Operations, Services and Technology Group from January 1998 to March 1999. Prior to that, Mr. Pungello spent over 18 years with Deloitte & Touche LLP, and was a partner in their financial services practice from June 1990 to December 1997. He graduated from Fordham University in 1979 with a Bachelor of Science in Accounting and received his Master's of Business Administration in Finance from New York University in 1987.

Jeffrey F. Chandor was born in 1942. Mr. Chandor is the Global Sales Director of the General Partner. Mr. Chandor became a Manager of the General Partner on April 1, 2003. He was a Senior Vice President, Director of Sales, Marketing and Research and a Director of Merrill Lynch Investment Partners, Inc., a predecessor to the General Partner. He joined Merrill Lynch, Pierce, Fenner & Smith Incorporated in 1971 and has served as the Product Manager of International Institutional Equities, Equity Derivatives and Mortgage-Backed Securities as well as Managing Director of International Sales in the United States, and Managing Director of Sales in Europe. Mr. Chandor holds a Bachelor of Arts degree from Trinity College, Hartford, Connecticut.

MLPF&S

     Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a Delaware corporation, is the exclusive clearing futures broker for the Fund and is registered with the U.S. Commodity Futures Trading Commission ("CFTC") as a Futures Commission Merchant ("FCM"). MLPF&S is a clearing member of the Chicago Board of Trade and the Chicago Mercantile Exchange, and is either a clearing member or member of all other principal U.S. futures and futures options exchanges. With regard to those domestic futures and futures options exchanges of which it is not a clearing member, MLPF&S has entered into third party brokerage relationships with FCMs that are clearing members of those exchanges. MLPF&S maintains its principal place of business at Four World Financial Center, New York, NY 10080.

     The Customer Agreement between MLPF&S and the Fund provides that MLPF&S will not be liable except for actions constituting negligence or misconduct, nor for actions taken by it in compliance with instructions given by JWH(R).

                                  Litigation

JWH(R) Litigation

     There neither now exists nor has there previously ever been any material administrative, civil or criminal action against JWH(R) or its principals.

Merrill Lynch Litigation

     There have been no administrative, civil or criminal actions, whether pending or concluded, against Merrill Lynch or any of its individual principals during the past five years which would be considered "material" as that term is defined in Section 4.24(l)(2) of the Regulations of the CFTC, except as described below.

     On May 21, 2002, MLPF&S, with no admission of wrongdoing or liability, agreed to pay $48 million to the State of New York, $50 million to the remaining states, Washington, D.C. & Puerto Rico and $2 million to NASAA relating to an investigation conducted by the NY Attorney General concerning research practices.

     On March 19, 2003, Merrill Lynch & Co., Inc., the parent company and an approved person of MLPF&S, consented to an injunctive action instituted by the SEC. In its complaint, the SEC alleged that, in 1999, Merrill Lynch aided and abetted Enron Corp.'s ("Enron") violations of Sections 10(b), 13(a), 13(b)(2) and 13(b)(5) of the Exchange Act and Rules 10b-5, 12b-20, 13a-1, 13a-3 and 13b2-1 thereunder, as a result of Merrill Lynch engaging in certain year-end transactions designed and proposed by Enron. Without admitting or denying the allegations, Merrill Lynch consented to the entry of an injunction enjoining it from violating the above-referenced provisions, and agreed to pay disgorgement, penalties and interest in the amount of $80 million. In its release announcing the settlement, the Commission acknowledged that in agreeing to resolve this matter on the terms described above, the Commission took into account certain affirmative conduct by Merrill Lynch.

     In April 2003, MLPF&S entered into a settlement with the SEC, the National Association of Securities Dealers (the "NASD") and the New York Stock Exchange (the "NYSE") as part of a joint settlement with the SEC, the NASD and the NYSE arising from a joint investigation by the SEC, the NASD and the NYSE into research analysts conflicts of interests. Pursuant to the terms of the settlement with the SEC, NASD and NYSE, MLPF&S, without admitting or denying the allegations, consented to a censure. In addition, MLPF&S agreed to a payment of (I) $100 million, which was offset in its entirety by the amount already paid by MLPF&S in the related proceeding with the State of New York and the other states (II) $75 million to fund the provision of independent research to investors; and (III) $25 million to promote investor education. The payments for the provision of independent research to investors and to promote investor education are required to be made over the course of the next five years. MLPF&S also agreed to comply with certain undertakings.

                             Conflicts of Interest

General

     Neither MLAI nor JWH(R) has established any formal procedures to resolve the following conflicts of interest. Consequently, there is no independent control on how MLAI or JWH(R) resolves these conflicts which can be relied upon by investors as ensuring that the Fund is treated equitably with other MLAI or JWH(R) clients.

     Because no formal procedures are in place for resolving conflicts, they may be resolved by MLAI and/or JWH(R) in a manner which causes the Fund losses. The value of a limited partner's investment may be diminished by actions or omissions which independent third parties could have prevented or corrected.

     Although the following conflicts of interest are present in the operation of the Fund, MLAI does not believe that they are likely to have a material adverse effect on its performance. This belief is based on a number of factors, including the following.

(i) JWH(R) trades all similarly situated MLAI accounts in parallel, placing block orders which are allocated among the MLAI accounts pursuant to pre-established procedures. Consequently, JWH(R) has little opportunity to prefer another MLAI client over the Fund.

(ii) MLPF&S simply receives and executes JWH(R)'s block orders based on pre-established procedures. MLPF&S has no ability in allocating positions to favor one account over another.

(iii) JWH(R) charges all similar accounts the same fees.

(iv) MLAI, as a fiduciary, is prohibited from benefiting itself at the expense of the Fund.

     In MLAI's view, the most important conflict of interest relating to the Fund is that the business terms applicable to Merrill Lynch's dealings with the Fund were not negotiated when they were initially established. These business terms are described in detail in this Prospectus in order to give prospective investors ample opportunity to accept or reject such terms. However, it may be difficult for investors to assess, for example, the extent of the adverse impact which the high level of the Fund's brokerage commissions has on its long-term prospects for profitability.

MLAI

     MLAI organized and controls the Fund. MLAI and its affiliates are the primary service providers to the Fund and will remain so even if using other firms might be better for the Fund. Futures trading is highly competitive. To the extent that Merrill Lynch entities continue to be retained by the Fund despite providing non-competitive services, the Fund's performance is likely to be negatively impacted.

     MLAI allocates its resources among a number of different funds. MLAI has financial incentives to favor certain funds over others.

     The business terms of the Fund -- other than the Consulting Fees and Profit Shares due to JWH(R) which were negotiated, and were renegotiated effective October 1, 2000, between MLAI and JWH(R) -- were not negotiated. MLAI unilaterally established these terms, balancing marketing and performance considerations and its interest in maximizing the revenues generated to MLAI.

     MLAI's interest in maximizing its revenues could cause it to take actions which are detrimental to the Fund in order to increase MLAI's income from the Fund or decrease its costs in sponsoring the Fund. Also, because MLAI does not have to compete with third parties to provide services to the Fund, there is no independent check on the quality of such services.

MLPF&S

General

     MLPF&S executes trades for different clients in the same markets at the same time. Consequently, other clients may receive better prices on the same trades than the Fund, causing the Fund to pay higher prices for its positions.

     Many MLPF&S clients pay lower brokerage rates than the Fund. Brokerage commissions are a major drag on the Fund's performance, and the cumulative effect of the higher rates paid by the Fund is material.

     MLPF&S must allocate its resources among many different clients. MLPF&S has financial incentives to favor certain accounts over the Fund. Because of the competitive nature of the markets in which the Fund trades, to the extent that MLPF&S prefers other clients over the Fund, the Fund is likely to incur losses.

     MLPF&S does not have to compete to provide services to the Fund; consequently, there is no independent check on the quality of its services.

JWH(R)

General

     JWH(R) manages many accounts other than the Fund. Consequently, JWH(R) may devote fewer resources to the Fund's trading than JWH(R) otherwise might, to the detriment of the Fund.

     Mr. Henry devotes a substantial portion of his business time to ventures other than managing the Fund, including ventures unrelated to futures trading. The Fund may be at a competitive disadvantage to other accounts which are managed by advisors whose principals devote their entire attention to futures trading. From time to time certain JWH(R) staff members may provide support services for Mr. Henry's other business ventures. Those principals and others who supervise and manage JWH(R) staff supporting other business ventures have a conflict of interest in allocating their time, and the time of certain staff members, between their duties to JWH(R) and duties or commitments involving such other business ventures.

     JWH(R) may not be willing to make certain highly successful programs available to the Fund due to the Fund's expense level or other reasons.

     The less successful the programs chosen for the Fund by JWH(R), the less successful the Fund will be. If JWH(R) does not make certain programs available to the Fund for reasons other than what JWH(R) considers to be the Fund's best interests, the Fund will suffer.

Financial Incentives to Disfavor the Fund

     The Profit Shares received by JWH(R) are based on the Fund's overall performance, not the performance of any individual program. JWH(R) could increase the Profit Shares it could receive from some programs included in the Strategic Allocation Program by using them on a stand-alone basis for clients other than the Fund.

     If the Fund has losses, JWH(R) may have an incentive to prefer other clients because JWH(R) could begin to receive incentive compensation from such clients without having to earn back any losses.

     Any action which JWH(R) takes to maximize its revenues by disfavoring the Fund, either in respect of the resources devoted to its trading or the programs selected for it, could adversely affect the Fund's performance, perhaps to a material extent.

     In selecting the programs for the Fund, JWH(R) has an opportunity to promote new programs, even if such programs are not yet proven in managing client assets and may cause significant losses to the Fund.

Financial Advisors

     Financial Advisors are the individual Merrill Lynch brokers who deal directly with Merrill Lynch clients. Financial Advisors are compensated, in part, on the basis of the amount of securities commissions which they generate from client transactions. Financial Advisors receive initial selling commissions and ongoing compensation on the Units they sell and have a financial incentive to encourage investors to purchase and not to redeem their Units.

Proprietary Trading

     MLAI, its affiliates and related persons may trade in the commodity markets for their own accounts as well as for the accounts of their clients. Such persons may take positions which are the same as or opposite to those held by the Fund.

     JWH(R) and Mr. Henry may engage in discretionary trading for their own accounts, as long as such trading does not amount to a breach of fiduciary duty. Such trading will be for the purposes of testing new investment programs and concepts, as well as for proprietary profit. Proprietary trading may involve contract markets that are not traded for client accounts. The reasons for not trading a contract market for clients may include: the contract market does not trade reasonable volume and is not expected to grow such that JWH(R) could trade significant size with appropriate liquidity; the contract markets are liquid but are highly correlated or redundant to existing markets or sectors traded for clients; or the contract markets have excessively high volatility associated with low liquidity and no historical trends. In the course of trading for their own accounts, JWH(R) and Mr. Henry may take positions that are the same as or opposite to client positions, due to testing a new quantitative model or investment program, an allocation system, and/or trading pursuant to individual discretionary methods. Trades for the accounts of JWH(R) and Mr. Henry may on occasion receive better fills than client accounts. Records for these accounts will not be made available to limited partners.

     Employees and principals of JWH(R) (other than Mr. Henry) are not permitted to trade in futures, options on futures or forward contracts. However, such principals and employees may invest in investment vehicles that trade futures, options on futures or forward contracts when an independent trader manages trading in that vehicle, and in the JWH Employee Fund, L.P., for which JWH(R) is the trading advisor. Records of these accounts will not be made available to limited partners.

     Records of proprietary trading will not be available for inspection by limited partners.

     Proprietary trading by MLAI or its officers or employees or JWH(R) or Mr. Henry could, if substantial in size and conducted in the same markets traded by the Fund, cause losses for the Fund by increasing the cost at which it must acquire and liquidate positions. Over time, the losses resulting from such increased prices could make it difficult for the Fund to earn profits even if its trading were otherwise successful.

                    Transactions Between Merrill Lynch and
                                   the Fund

     All of the service providers to the Fund, other than JWH(R), the Fund's independent auditors and outside counsel to Merrill Lynch are affiliates of Merrill Lynch. Merrill Lynch negotiated with JWH(R) over the level of its advisory fees and Profit Shares. However, none of the fees paid by the Fund to any Merrill Lynch party were negotiated, and they are higher than would have been obtained in arm's-length bargaining.

     The Fund pays Merrill Lynch substantial Brokerage Commissions and Administrative Fees as well as bid-ask spreads on forward currency trades. The Fund also pays MLPF&S interest on short-term loans extended by MLPF&S to cover losses on foreign currency positions.

     Within the Merrill Lynch organization, MLAI is the direct beneficiary of the revenues received by different Merrill Lynch entities from the Fund. MLAI controls the management of the Fund and serves as its promoter. Although MLAI has not sold any assets, directly or indirectly, to the Fund, MLAI makes substantial profits from the Fund due to the foregoing revenues.

     No loans have been, are or will be outstanding between MLAI or any of its principals and the Fund.

     MLAI pays substantial selling commissions (3% of the subscription price of Units) and trailing commissions (2% per Unit annually of the average month-end Net Asset Value per Unit, beginning in the thirteenth month after a Unit is sold) to MLPF&S for distributing the Units. MLAI is ultimately paid back for these expenditures from the revenues it receives from the Fund.

     Descriptions of the dealings between the Fund and Merrill Lynch are set forth under "Selected Financial Data," "Interest Income Arrangements" and "Analysis of Fees and Expenses Paid by the Fund."

Summary of the Limited Partnership Agreement

     The Fund's Limited Partnership Agreement effectively gives MLAI, as general partner, full control over the management of the Fund. Limited partners have no voice in its operations. In addition, MLAI in its operation of the Fund is specifically authorized to engage in the transactions described herein (including those involving affiliates of MLAI), and is exculpated and indemnified by the Fund against claims sustained in connection with the Fund, provided that such claims were not the result of negligence or misconduct and that MLAI determined that such conduct was in the best interests of the Fund.

     Although as limited partners, investors have no right to participate in the control or management of the Fund, they are entitled to: (i) vote on a variety of different matters; (ii) receive annual audited financial statements, unaudited monthly reports and timely tax information; (iii) inspect the Fund's books and records; (iv) redeem Units; and (v) not to have the business terms of the Fund changed in a manner which increases the compensation received by MLAI or its affiliates without their unanimous consent.

     Limited partners' voting rights extend to any proposed change in the Limited Partnership Agreement which would adversely affect them, as well as to their right to terminate the Fund's contracts with affiliates of MLAI. Limited partners also have the right to call meetings of the Fund in order to permit limited partners to vote on any matter on which they are entitled to vote, including the removal of MLAI as general partner of the Fund.

     Limited partners or their duly authorized representatives may inspect the Fund's books and records, for any purpose reasonably related to their status as limited partners in the Fund, during normal business hours upon reasonable written notice to MLAI. They may also obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that such limited partners represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such limited partners' interest in the Fund.

     The Limited Partnership Agreement contains restrictions on MLAI's ability to raise Brokerage Commissions, Administrative Fees and other revenues received by Merrill Lynch from the Fund, as well as certain other limitations on the various conflicts of interest to which MLAI is subject in operating the Fund.

     The Limited Partnership Agreement provides for the economic and tax allocations of the Fund's profit and loss. Economic allocations are based on investors' capital accounts, and the tax allocations generally attempt to equalize tax and capital accounts by, for example, making a priority allocation of taxable income to limited partners who redeem at a profit.

     A limited partner may transfer or assign his Units in the Fund only upon prior written notice to MLAI and subject to approval of the assignee. MLAI will provide consent when it is satisfied that the transfer complies with applicable laws, and it has received an opinion of counsel that such transfer will not adversely affect the tax classification of the Fund as a partnership. An assignee not admitted to the Fund as a limited partner will have only limited rights to share the profits and capital of the Fund and a limited redemption right.

     The General Partner may amend the Limited Partnership Agreement in any manner not adverse to the limited partners without need of obtaining their consent. These amendments can be for clarification of inaccuracies or ambiguities, modifications in response to changes in tax code or regulations or any other changes MLAI deems advisable so long as they do not change the basic investment policy or structure.

     The Fund has agreed to indemnify MLAI, as general partner, for actions taken on behalf of the Fund, provided that MLAI's conduct was in the best interests of the Fund and the conduct was not the result of negligence or misconduct. Indemnification by the Fund for alleged violation of securities laws is only available if the following conditions are satisfied:

     1) a successful adjudication on the merits of each count alleged has been obtained, or

     2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

     3) a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and

     4) in the case of 3), the court has been advised of the position of the SEC and the states in which the Units were offered and sold as to indemnification for the violations.

                               Tax Consequences

     In the opinion of Sidley Austin LLP, the following summary of the tax consequences to United States taxpayers who are individuals is materially correct. Sidley Austin LLP's opinion is filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

Partnership Tax Status of the Fund

     Both the Fund and the Fund/ JWH(R) joint venture are taxed as partnerships and do not pay federal income tax. Based on the income expected to be earned by the Fund and the Fund/ JWH(R) joint venture, neither will be taxed as a "publicly-traded partnership."

Taxation of Partners on Profits or Losses of the Fund

     Each partner must pay tax on his share of the Fund's income and gains. Such share must be included each year in a partner's taxable income whether or not such partner has redeemed Units. In addition, a partner may be subject to paying taxes on the Fund's interest income even though the Net Asset Value per Unit has decreased due to trading losses. See "-- Tax on Capital Gains and Losses; Interest Income," below.

     The Fund provides each partner with an annual schedule of his share of tax items. The Fund generally allocates these items equally to each Unit.

However, when a partner redeems Units, the Fund allocates capital gains or losses so as to eliminate any difference between the redemption proceeds and the tax accounts of such Units.

Limited Deductibility of Fund Losses and Deductions

     A partner may not deduct Fund losses or deductions in excess of his tax basis in his Units as of year-end. Generally, a partner's tax basis in his Units is the amount paid for such Units reduced (but not below zero) by his share of any Fund distributions, losses and deductions and increased by his share of the Fund's income and gains.

Limited Deductibility for Certain Expenses

     Individual taxpayers are subject to material limitations on their ability to deduct investment advisory expenses and other expenses of producing income. Sidley Austin LLP has opined that the amount, if any, of the Fund's expenses which might be subject to this limitation should be de minimis. However, the IRS could take a different position. The Fund's Profit Share is structured as a priority allocation of the Fund's trading profits (if any) to JWH(R). The IRS could contend that the Profit Share should be characterized as an investment advisory expense. If the Profit Share were treated as an investment advisory expense, individual taxpayers would generally pay tax on $100 of net income and gain for every $80 of such income and gain allocable of their Units, and the Profit Share would be subject to limited deductibility.

     Individuals cannot deduct investment advisory expenses in calculating their alternative minimum tax.

Year-End Mark-to-Market of Open Positions

     Section 1256 Contracts are futures, futures options traded on U.S. exchanges, certain foreign currency contracts and stock index options. Certain of the Fund's open positions are Section 1256 Contracts. Section 1256 Contracts which remain open at the end of each year are treated for tax purposes as if such positions had been sold and any gain or loss recognized. The gain or loss on Section 1256 Contracts is characterized as 40% short-term capital gain or loss and 60% long-term capital gain or loss regardless of how long any given position has been held. Non-U.S. exchange-traded futures and forwards are non-Section 1256 Contracts. Gain or loss on non-Section 1256 Contracts will be recognized when sold by the Fund and will be primarily short-term gain or loss.

Tax on Capital Gains and Losses; Interest Income

     As described under "-- Year-End Mark-to-Market of Open Positions," the Fund's trading, not including its cash management which generates primarily ordinary income, generates 60% long-term capital gains or losses and 40% short-term capital gains or losses from its Section 1256 Contracts and primarily short-term capital gain or loss from its non-Section 1256 Contracts. Individuals pay tax on long-term capital gains at a maximum rate of 15% for gains recognized in taxable years beginning on or before December 31, 2008. Short-term capital gains are subject to tax at the same rates as ordinary income, with a maximum rate of 35%.

     Individual taxpayers may deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, the Fund could incur significant losses but a limited partner would still be required to pay taxes on his share of the Fund's interest income.

     If an individual taxpayer incurs a net capital loss for a year, he may elect to carryback (up to three years) the portion of such loss which consists of a net loss on Section 1256 Contracts. A taxpayer may deduct such losses only against net capital gain for a carryback year to the extent that such gain includes gains on Section 1256 Contracts. To the extent that a taxpayer could not use such losses to offset gains on Section 1256 Contracts in a carryback year, the taxpayer may carryforward such losses indefinitely as losses on Section 1256 Contracts.

Taxation of Section 988 Transactions

Certain of the trading activities of the Fund may be "Section 988 transactions." Section 988 transactions include entering into or acquiring any forward contract, futures contract or similar instrument if the amount paid or received is denominated in terms of a nonfunctional currency or is determined by reference to the value of one or more nonfunctional currencies. The Fund has elected to be treated as a qualified fund. Pursuant to such election, gain or loss with respect to the Fund's Section 988 transactions (other than foreign currency contracts which are Section 1256 Contracts) will be short-term capital gain or loss.

Syndication Expenses

     The Fund will pay any costs associated with the Units under this Prospectus. Ongoing offering expenses incurred by the Fund would constitute non-deductible syndication expenses. The IRS could also contend that a portion of the Brokerage Commissions paid to MLPF&S and/or the Administrative Fees paid to MLAI constitute non-deductible syndication expenses.

The 3% Employee Discount

     MLAI contributes 3% of the purchase date Net Asset Value per Unit to the Fund for each Unit purchased by Merrill Lynch officers and employees, except for Units purchased for the individual retirement accounts of such officers and employees. These officers and employees report the MLAI contribution as ordinary income in the year of purchase, and acquire a tax basis in their Units of 100% of the purchase date Net Asset Value of such Units.

Unrelated Business Taxable Income

     Tax-exempt limited partners will not be required to pay tax on their share of income or gains of the Fund, provided that such limited partners do not purchase Units with borrowed funds.

IRS Audits of the Fund and Its Partners

     The IRS is required to audit Fund-related items at the Fund level rather than at the partner level. MLAI or one of its affiliates will act as the Fund's "tax matters partner" with general authority to determine the Fund's responses to a tax audit. If an audit of the Fund results in an adjustment, all partners may be required to pay additional taxes plus interest as well as penalties.

State and Other Taxes

     In addition to the federal income tax consequences described above, the Fund and the partners may be subject to various state and other taxes.

                             --------------------

                           PROSPECTIVE INVESTORS ARE
                          URGED TO CONSULT THEIR TAX
                           ADVISERS BEFORE DECIDING
                              WHETHER TO INVEST.

                             --------------------

                              Selling Commissions

     No selling commissions are paid from the proceeds of subscriptions. MLAI provides production credits to the Selling Agent on Unit sales. Production credits are internal bookkeeping entries, a percentage of which is paid by MLAI in cash to the Selling Agent.

     The Selling Agent receives initial production credits of 3% of the purchase price of all Units. However, no initial production credits are provided on sales of Units to officers and employees of Merrill Lynch at 97% of Net Asset Value.

     MLAI also provides ongoing production credits on Units which remain outstanding for more than twelve months. Ongoing production credits paid on Units sold by Financial Advisors registered with the CFTC and who have passed either the Series 3 National Commodity Futures Examination or the Series 31 Managed Futures Funds Examination equal 2% per annum of the average month-end Net Asset Value per Unit, beginning in the thirteenth month after sale.

     In the case of Units sold by Financial Advisors who are not CFTC registered and Series 3 or 31 qualified, ongoing compensation will be paid equal to 2% per annum of the average month-end Net Asset Value per Unit, beginning in the thirteenth month after sale, but (when added to the 3% initial selling commissions paid on Units) is limited to 10% of the initial sales price of the Units. The maximum aggregate amount of such compensation with respect to the maximum offering proceeds is estimated at $78,664,159, or 6.5% of the proceeds.

     Certain of the offering expenses paid by MLAI might be deemed to constitute costs properly allocated to the account of MLPF&S. Such costs will, for example, cover the expenses of producing a selling brochure. Such costs are estimated at approximately $1,500,000, and in no event shall the aggregate amount of (i) such costs and (ii) selling commissions exceed, over the life of the Fund, 10% of the gross proceeds of the offering of the Units.

     No sales to discretionary accounts of the Selling Agent will be made without the prior specific written approval of the customer.

     In the Selling Agreement, JWH(R) and MLAI have agreed to indemnify the Selling Agent against certain liabilities that the Selling Agent may incur as a result of their respective conduct in connection with the offering and sale of the Units, including liabilities under the Securities Act of 1933 and the Commodity Exchange Act.

                             Lawyers; Accountants

     Sidley Austin LLP, New York, New York and Chicago, Illinois, has advised MLAI and MLPF&S on the offering of the Units. Sidley Austin LLP drafted the section titled "Tax Consequences."

     The (i) consolidated balance sheet of MLAI as of December 31, 2005 and
(ii) the consolidated statements of financial condition as of December 31, 2005 and 2004, and the related consolidated statements of operations and changes in partners' capital for each of the three years in the period then ended and the consolidated financial data highlights for the year ended December 31, 2005 of the Fund included herein have been audited by Deloitte & Touche LLP, an independent registered public accounting firm.

                             Financial Statements

                                                                                                                       Page
                                                                                                                       ----
ML JWH Strategic Allocation Fund L.P.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM..................................................................65

CONSOLIDATED FINANCIAL STATEMENTS:

     Consolidated Statements of Financial Condition as of December 31, 2005 and 2004 ....................................66
     Consolidated Statements of Operations For the Years Ended December 31, 2005, 2004 and 2003..........................67
     Consolidated Statements of Changes in Partners' Capital For the Years Ended December 31, 2005,
          2004 and 2003..................................................................................................68
     Consolidated Financial Data Highlights For the Year Ended December 31, 2005.........................................69
     Notes to Consolidated Financial Statements..........................................................................70

Merrill Lynch Alternative Investments LLC

INDEPENDENT AUDITORS' REPORT.............................................................................................78

FINANCIAL STATEMENT AS OF DECEMBER 30, 2005:

     Consolidated Balance Sheet..........................................................................................79
     Notes to Consolidated Balance Sheet ................................................................................80

  Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

                                ---------------

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
  ML JWH Strategic Allocation Fund L.P.:

We have audited the accompanying consolidated statements of financial condition of ML JWH Strategic Allocation Fund L.P. (the "Partnership") and ML/JWH Strategic Joint Venture as of December 31, 2005 and 2004, and the related consolidated statements of operations and changes in partners' capital for each of the three years in the period then ended and the consolidated financial data highlights for the year ended December 31, 2005. These consolidated financial statements and consolidated financial data highlights are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and financial data highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial data highlights are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements and consolidated financial data highlights present fairly, in all material respects, the financial position of ML JWH Strategic Allocation Fund L.P. and ML/JWH Strategic Joint Venture as of December 31, 2005 and 2004, and the results of their operations, changes in their partners' capital, and the financial data highlights for each of the periods presented in conformity with accounting principles generally accepted in the United States of America.

/s/DELOITTE & TOUCHE LLP

New York, New York
February 24, 2006

                     ML JWH STRATEGIC ALLOCATION FUND L.P.
              (A Delaware Limited Partnership) AND JOINT VENTURE
              --------------------------------------------------

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 2005 AND 2004
------------------------------------------------------------------------------


                                                                 2005                2004
                                                            ---------------    ---------------
ASSETS
Equity in commodity futures trading accounts:
  Cash                                                      $ 1,259,995,704    $ 1,283,896,801
  Net unrealized profit (loss) on open contracts                 (4,725,026)       145,214,452
Accrued interest                                                  4,186,964          2,215,147
Subscriptions receivable                                             11,450             33,098
                                                            ---------------    ---------------

          TOTAL ASSETS                                      $ 1,259,469,092    $ 1,431,359,498
                                                            ===============    ===============


LIABILITIES AND PARTNERS' CAPITAL AND MINORITY INTEREST:
LIABILITIES:
  Brokerage commissions payable                             $     6,034,745    $     6,821,515
  Profit Share payable                                                6,312         39,051,490
  Redemptions payable                                            18,710,981         13,106,314
  Ongoing offering costs payable                                     75,000                  -
  Administrative fees payable                                       283,221            318,595
                                                            ---------------    ---------------

     Total liabilities                                           25,110,259         59,297,914
                                                            ---------------    ---------------

PARTNERS' CAPITAL:
   General Partner (61,381 Units and 51,570 Units)               12,613,943         13,425,275
   Limited Partners (5,944,149 Units and 5,217,892 Units)     1,221,537,583      1,358,373,840
                                                            ---------------    ---------------

     Total partners' capital                                  1,234,151,526      1,371,799,115
                                                            ---------------    ---------------

MINORITY INTEREST                                                   207,307            262,469
                                                            ---------------    ---------------

     TOTAL LIABILITIES, PARTNERS' CAPITAL
     AND MINORITY INTEREST                                  $ 1,259,469,092    $ 1,431,359,498
                                                            ===============    ===============


NET ASSET VALUE PER UNIT:                                   $        205.50    $        260.33
                                                            ===============    ===============

(Based on 6,005,530 and 5,269,462 Units outstanding)

See notes to consolidated financial statements.

                     ML JWH STRATEGIC ALLOCATION FUND L.P.
              (A Delaware Limited Partnership) AND JOINT VENTURE
              --------------------------------------------------

                     CONSOLIDATED STATEMENTS OF OPERATIONS
             FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
------------------------------------------------------------------------------


                                                               2005             2004              2003
                                                           -------------    -------------    -------------
TRADING PROFITS (LOSSES):
  Realized                                                 $(112,908,397)   $ 151,296,416    $  24,882,048
  Change in unrealized                                      (150,020,999)      91,466,219       20,384,664
                                                           -------------    -------------    -------------

     Total trading profits (losses)                         (262,929,396)     242,762,635       45,266,712
                                                           -------------    -------------    -------------

INVESTMENT INCOME:

Interest                                                      39,816,009       14,133,423        5,168,611
                                                           -------------    -------------    -------------

EXPENSES:
Brokerage commissions                                         73,622,017       57,501,150       30,474,397
Administrative fees                                            3,450,957        2,889,337        1,699,677
Ongoing offering costs                                           475,000          348,101        1,198,256
                                                           -------------    -------------    -------------

     Total expenses                                           77,547,974       60,738,588       33,372,330
                                                           -------------    -------------    -------------

NET INVESTMENT LOSS                                          (37,731,965)     (46,605,165)     (28,203,719)
                                                           -------------    -------------    -------------

INCOME (LOSS) BEFORE MINORITY INTEREST
AND PROFIT SHARE ALLOCATION                                 (300,661,361)     196,157,470       17,062,993
                                                           -------------    -------------    -------------

Profit Share allocation                                           (6,312)     (39,051,490)      (5,840,767)
Minority interest in (income) loss                                55,162          (25,137)         (16,777)
                                                           -------------    -------------    -------------

NET INCOME (LOSS)                                          $(300,612,511)   $ 157,080,843    $  11,205,449
                                                           =============    =============    =============

NET INCOME (LOSS) PER UNIT:
  Weighted average number of General Partner
   and Limited Partner Units outstanding                       5,970,850        4,351,797        2,152,461
                                                           =============    =============    =============

  Net income (loss) per weighted average General Partner
   and Limited Partner Unit                                $      (50.35)   $       36.10    $        5.21
                                                           =============    =============    =============

See notes to consolidated financial statements.

                     ML JWH STRATEGIC ALLOCATION FUND L.P.
              (A Delaware Limited Partnership) AND JOINT VENTURE
              --------------------------------------------------

            CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
             FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
------------------------------------------------------------------------------


                           Units         General Partner    Limited Partners        Total
                      ---------------    ---------------    ----------------   ---------------
PARTNERS' CAPITAL,
  DECEMBER 31, 2002         1,450,002    $     3,438,707    $   314,858,961    $   318,297,668

Additions                   1,667,555          4,541,553        402,322,372        406,863,925

Net income                          -            235,091         10,970,358         11,205,449

Redemptions                  (165,642)           (32,400)       (40,857,235)       (40,889,635)
                      ---------------    ---------------    ---------------    ---------------

PARTNERS' CAPITAL,
  DECEMBER 31, 2003         2,951,915          8,182,951        687,294,456        695,477,407

Additions                   2,640,813          3,565,324        590,809,888        594,375,212

Net income                          -          1,718,705        155,362,138        157,080,843

Redemptions                  (323,266)           (41,705)       (75,092,642)       (75,134,347)
                      ---------------    ---------------    ---------------    ---------------

PARTNERS' CAPITAL,
  DECEMBER 31, 2004         5,269,462         13,425,275      1,358,373,840      1,371,799,115

Additions                   1,613,068          2,102,855        348,829,251        350,932,106

Net loss                            -         (2,914,187)      (297,698,324)      (300,612,511)

Redemptions                  (877,000)                 -       (187,967,184)      (187,967,184)
                      ---------------    ---------------    ---------------    ---------------

PARTNERS' CAPITAL,
  DECEMBER 31, 2005         6,005,530    $    12,613,943    $ 1,221,537,583    $ 1,234,151,526
                      ===============    ===============    ===============    ===============

See notes to consolidated financial statements.

                     ML JWH STRATEGIC ALLOCATION FUND L.P.
              (A Delaware Limited Partnership) AND JOINT VENTURE
              --------------------------------------------------

                    CONSOLIDATED FINANCIAL DATA HIGHLIGHTS
                     FOR THE YEAR ENDED DECEMBER 31, 2005
------------------------------------------------------------------------------

The following per unit data and ratios have been derived from information provided in the consolidated financial statements.


Per Unit Operating Performance:
-------------------------------

Net asset value, beginning of year                      $260.33

Realized trading loss                                    (21.04)
Change in unrealized trading loss                        (27.45)
Interest income                                            6.64
Minority interest in loss and Profit Share allocation      0.01
Expenses                                                 (12.99)
                                                        -------
Net asset value, end of year                            $205.50
                                                        =======

Total return:
-------------

Total return, before Profit Share allocation             -21.06%
Profit Share allocation                                    0.00%
Total return                                             -21.06%


Ratios to Average Net Assets:
-----------------------------

Expenses                                                   6.12% (i)
                                                        =======

Net investment loss                                       (2.98)% (i)
                                                        =======

(i)  Impact of Profit Share allocation and minority interest less than .01%

See notes to consolidated financial statements.

                     ML JWH STRATEGIC ALLOCATION FUND L.P.
              (A Delaware Limited Partnership) AND JOINT VENTURE
              --------------------------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization
     ------------

     ML JWH Strategic Allocation Fund L.P. (the "Partnership") was organized under the Delaware Revised Uniform Limited Partnership Act on December 11, 1995 and commenced trading on July 15, 1996. The Partnership engages in the speculative trading of futures, options on futures and forward contracts on a wide range of commodities through its joint venture (the "Joint Venture") with John W. Henry & Company, Inc. ("JWH(R)"), the trading advisor for the Partnership. Merrill Lynch Alternative Investments LLC ("MLAI") is the general partner of the Partnership. MLAI is a wholly-owned subsidiary of Merrill Lynch Investment Managers, LP ("MLIM"), which in turn, is an indirect wholly-owned subsidiary of Merrill Lynch & Co. Inc. ("Merrill Lynch"). Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly-owned subsidiary of Merrill Lynch, is the Partnership's commodity broker. MLAI has agreed to maintain a general partner interest of at least 1% of the total capital of the Partnership. MLAI and each Limited Partner share in the profits and losses of the Partnership in proportion to their respective economic interests.

     The Joint Venture trades in the international futures and forward markets, applying multiple proprietary trading strategies under the direction of JWH(R). JWH(R) selects, allocates and reallocates the Partnership's assets among different combinations of JWH(R)'s programs--an approach which JWH(R) refers to as the "JWH Strategic Allocation Program."

     The consolidated financial statements include the accounts of the Joint Venture to which the Partnership contributed substantially all of its capital, representing a current equity interest in the Joint Venture of approximately 99%. All related transactions between the Partnership and the Joint Venture are eliminated in consolidation.

     Estimates
     ---------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue Recognition
     -------------------

     Commodity futures, options on futures and forward contract transactions are recorded on the trade date, and open contracts are reflected in "net unrealized profit (loss) on open contracts" in the Consolidated Statements of Financial Condition as the difference between the original contract value and the market value (for those commodity interests for which market quotations are readily available) or at fair value. The change in net unrealized profit (loss) on open contracts from one period to the next is reflected in "change in unrealized" under trading profits (losses) in the Consolidated Statements of Operations.

     Foreign Currency Transactions
     -----------------------------

     The Partnership's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the dates of the Consolidated Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in "realized" in the Statement of Operations.

     Ongoing Offering Costs, Operating Expenses and Selling Commissions
     ------------------------------------------------------------------

     MLAI is entitled to receive, from the Partnership, ongoing offering cost reimbursements subject to a ceiling of up to .25 of 1% of the Partnership's average month-end assets in any fiscal year.

     MLAI pays for all routine operating costs excluding the State of New Jersey filing fee (which is borne by the Partnership) (See Note 4) but including legal, accounting, printing, postage and similar administrative expenses of the Partnership, including the Partnership's share of any such costs incurred by the Joint Venture (See Note 3). MLAI receives an administrative fee from the Partnership, as well as a portion of the brokerage commissions paid to MLPF&S by the Joint Venture (See Note 4).

     No selling commissions have been or are paid directly by the Limited Partners. All selling commissions are paid by MLAI.

     Income Taxes
     ------------

     No provision for income taxes has been made in the accompanying consolidated financial statements as each Partner is individually responsible for reporting income or loss based on such Partner's respective share of the Partnership's income and expenses as reported for income tax purposes.

     Distributions
     -------------

     The Limited Partners are entitled to receive, equally per Unit, any distribution which may be made by the Partnership. No such distributions have been declared for the years ended December 31, 2005, 2004 or 2003.

     Subscriptions
     -------------

     Units are offered as of the close of business at the end of each month. Shares are purchased as of the first business day of any month at Net Asset Value, but the subscription request must be submitted at least three calendar days before the end of the preceding month. Subscriptions submitted less than three days before the end of a month will be applied to Units subscriptions as of the beginning of the second month after receipt, unless revoked by MLAI.

     Redemptions
     -----------

     A Limited Partner may redeem some or all of such Partner's Units at Net Asset Value as of the close of business, on the last business day of any month, upon ten calendar days' notice. Units redeemed on or prior to the end of the twelfth full month after purchase are assessed an early redemption charge of 3% of their Net Asset Value as of the date of redemption. If an investor acquired Units at more than one time, Units are treated on a "first-in, first-out" basis for purposes of determining whether redemption charges are applicable. Redemption charges, if any, are subtracted from redemption proceeds and paid to MLAI.

     Dissolution of the Partnership
     ------------------------------

     The Partnership will terminate on December 31, 2026 or at an earlier date if certain conditions occur, as well as under certain other circumstances as set forth in the Limited Partnership Agreement.

     Indemnifications
     ----------------

     In the normal course of business, the Partnership enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Partnership's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Partnership that have not yet occurred. The Partnership expects the risk of any future obligation under these indemnifications to be remote.

2.   CONDENSED SCHEDULES OF INVESTMENTS

     The Partnership's investments, defined as "net unrealized profit (loss) on open contracts" in the Consolidated Statements of Financial Condition, as of December 31, 2005 and 2004, are as follows.


      2005                        Long Positions
      ----                        --------------

                                   Unrealized
Commodity                            profit       Percent of
Industry Sector      Contracts       (loss)       Net Assets      Contracts
-----------------   -----------   ------------    ----------    -------------
Agriculture              5,556    $ 11,909,746         0.97%          (6,708)
Currencies          88,543,161     (16,746,107)       -1.36%    (136,037,421)
Energy                   1,339     (47,729,890)       -3.86%          (4,738)
Interest rates              28          17,183         0.00%         (31,727)
Metals                   8,945      33,434,352         2.71%          (1,201)
Stock indices            7,285       7,210,537         0.58%              --
                                  ------------        ------

Total                             $(11,904,179)       -0.96%
                                  ============        ======


Short Positions
---------------

                  Unrealized
Commodity           profit       Percent of   Net unrealized    Percent of
Industry Sector     (loss)       Net Assets   profit (loss)     Net Assets       Maturity Date
---------------- -------------   ----------   --------------    ----------   ----------------------
Agriculture      $ (6,253,534)       -0.51%    $  5,656,212         0.46%    February 06 - March 06
Currencies         31,431,492         2.55%      14,685,385         1.19%    March 06
Energy             (3,178,724)       -0.26%     (50,908,614)       -4.12%    February 06 - April 06
Interest rates    (11,273,093)       -0.91%     (11,255,910)       -0.91%    March 06 - December 06
Metals             (3,546,988)       -0.29%      29,887,364         2.42%    January 06 - March 06
Stock indices              --         0.00%       7,210,537         0.58%    March 06
                 ------------        ------    ------------        -----

Total            $  7,179,153         0.58%    $ (4,725,026)       -0.38%
                 ============        ======    ============        =====


      2004                        Long Positions
      ----                        --------------

                                   Unrealized
Commodity                            profit       Percent of
Industry Sector      Contracts       (loss)       Net Assets      Contracts
----------------   ------------   ------------    ----------    -------------
Agriculture              4,680    $  9,251,018         0.67%         (13,924)
Currencies         240,025,625     144,952,223        10.57%     (42,646,248)
Energy                      --              --         0.00%         (12,162)
Interest rates          45,000      (6,356,813)       -0.46%          (7,078)
Metals                  10,015      16,564,087         1.21%          (2,975)
Stock indices            9,562       4,968,171         0.36%            (990)
                                  ------------        ------

Total                             $169,378,686        12.35%
                                  ============        ======


Short Positions
---------------

                  Unrealized
Commodity           profit       Percent of   Net unrealized    Percent of
Industry Sector     (loss)       Net Assets   profit (loss)     Net Assets       Maturity Date
--------------- --------------   ----------   --------------    ----------   ----------------------
Agriculture      $  2,952,375         0.22%    $ 12,203,393         0.89%    February 05 - May 05
Currencies        (19,541,233)       -1.43%     125,410,990         9.14%    March 05
Energy             16,461,073         1.20%      16,461,073         1.20%    March 05 - April 05
Interest rates     (1,502,097)       -0.11%      (7,858,910)       -0.57%    March 05 - December 05
Metals            (16,018,998)       -1.17%         545,089         0.04%    January 05 - March 05
Stock indices      (6,515,354)       -0.47%      (1,547,183)       -0.11%    March 05
                 ------------        ------    ------------        -----

Total            $(24,164,234)       -1.76%    $145,214,452        10.59%
                 ============        ======    ============        =====


     No individual contract's unrealized profit or loss comprised greater than 5% of the Partnership's net assets as of December 31, 2005 and 2004.

3.   JOINT VENTURE AGREEMENT

     The Partnership and JWH(R) entered into a Joint Venture Agreement whereby JWH(R) contributed $100,000 to the Joint Venture and the Partnership contributed substantially all of its capital. The Joint Venture Agreement is subject to automatic one-year renewals on the same terms, unless either the Partnership or JWH(R) elects not to renew. The Joint Venture Agreement was renewed through the year ended December 31, 2006. MLAI is the manager of the Joint Venture, while JWH(R) has sole discretion in determining the commodity futures, options on futures and forward trades to be made on its behalf, subject to the trading limitations outlined in the Joint Venture Agreement.

     Pursuant to the Joint Venture Agreement, JWH(R) and the Partnership share in the profits of the Joint Venture based on equity ownership provided that 20% of the Partnership's allocable quarterly New Trading Profits, as defined, are allocated to JWH(R). Losses are allocated to JWH(R) and the Partnership based on equity ownership.

     Pursuant to the Joint Venture Agreement, JWH(R)'s share of profits may earn interest at the prevailing rates for 91-day U.S. Treasury bills or such share of profits may participate in the profits and losses of the Joint Venture. For the years ended December 31, 2005, 2004 and 2003, JWH(R) received a Profit Share allocation of $0, $38,968,456, and $5,790,782 and earned interest of $6,312, $83,034, and $49,985 on such amounts, respectively.

4.   RELATED PARTY TRANSACTIONS

     The Joint Venture's U.S. dollar assets are maintained at MLPF&S. On assets held in U.S. dollars, Merrill Lynch credits the Joint Venture with interest at the prevailing 91-day U.S. Treasury bill rate. The Joint Venture is credited with interest on any of its assets and net gains actually held by MLPF&S in non-U.S. dollar currencies at a prevailing local rate received by Merrill Lynch. Merrill Lynch may derive certain economic benefit in excess of the interest which Merrill Lynch pays to the Joint Venture, from possession of such assets.

     Merrill Lynch charges the Joint Venture, at prevailing local rates, for financing realized and unrealized losses on the Joint Venture's non-U.S. dollar-denominated positions.

     The Joint Venture currently pays brokerage commissions to MLPF&S at a flat monthly rate of .479 of 1% (a 5.75% annual rate) of the Joint Venture's month-end trading assets. The Joint Venture also pays MLAI a monthly administrative fee of .021 of 1% (a 0.25% annual rate) of the Joint Venture's month-end trading assets. Beginning in 2003, the Partnership reimburses MLAI for payment of the actual State of New Jersey annual filing fee assessed on a per partner basis with a maximum of $250,000 per year which is paid on its behalf. Month-end trading assets are not reduced for purposes of calculating brokerage and administrative fees by any accrued brokerage commissions, administrative fees, Profit Shares or other fees or charges.

     MLAI estimates that the round-turn equivalent commission rate charged to the Joint Venture by MLPF&S during the years ended December 31, 2005, 2004 and 2003 was approximately $154, $110, and $117, respectively (not including, in calculating round-turn equivalents, forward contracts on a futures-equivalent basis).

     MLPF&S pays JWH(R) annual Consulting Fees of 2% of the Partnership's average month-end assets, after reduction for a portion of the brokerage commissions.

5.   WEIGHTED AVERAGE UNITS

     The weighted average number of Units outstanding was computed for purposes of disclosing net income (loss) per weighted average Unit. The weighted average Units outstanding for the years ended December 31, 2005, 2004 and 2003 equals the Units outstanding as of such date, adjusted proportionately for Units sold and redeemed based on the respective length of time each was outstanding during the year.

6.   FAIR VALUE AND OFF-BALANCE SHEET RISK

     The nature of this Partnership has certain risks, which cannot be presented on the consolidated financial statements. The following summarizes some of those risks.

     Market Risk
     -----------

     Derivative instruments involve varying degrees of off-balance sheet market risk. Changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the financial instruments or commodities underlying such derivative instruments frequently result in changes in the Partnership's net unrealized profit
     (loss) on such derivative instruments as reflected in the Consolidated Statements of Financial Condition. The Partnership's exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by the Partnership as well as the volatility and liquidity of the markets in which the derivative instruments are traded.

     MLAI has procedures in place intended to control market risk exposure, although there can be no assurance that they will, in fact, succeed in doing so. These procedures focus primarily on monitoring the trading of JWH(R), calculating the Net Asset Value of the Partnership as of the close of business on each day and reviewing outstanding positions for over-concentrations. While MLAI does not itself intervene in the markets to hedge or diversify the Partnership's market exposure, MLAI may urge JWH(R) to reallocate positions in an attempt to avoid over-concentrations. However, such interventions are unusual and unless it appears that JWH(R) has begun to deviate from past practice or trading policies or to be trading erratically, MLAI's basic risk control procedures consist simply of the ongoing process of advisor monitoring, with the market risk controls being applied by JWH(R).

     Credit Risk
     -----------

     The risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter (non-exchange-traded) transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may also require margin in the over-the-counter markets.

     The credit risk associated with these instruments from counterparty nonperformance is the net unrealized profit on open contracts, if any, included in the Consolidated Statements of Financial Condition. The Partnership attempts to mitigate this risk by dealing exclusively with Merrill Lynch entities as clearing brokers.

     The Partnership, in its normal course of business, enters into various contracts with MLPF&S acting as its commodity broker. Pursuant to the brokerage agreement with MLPF&S (which includes a netting arrangement), to the extent that such trading results in receivables from and payables to MLPF&S, these receivables and payables are offset and reported as a net receivable or payable and included in "net unrealized profit (loss) on open contracts" on the Consolidated Statements of Financial Condition.

                             * * * * * * * * * * *

                To the best of the knowledge and belief of the undersigned, the information contained in this report is accurate and complete.

                              Michael L. Pungello
                            Chief Financial Officer
                   Merrill Lynch Alternative Investments LLC
                              General Partner of
                     ML JWH Strategic Allocation Fund L.P.

                   MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC

TABLE OF CONTENTS
------------------------------------------------------------------------------

                                                                          Page

INDEPENDENT AUDITORS' REPORT                                               78

CONSOLIDATED BALANCE SHEET                                                 79

NOTES TO BALANCE SHEET                                                   80-82

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Merrill Lynch Alternative Investments LLC:

We have audited the accompanying consolidated balance sheet of Merrill Lynch Alternative Investments LLC (the "Company") as of December 30, 2005. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted as established by the Auditing Standards Board (United States) and in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company`s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated balance sheet presents fairly, in all material respects, the financial position of the Company as of December 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

s/DELOITTE & TOUCHE LLP

February 27, 2006

MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC

CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 30, 2005
------------------------------------------------------------------------------

ASSETS

CASH                                       $  1,128,961

INVESTMENTS                                  30,000,000

INVESTMENTS IN AFFILIATED PARTNERSHIPS       22,577,218

DUE FROM PARENT AND AFFILIATES, NET         438,011,003

RECEIVABLES FROM AFFILIATED PARTNERSHIPS     35,318,993

RECEIVABLES FROM OFFSHORE FUNDS              25,219,376

OTHER ASSETS                                 15,971,991
                                           ------------

TOTAL                                      $568,227,542
                                           ============

LIABILITIES AND MEMBER'S CAPITAL

LIABILITIES:
  Accounts payable and accrued expenses    $  2,432,549
  Due to affiliates                         426,020,499
                                           ------------

     Total liabilities                      428,453,048
                                           ------------

MEMBER'S CAPITAL                            139,774,494
                                           ------------

TOTAL                                      $568,227,542
                                           ============

See notes to consolidated balance sheet.

                   MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC

                      NOTES TO CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 30, 2005
------------------------------------------------------------------------------

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

          Organization--Merrill Lynch Alternative Investments LLC (the "Company") is a wholly-owned subsidiary of Merrill Lynch Investment Managers, L.P. ("MLIM") which, in turn, is an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc ("Merrill Lynch" or "ML&Co"). The Company is registered as a commodity pool operator and a commodity trading advisor, and is registered as an investment adviser under the Investment Advisers Act of 1940.

          The Company serves as the sole general partner of ML Global Horizons L.P., ML Futures Investments L.P. 2003, ML Principal Protection Plus L.P., ML John W. Henry & Co./Millburn L.P. (Series A, B, and C), ML Select Futures I L.P., ML JWH Strategic Allocation Fund L.P., ML Select Hedge I L.P., ML Zweig DiMenna L.P. and ML Allocation Fund LLC (collectively, the "Affiliated Partnerships"). The Company has sponsored and is the sole managing member of the onshore Futures Access and Hedge Access Programs. A Futures Access program is a professionally managed portfolio typically trading in a wide range of markets via futures, forward and options contracts through commodity trading advisors. A Hedge Access program is a private pool of assets that may invest in diverse array of investments, from basic stocks and bonds to complex derivatives. Additionally, the Company has sponsored or initiated the formation of various offshore entities ("Offshore Funds") engaged in the speculative trading of futures, options on futures, forwards and options on forward contracts. The Company also sponsors various onshore and offshore funds that invest in other partnerships.

          Basis of Presentation--The Company's consolidated balances reflect its 100% ownership of ML Event Driven Fund, ML Fixed Income Hedge Fund, and ML Global Macro Fund (the "Funds"). All balances and transactions between the Company and the consolidated subsidiaries have been eliminated through consolidation.

          Use of Estimates--The preparation of the consolidated balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated balance sheet. Estimates, by their nature, are based on judgment and available information. Actual results could differ from those estimates.

          Investments -- The Company's investments represent the investments of the consolidated Funds, which represent ownership interests in other private investment funds. All investments in such other private investment funds are carried at cost as the Company does not exhibit significant influence over the operations of these entities and they do not have a readily accessible market value.

          Investments in Affiliated Partnerships--The Company's investments in its Affiliated Partnerships are valued using the Affiliated Partnerships' net asset value, which approximates fair value.

          Cash, Advances and Other Receivables, Accounts Payable and Accrued Expenses--The carrying amounts of these items approximate their fair value as of December 30, 2005 because of the nature of the accounts being either liquid or requiring settlement in the short term, defined as less than one year.

2.   RELATED PARTIES

          The Company's officers and directors are also officers of other subsidiaries of ML&Co. An affiliate bears all of the Company's facilities and employee costs. Another affiliate, Merrill Lynch,

Pierce, Fenner & Smith ("MLPF&S"), executes and clears the Affiliated Partnerships' trades as well as those of various other entities sponsored or managed by the Company. MLPF&S receives a fee for this service, generally based on the volume trading of the Affiliated Partnerships and other entities.

          ML&Co. is the holder of the Company's excess cash, which is available on demand to meet current liabilities as they arise. ML&Co. credits the Company with interest, at a floating rate approximating ML&Co.'s average borrowing rate, based on the Company's average daily balance receivable. At December 30, 2005, $499,407,160 was subject to this agreement. This amount is included in Due From Parent and Affiliates, net on the consolidated balance sheet.

          At December 30, 2005, the Company had receivables from Affiliated Partnerships and Offshore Funds for certain administrative, management and redemption fees. Additionally, the Company had receivables from certain Affiliated Partnerships and offshore funds for organizational and initial offering costs paid on behalf of such funds, which are being reimbursed to the Company over various time periods (not exceeding two years).

3.   INVESTMENTS IN AFFILIATED PARTNERSHIPS

          The limited partnership agreements of certain Affiliated Partnerships require the Company to maintain minimum capital contributions of 1% of the Affiliated Partnerships' net assets.

          At December 30, 2005, the Company's investments in its Affiliated Partnerships were as follows:

     John W. Henry & Co./Millburn L.P. (Series A)          $    67,613
     John W. Henry & Co./Millburn L.P. (Series B)              123,386
     John W. Henry & Co./Millburn L.P. (Series C)               66,982
     ML Select Futures I L.P.                                5,929,032
     ML JWH Strategic Allocation Fund L.P.                  12,598,794
     ML Zweig DiMenna L.P.                                         918
     ML Allocation Fund LLC                                      9,967
     ML Principal Protection Plus L.P.                          99,161
     ML Global Horizons L.P.                                 2,306,705
     ML Futures Investments L.P. 2003                          456,608
     ML Select Hedge I L.P.                                    918,052
                                                           -----------

     Total                                                 $22,577,218
                                                           ===========

          The following represents condensed combined financial information of the Affiliated Partnerships as of December 30, 2005 (in thousands):

                                                                                      Partners'
     Affiliated Partnership Balance Sheet                   Assets     Liabilities     Capital
     John W. Henry & Co./Millburn L.P. (Series A, B, C)   $   23,014     $   282     $   22,732
     ML Select Futures I L.P.                                413,147      16,318        396,829
     ML JWH Strategic Allocation Fund L.P.                 1,259,469      25,317      1,234,152
     ML Zweig DiMenna L.P.
     ML Principal Protection Plus L.P.                        10,424         192         10,232
     ML Global Horizons L.P.                                 280,330      11,744        268,586
     ML Futures Investments LP 2003                           40,202         315         39,887
     ML Select Hedge I L.P.                                  240,493      13,159        227,334
                                                          ----------   -----------   ----------

     Total                                                $2,267,079     $67,327     $2,199,752
                                                          ==========   ===========   ==========

          The Company's Affiliated Partnerships trade various futures, options on futures, forwards and options on forward contracts or hold positions in underlying funds, which trade such instruments. Risk to such partnerships arises from the possible adverse changes in the market value of such contracts and the potential inability of counterparties to perform under the terms of the contracts. The risk to the Company is represented by the portion of its investments in Affiliated Partnerships derived from the unrealized gains contained in such Partnerships' net asset values.

4.   INCOME TAXES

          The Company is a single member limited liability company, and as such the Member of the Company is subject to federal and state taxation based on its distributive share of items of income, gain, loss and expense of the Company.

5.   SUBSEQUENT EVENT

          On February 15, 2006, ML & Co. announced that it has signed a definitive agreement under which it would transfer MLIM's investment management business, to BlackRock, Inc. ("BlackRock") in exchange for a 49.8% interest in the combined BlackRock firm, including a 45% voting interest. This transaction is expected to close during the third quarter of 2006.

                                  * * * * * *

[OBJECT OMITTED] Merrill Lynch


                                   PART TWO
                      STATEMENT OF ADDITIONAL INFORMATION



                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                                  ----------
                           Limited Partnership Units





                                  ----------

 This is a speculative, leveraged investment which involves the risk of loss.
       Past performance is not necessarily indicative of future results.


           See "The Risks You Face" beginning at page 7 in Part One.




            -------------------------------------------------------

                 THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE
                    DOCUMENT AND A STATEMENT OF ADDITIONAL
                      INFORMATION. THESE PARTS ARE BOUND
                          TOGETHER, AND BOTH CONTAIN
                            IMPORTANT INFORMATION.

            -------------------------------------------------------




     Merrill Lynch, Pierce, Fenner               Merrill Lynch Alternative
        & Smith Incorporated                          Investments LLC
           Selling Agent                              General Partner


                                  ----------

                                   PART TWO

                      STATEMENT OF ADDITIONAL INFORMATION

                               TABLE OF CONTENTS

                                                                         Page

Futures Markets and Trading Methods....................................... 1

Supplemental Performance of the Fund...................................... 3

Exhibit A:  Seventh Amended and Restated
Limited Partnership Agreement......................................... LPA-1

Exhibit B:  Subscription Requirements.................................. SR-1

Exhibit C:  Subscription Instructions.................................. SA-i

Futures Markets and Trading
Methods

The Futures and Forward Markets

Futures and Forward Contracts

     Futures contracts in the United States can only be traded on approved exchanges and call for the future delivery of various commodities. These contractual obligations may be satisfied either by taking or making physical delivery or by making an offsetting sale or purchase of a futures contract on the same exchange.

     Forward currency contracts are traded off-exchange through banks or dealers. In such instances, the bank or dealer generally acts as principal in the transaction and charges "bid-ask" spreads.

     Futures and forward trading is a "zero-sum," risk transfer economic activity. For every gain there is an equal and offsetting loss.

Hedgers and Speculators

     The two broad classifications of persons who trade futures are "hedgers" and "speculators." Hedging is designed to minimize the losses that may occur because of price changes, for example, between the time a merchandiser contracts to sell a commodity and the time of delivery. The futures and forward markets enable the hedger to shift the risk of price changes to the speculator. The speculator risks capital with the hope of making profits from such changes. Speculators, such as the Fund, rarely take delivery of the physical commodity but rather close out their futures positions through offsetting futures contracts.

Exchanges; Position and Daily Limits; Margins

     Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades made between members of an exchange have been cleared, each clearing broker looks only to the clearinghouse for all payments in respect of such broker's open positions. The clearinghouse "guarantee" of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

     JWH trades for the Fund on a number of foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their United States counterparts and are not regulated by any United States agency.

     The CFTC and the United States exchanges have established "speculative position limits" on the maximum positions that futures traders, such as JWH, may hold or control in futures contracts on certain commodities.

     Most United States exchanges limit the maximum change in futures prices during any single trading day. Once the "daily limit" has been reached, it becomes very difficult to execute trades. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity.

     When a position is established, "initial margin" is deposited. On most exchanges, at the close of each trading day "variation margin," representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader's account. If "variation margin" payments cause a trader's "initial margin" to fall below "maintenance margin" levels, a "margin call" is made, requiring the trader to deposit additional margin or have his position closed out.

Trading Methods

     Managed futures strategies are generally classified as (i) systematic or discretionary; and (ii) technical or fundamental.

Systematic and Discretionary Trading Approaches

     A systematic trader relies on trading programs or models to generate trading signals. Discretionary traders make trading decisions on the basis of their own judgment.

     Each approach involves inherent risks. For example, systematic traders may incur substantial losses when fundamental or unexpected forces dominate the markets, while discretionary traders may overlook price trends which would have been signaled by a system.

Technical and Fundamental Analysis

     Technical analysis operates on the theory that market prices, momentum and patterns at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses on market data as the most effective means of attempting to predict future prices.

     Fundamental analysis, in contrast, focuses on the study of factors external to the markets, for example: weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis assumes that markets are imperfect and that market mispricings can be identified.


Trend-Following

     Trend-following advisors try to take advantage of major price movements, in contrast with traders who focus on making many small profits on short-term trades or through relative value positions. Trend-following traders assume that most of their trades will be unprofitable. They look for a few large profits from big trends. During periods with no major price movements, a trend-following trading advisor is likely to have big losses.

Risk Control Techniques

     Trading advisors often adopt risk management principles. Such principles typically restrict the size of positions taken as well as establish stop-loss points at which losing positions must be liquidated. However, no risk control technique can assure that big losses will be avoided.

The JWH programs are systematic, technical and trend-following.

Supplemental Performance of the Fund

     The following are the monthly rates of return and the month-end Net Asset Value per Unit from the inception of the Fund on July 15, 1996 through February 28, 2006. Performance information dated prior to the last five full calendar years is considered supplemental in nature, and is provided in Part II of the Prospectus in accordance with CFTC rules. There can be no assurance that the Fund will continue to perform in the future the way it has in the past.

                    ML JWH STRATEGIC ALLOCATION FUND L.P.
                       July 15, 1996--February 28, 2006
                   Aggregate Subscriptions: $1,891,134,831
                    Current Capitalization: $1,069,609,736
             Worst Monthly Decline (Month/Year): (14.60)% (11/01)
       Worst Peak-to-Valley Decline (Month/Year): (32.51)% (12/04-2/06)
             Net Asset Value per Unit, February 28, 2006: $180.91
            Number of Limited Partners, February 28, 2006: 39,553


    ------------------------------------------- ---------------------------------------- -----------------------------------------
                      Month                             Monthly Rates of Return                   Month-End NAV per Unit
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    1996
    ------------------------------------------------------------------------------------------------------------------------------
    July (1/2 mo.)                                              (1.02)%                                   $98.98
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    August                                                      (0.09)                                     98.89
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    September                                                    5.49                                     104.32
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    October                                                     10.20                                     114.86
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    November                                                     6.62                                     122.68
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    December                                                     0.47                                     123.16
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    Compound Rate of Return (5 1/2 mos.)                        23.15%
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    1997
    ------------------------------------------------------------------------------------------------------------------------------
    January                                                      3.01%                                   $126.87
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    February                                                    (0.03)                                    126.83
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    March                                                        0.07                                     126.92
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    April                                                       (0.46)                                    126.34
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    May                                                         (3.11)                                    122.41
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    June                                                         0.27                                     122.74
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    July                                                         7.11                                     131.47
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    August                                                      (3.31)                                    127.12
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    September                                                   (0.66)                                    126.28
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    October                                                      2.58                                     129.54
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    November                                                     0.97                                     130.80
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    December                                                     3.52                                     135.40
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    Compound Annual Rate of Return                               9.93%
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    1998
    ------------------------------------------------------------------------------------------------------------------------------
    January                                                     (1.51)%                                  $133.35
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    February                                                    (0.66)                                    132.47
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    March                                                        0.77                                     133.48
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    April                                                       (3.38)                                    128.97
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    May                                                          4.04                                     134.18
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    June                                                        (1.54)                                    132.11
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    July                                                        (1.22)                                    130.50
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    August                                                       9.68                                     143.13
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    September                                                    7.53                                     153.91
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    October                                                      0.83                                     155.19
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    November                                                    (8.11)                                    142.61
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    December                                                     8.23                                     154.34
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    Compound Annual Rate of Return                              14.00%
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    1999
    ------------------------------------------------------------------------------------------------------------------------------
    January                                                     (2.82)%                                  $149.98
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    February                                                     2.56                                     153.82
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    March                                                       (1.11)                                    152.11
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    April                                                        4.30                                     158.66
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    May                                                         (0.15)                                    158.41
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    June                                                         3.69                                     164.26
    ------------------------------------------- ---------------------------------------- -----------------------------------------
                                  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                                                 -3-


    ------------------------------------------- ---------------------------------------- -----------------------------------------
    July                                                        (2.81)                                    159.64
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    August                                                       0.07                                     159.75
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    September                                                   (2.26)                                    156.13
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    October                                                     (7.99)                                    143.66
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    November                                                     2.26                                     146.91
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    December                                                    (0.35)                                    146.40
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    Compound Annual Rate of Return                              (5.15)%
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    2000
    ------------------------------------------------------------------------------------------------------------------------------
    January                                                      1.08%                                   $147.98
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    February                                                     1.10                                     149.61
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    March                                                       (4.16)                                    143.39
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    April                                                       (1.59)                                    141.10
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    May                                                         (1.04)                                    139.63
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    June                                                        (3.95)                                    134.11
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    July                                                        (3.56)                                    129.33
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    August                                                       3.65                                     134.06
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    September                                                   (7.26)                                    124.33
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    October                                                      5.66                                     131.37
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    November                                                    13.10                                     148.57
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    December                                                    16.91                                     173.69
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    Compound Rate of Return                                     18.65%
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    2001
    ------------------------------------------------------------------------------------------------------------------------------
    January                                                     (0.63)%                                  $172.60
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    February                                                    (0.70)                                    171.38
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    March                                                       11.35                                     190.83
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    April                                                       (9.71)                                    172.29
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    May                                                          2.51                                     176.63
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    June                                                        (4.81)                                    168.12
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    July                                                        (4.07)                                    161.28
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    August                                                       6.00                                     170.97
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    September                                                    2.94                                     175.99
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    October                                                      4.20                                     183.39
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    November                                                   (14.60)                                    156.62
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    December                                                     8.52                                     169.97
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    Compound Rate of Return                                     (2.15)%
    ------------------------------------------------------------------------------------------------------------------------------
    2002
    ------------------------------------------------------------------------------------------------------------------------------
    January                                                     (0.91)%                                  $168.42
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    February                                                    (3.43)                                    162.64
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    March                                                       (5.21)                                    154.17
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    April                                                        0.91                                     155.57
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    May                                                          8.62                                     168.98
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    June                                                        20.11                                     202.97
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    July                                                         7.24                                     217.66
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    August                                                       3.86                                     226.06
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    September                                                    6.17                                     240.00
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    October                                                     (7.83)                                    221.21
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    November                                                    (6.63)                                    206.54
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    December                                                     6.28                                     219.52
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    Compound Rate of Return                                     29.15%
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    2003
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    January                                                     14.45%                                   $251.24
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    February                                                     7.38                                     269.78
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    March                                                       (6.60)                                    251.99
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    April                                                        2.72                                     258.85
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    May                                                          5.17                                     272.23
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    June                                                        (8.58)                                    248.88
    ------------------------------------------- ---------------------------------------- -----------------------------------------
                                  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                                                -4-


    ------------------------------------------- ---------------------------------------- -----------------------------------------
    July                                                        (0.50)                                    247.63
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    August                                                       3.75                                     256.91
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    September                                                   (9.33)                                    232.93
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    October                                                     (8.40)                                    213.37
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    November                                                     1.17                                     215.88
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    December                                                     9.14                                     235.60
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    Compound Rate of Return                                      7.33%
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    2004
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    January                                                      3.80%                                   $244.57
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    February                                                     8.73                                     265.91
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    March                                                       (5.35)                                    251.68
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    April                                                      (10.86)                                    224.34
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    May                                                         (6.36)                                    210.08
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    June                                                       (10.58)                                    187.86
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    July                                                        (2.34)                                    183.46
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    August                                                      (0.45)                                    182.64
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    September                                                   10.25                                     201.36
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    October                                                     19.71                                     241.05
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    November                                                    11.21                                     268.07
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    December                                                    (2.89)                                    260.33
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    Compound Rate of Return                                     10.50%
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    2005
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    January                                                    (13.89)%                                  $224.16
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    February                                                    (4.89)                                    213.19
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    March                                                        0.00                                     213.18
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    April                                                      (10.79)                                    190.18
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    May                                                          9.40                                     208.05
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    June                                                         2.20                                     212.63
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    July                                                         1.33                                     215.46
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    August                                                      (0.23)                                    214.97
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    September                                                    0.06                                     215.10
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    October                                                     (0.05)                                    214.98
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    November                                                     8.28                                     232.78
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    December                                                   (11.72)                                    205.50
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    Compound Rate of Return                                    (21.06)%
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    2006
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    January                                                     (3.40)                                    198.52
    ------------------------------------------- ---------------------------------------- -----------------------------------------
    February                                                    (8.87)                                    180.91
    ------------------------------------------- ---------------------------------------- -----------------------------------------

                            See Notes to Performance of the Fund on page 15 of Part I of the Prospectus.

                                  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                                                     EXHIBIT A










                     ML JWH STRATEGIC ALLOCATION FUND L.P.


                         SEVENTH AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT















                                  Dated as of
                                March 21, 2003







                   MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC
                                GENERAL PARTNER

                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                         SEVENTH AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT


                                                          TABLE OF CONTENTS
                                                                                                                             Page
                                                                                                                             ----
1.    Formation and Name....................................................................................................LPA-1
2.    Principal Office......................................................................................................LPA-1
3.    Business..............................................................................................................LPA-1
      (a)      Business.....................................................................................................LPA-1
      (b)      Objective....................................................................................................LPA-1
      (c)      Joint Venture................................................................................................LPA-1
4.    Term, Fiscal Year and Net Assets......................................................................................LPA-1
      (a)      Term.........................................................................................................LPA-1
      (b)      Fiscal Year..................................................................................................LPA-2
      (c)      Net Assets...................................................................................................LPA-2
5.    Net Worth of General Partner..........................................................................................LPA-2
6.    Capital Contributions.................................................................................................LPA-2
7.    Allocation of Profits and Losses......................................................................................LPA-2
      (a)      Capital Accounts and Financial Allocations...................................................................LPA-2
      (b)      Tax Allocations..............................................................................................LPA-2
      (c)      Expenses.....................................................................................................LPA-3
      (d)      Limited Liability of Limited Partners........................................................................LPA-4
8.    Management of the Partnership.........................................................................................LPA-4
      (a)      General......................................................................................................LPA-4
      (b)      Fiduciary Duties.............................................................................................LPA-5
      (c)      Loans; Investments...........................................................................................LPA-5
      (d)      Certain Conflicts of Interest Prohibited.....................................................................LPA-6
      (e)      Certain Agreements...........................................................................................LPA-6
      (f)      No "Pyramiding.".............................................................................................LPA-6
      (g)      Other Activities.............................................................................................LPA-6
      (h)      Status of Joint Venture......................................................................................LPA-6
9.    Audits and Reports....................................................................................................LPA-6
10.   Assigning Units.......................................................................................................LPA-7
11.   Redeeming Units.......................................................................................................LPA-7
12.   Offering of Units.....................................................................................................LPA-8
13.   Power of Attorney.....................................................................................................LPA-9
14.   Withdrawal of a Partner...............................................................................................LPA-9
15.   Standard of Liability; Indemnification................................................................................LPA-9
      (a)      Standard of Liability for the General Partner................................................................LPA-9
      (b)      Indemnification of the General Partner by the Partnership....................................................LPA-9
      (c)      Indemnification of the Partnership                                                                          LPA-11
16.   Amendments; Meetings.................................................................................................LPA-11
      (a)      Amendments with Consent of the General Partner..............................................................LPA-11
      (b)      Amendments and Actions without Consent of the General Partner...............................................LPA-11
      (c)      Meetings; Other Voting Matters..............................................................................LPA-12
17.   Benefit Plan Investors...............................................................................................LPA-12
18.   GOVERNING LAW........................................................................................................LPA-13
19.   Miscellaneous........................................................................................................LPA-13
      (a)      Notices.....................................................................................................LPA-13
      (b)      Binding Effect..............................................................................................LPA-13
      (c)      Captions....................................................................................................LPA-13
      (d)      Close of Business...........................................................................................LPA-13


                ----------------------------------------------
                   MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC
                                General Partner


                                    LPA-(i)

                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                         SEVENTH AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT

     This Seventh Amended and Restated Limited Partnership Agreement (this "Agreement") is made as of March 21, 2003, by and among Merrill Lynch Alternative Investments LLC, a Delaware limited liability company, as general partner (the "General Partner"), and each Limited Partner.

                                  WITNESSETH:

          1. Formation and Name.

     The parties hereby form and continue ML JWH Strategic Allocation Fund L.P. (the "Partnership") under the Delaware Revised Uniform Limited Partnership Act (the "Act").

          2. Principal Office.

     The principal office of the Partnership is c/o the General Partner, Princeton Corporate Campus, Section 2G, 800 Scudders Mill Road, Plainsboro, New Jersey 08536; telephone: (800) 765-0995. The registered office and agent for service of process in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          3. Business.

     (a) Business. The Partnership's business is to trade futures and forward contracts on all manner of commodities, financial instruments and currencies; physical commodities; securities; and any rights, interests or options relating to the foregoing. The Partnership may engage in all activities necessary, convenient or incidental to the foregoing businesses.

     (b) Objective. The objective of the Partnership's business is substantial capital appreciation of its assets through speculative trading.

     (c) Joint Venture. The Partnership currently trades through a joint venture (the "Joint Venture") with John W. Henry & Company, Inc. ("JWH"). As the Partnership owns substantially all of the Joint Venture, the term "Partnership" refers to the Partnership, the Joint Venture or both as the context may require.

          4. Term, Fiscal Year and Net Assets.

     (a) Term. The Partnership began on December 11, 1995 and will dissolve on the earlier of: (1) December 31, 2026; (2) receipt by the General Partner of 90 days' notice to dissolve from Limited Partners owning more than 50% of the outstanding Units; (3) withdrawal, insolvency or dissolution of the General Partner, or any other event that causes the General Partner to cease to be a general partner of the Partnership unless (i) at the time of such event there is at least one remaining general partner of the Partnership who carries on the business of the Partnership, or (ii) within 90 days after such event all Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of one or more general partners of the Partnership; (4) a decline in the aggregate Net Assets of the Partnership to less than $250,000; (5) a decline in the Net Asset Value per Unit to $50 or less; (6) dissolution of the Partnership as otherwise provided in this Agreement; or (7) any other event requiring dissolution.

     Upon dissolution of the Partnership, the General Partner, or another person approved by a majority of the Units, shall act as liquidator trustee.


                                    LPA-1

     (b) Fiscal Year. January 1 through December 31.

     (c) Net Assets. Net Assets are determined in accordance with generally accepted accounting principles.

     A futures or futures option traded on a United States commodity exchange is valued at its settlement price. If such a contract cannot be liquidated, the settlement price on the first day on which it can be liquidated is used or such other value as the General Partner deems fair and reasonable. The liquidating value of a forward or of a futures or futures option not traded on a United States commodity exchange is its liquidating value as determined by the General Partner on a basis consistently applied for each different type of contract.

     The Partnership's liability for reimbursing its organizational and initial as well as ongoing offering costs to the General Partner reduced or reduces Net Assets only as paid out or amortized.

     Reserves may be created and charged against Net Assets in the discretion of the General Partner.

          5. Net Worth of General Partner.

     The General Partner agrees that it will maintain a net worth of at least 5% of the total contributions to the Partnership and all other partnerships of which the General Partner is general partner. This agreement may be modified if counsel opines that such change will not adversely affect the partnership taxation of the Partnership, and if such change meets applicable state securities laws or guidelines.

     The General Partner will not permit its net worth to decline below $10 million without the consent of holders of a majority of the Units.

          6. Capital Contributions.

     The Partners' respective capital contributions shall be as shown on the books and records of the Partnership.

          7. Allocation of Profits and Losses.

     (a) Capital Accounts and Financial Allocations. Each Unit has a capital account, whose initial balance is the amount paid for such Unit.

     As of the close of business (as determined by the General Partner) on the last business day of each month, any increase or decrease in the Partnership's Net Assets during such month shall be credited or charged equally to all outstanding Units.

     (b) Tax Allocations. As of each December 31, income and expense and capital gain or loss shall be allocated among the Partners for tax purposes. Capital gain and capital loss shall be allocated separately and not netted.

     (1) First, items of ordinary income and expense, including all items of gain and loss attributable to cash management activities, shall be allocated equally among the Units outstanding as of the end of each month in which such items accrued.

     (2) Second, Capital Gain or Loss shall be allocated as follows:

     (A) Each Unit has a tax account with an initial balance equal to the amount paid for such Unit. As of the end of each month, the balance of such tax account shall be reduced by the Unit's allocable share of any amount paid or amortized by the Partnership in respect of such month for the costs of the ongoing offering of the Units. These adjustments shall be made prior to the following allocations of Capital Gain or Loss.

     As of the end of each fiscal year:

          (i) Each tax account shall be increased by the amount of income or Capital Gain allocated to each Unit pursuant to Sections 7(b)(1) and 7(b)(2)(C).


                                    LPA-2

          (ii) Each tax account shall be decreased by the amount of expense or Capital Loss allocated to each Unit pursuant to Sections 7(b)(1) and 7(b)(2)(E) and by the amount of any distributions paid to each Unit other than upon redemption.

          (iii) When a Unit is redeemed, its tax account is eliminated.

     (B) Each Partner who redeems a Unit during or as of the end of a fiscal year shall be allocated Capital Gain up to the amount of the excess of the amount received on redemption (before taking into account any early redemption charges) over the tax account allocable to such Unit (any such excess being referred to as an "Excess"). In the event that the aggregate amount of Capital Gain available to be allocated pursuant to this Section is less than the aggregate amount of Capital Gain required to be so allocated, the aggregate amount of available Capital Gain shall be allocated among all such Partners in the ratio which each such Partner's aggregate Excess bears to the aggregate Excess of all such Partners.

     (C) Capital Gain remaining after the allocation described in Section 7(b)(2)(B) shall be allocated among all Partners with outstanding Units whose capital accounts are in excess of their tax accounts based on the ratio of each such Partner's Excess to the aggregate Excess of all such Partners. Any remaining Capital Gain shall then be allocated equally to all Units.

     (D) Each Partner who redeems a Unit during or as of the end of a fiscal year shall be allocated Capital Loss up to the amount of the sum of the excess of the tax account allocable to such Unit over the amount received on redemption (before taking into account any early redemption charges; and such excess being referred to as a "Negative Excess"). In the event the aggregate amount of Capital Loss available to be allocated pursuant to this Section is less than the aggregate amount required to be so allocated, the aggregate amount of available Capital Loss shall be allocated among all such Partners in the ratio that each such Partner's Negative Excess bears to the aggregate Negative Excess of all such Partners.

     (E) Capital Loss remaining after the allocation described in Section 7(b)(2)(D) shall be allocated among all Partners with outstanding Units whose tax accounts are in excess of their capital accounts based on the ratio of each such Partner's Negative Excess to the aggregate Negative Excess of all such Partners. Any remaining Capital Loss shall then be allocated equally to all Units.

     (F) For purposes of this Section 7(b)(2), "Capital Gain" or "Capital Loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset by the Internal Revenue Code of 1986, as amended (the "Code"), provided, however, that Capital Gain and Loss shall not include gain or loss relating to cash management activities which shall be allocated pursuant to Section 7(b)(1).

     (3) The Partnership's intent is to allocate taxable profit and loss the same way as financial profit and loss, trying to eliminate any difference between a Partner's capital account and his or her tax account, consistent with principles set forth in Section 704 of the Code, including without limitation a "Qualified Income Offset."

     (4) The allocations of profit and loss shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the General Partner.

     (5) The General Partner's interest in the Partnership is treated on a Unit-equivalent basis for allocation purposes.

     The General Partner may adjust the allocations set forth in this Section 7(b), in its discretion, if the General Partner believes that doing so will achieve more equitable allocations or ones more consistent with the Code.

     (c) Expenses. The General Partner was reimbursed by the Partnership for organizational


                                    LPA-3
and initial offering costs in 24 monthly installments ending June 30, 1998.

     The General Partner pays all of the Partnership's routine legal, accounting and administrative expenses (other than as provided in the following paragraph), and none of the General Partner's "overhead" expenses (including, but not limited to, salaries, rent and travel expenses) are charged to the Partnership. The General Partner receives a monthly Administrative Fee of 0.02083 of 1% (0.25% annually) of the month-end assets of the Partnership.

     The Partnership pays the costs of the continuous offering of the Units (other than selling commissions and ongoing compensation); provided, that the General Partner absorbs all such costs in excess of 0.25% of the Partnership's average month-end Net Assets in any fiscal year.

     Any goods and services provided to the Partnership by the General Partner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm's-length negotiations. All of the expenses which are for the Partnership's account shall be billed directly to the Partnership.

     The General Partner pays the selling commissions and ongoing compensation due on the Units.

     The Partnership will pay any taxes applicable to it and any charges incidental to its trading.

     (d) Limited Liability of Limited Partners. Each Unit, when purchased in accordance with this Agreement, shall be fully-paid and nonassessable, except as otherwise provided by law.

          8. Management of the Partnership.

     (a) General. The General Partner shall manage the business of the Partnership.

     The General Partner shall determine what distributions, if any, shall be made to the Partners.

     The General Partner may take such actions relating to the business of the Partnership as the General Partner deems necessary or advisable and which are consistent with the terms of this Agreement.

     All Limited Partners consent to the General Partner's selection of: (i) John W. Henry & Company, Inc. as trading manager; (ii) MLIM as provider of cash management services; (iii) Merrill Lynch, Pierce, Fenner & Smith Incorporated as the Partnership's commodity broker; (iv) Merrill Lynch International Bank as a currency dealer for the Partnership; and (v) Merrill Lynch, Pierce, Fenner & Smith Incorporated as the Partnership's custodians.

     The General Partner is specifically authorized by each Limited Partner to enter into the cash management arrangements described under "Interest Income Arrangements" in the prospectus for the Units current at the time such Limited Partner last purchased Units (the "Prospectus").

     The General Partner is hereby specifically authorized to enter into, deliver and perform on behalf of the Partnership, the business arrangements referred to in the Prospectus.

     The General Partner may engage such persons as the General Partner in its sole judgment shall deem advisable for operating the business of the Partnership; provided, that no such arrangement shall allow brokerage commissions and Administrative Fees above those described in the Prospectus or permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs (the "NASAA Guidelines") in effect as of the date of the Prospectus, whichever is higher.

     The General Partner will reimburse the Partnership, on an annual basis, to the extent that the Partnership's brokerage commissions plus the


                                    LPA-4
annual Administrative Fee have exceeded 14% of the Partnership's average month-end Net Assets during the preceding year.

     The Partnership's brokerage commissions and Administrative Fees, taken together, may not be increased above an annual level equal to 8% of the Partnership's average month-end assets without the unanimous consent of all Limited Partners.

     The General Partner shall reimburse the Partnership for any fees paid by the Partnership to any trading advisor during any fiscal year, to the extent that such fees exceed the 6% annual management fees and the 15% of new trading profits quarterly profit shares contemplated by the NASAA Guidelines during such year, as such fees may be adjusted in compliance with the NASAA Guidelines. Any such reimbursement shall be made on a present value basis, fully compensating the Partnership for having made payments at any time during the year which would not otherwise have been due from it. The General Partner shall disclose any such reimbursement in the Annual Report delivered to Limited Partners.

     No compensation paid by the Partnership to any party may be increased without prior written notice to Limited Partners within sufficient time for them to redeem prior to such increase becoming effective. Such notification shall contain a description of Limited Partners' voting and redemption rights as well as a description of any material effect of such increase.

     Any material change in the Partnership's basic investment policies or structure requires the approval of a majority of the Units.

     The General Partner is the "tax matters partner" of the Partnership, and the Partnership of the Joint Venture.

     The General Partner has authority to cause the Partnership to take such actions as manager of the Joint Venture as the General Partner may deem appropriate, subject to the fiduciary obligations and other restrictions applicable to the General Partner as general partner of the Partnership.

     (b) Fiduciary Duties. The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be deemed to have contracted away the fiduciary obligations owed to them by the General Partner under the common law.

     The General Partner's fiduciary duty includes, among other things, the safekeeping of all Partnership funds and assets and the use thereof for the benefit of the Partnership. The funds of the Partnership will not be commingled with the funds of any other person or entity (deposit of funds with a commodity or securities broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute "commingling" for these purposes).

     The General Partner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Partnership and in resolving conflicts of interest. The Partnership's brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Partnership shall be competitive. The Partnership shall seek the best price and services available for its commodity transactions.

     (c) Loans; Investments. The Partnership shall not make loans. The General Partner shall make no loans to the Partnership unless approved by the Limited Partners in accordance with Section 16(a). If the General Partner makes a loan to the Partnership, the General Partner shall not receive interest in excess of its interest costs, nor may the General Partner receive interest in excess of the amounts which would be charged to the Partnership (without reference to the General Partner's financial resources or guarantees) by unrelated banks on comparable loans for the same purpose. The General Partner shall not receive "points" or other financing charges or fees regardless of the amount.


                                    LPA-5

     The Partnership shall not invest in any debt instruments other than Government Securities and other CFTC-authorized investments, or invest in any equity security without prior notice to Limited Partners.

     (d) Certain Conflicts of Interest Prohibited. No person or entity may receive, directly or indirectly, any advisory fees or profit shares from entities in which the Partnership participates, for investment advice or management who shares or participates in any commodity brokerage commissions paid by the Partnership; and no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor, the General Partner or any of their respective affiliates. Such prohibitions may not be circumvented by any reciprocal business arrangements; provided, however, that the foregoing shall not prohibit the payment, from the commodity brokerage commissions paid by the Partnership, of fees for cash management services to the Partnership. No trading advisor for the Partnership shall be affiliated with the Partnership's commodity broker, the General Partner or any of their affiliates.

     (e) Certain Agreements. Any agreements between the Partnership and the General Partner or any affiliate of the General Partner shall be terminable by the Partnership on no more than 60 days' written notice.

     All trading advisors used by the Partnership must satisfy the experience requirements of the NASAA Guidelines.

     The maximum period covered by any contract entered into by the Partnership, except for the various provisions of the Selling Agreement which survive the final closing of the sale of the Units, shall not exceed one year.

     (f) No "Pyramiding." The Partnership is prohibited from "pyramiding."

     (g) Other Activities. The General Partner engages in other business activities and shall not be required to refrain from any such activities, whether or not in competition with the Partnership. Neither the Partnership nor any of the Partners shall have any rights in such activities. Limited Partners may similarly engage in any such other business activities.

     The General Partner shall devote to the Partnership such time as the General Partner deems advisable to conduct the Partnership's business.

     (h) Status of Joint Venture. The General Partner is prohibited from using the Joint Venture to provide a means to do indirectly what the General Partner could not do directly in managing the Partnership.

          9. Audits and Reports.

     The Partnership's books shall be audited annually by an independent certified public accountant. The Partnership will use its best efforts to cause each Limited Partner to receive (i) within 90 days, but in no event later than 120 days, after the close of each fiscal year certified financial statements of the Partnership for the fiscal year then ended, (ii) no later than March 15 all tax information relating to the prior fiscal year necessary to complete his federal income tax return and (iii) such other information as the CFTC may by regulation require.

     The General Partner shall include in the Annual Reports sent to Limited Partners an estimate of the round-turn equivalent brokerage commission rate paid by the Partnership during the preceding year.

     The General Partner will, with the assistance of the Partnership's commodity broker, make an annual review of the Partnership's commodity brokerage arrangements. In connection with such review, the General Partner will determine, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the General Partner, comparable to those of the Partnership, in order to assess whether the rates charged to the Partnership are competitive in light


                                    LPA-6
of the services it receives. If, as a result of such review, the General Partner determines that such rates are not so competitive, the General Partner will notify the Limited Partners, describing the rates charged to the Partnership and several funds which are, in the General Partner's opinion, comparable to the Partnership.

     In addition to the undertakings in the preceding paragraph, the Partnership will seek the best price and services available on its commodity brokerage transactions. All brokerage transactions will be effected at competitive rates. The General Partner will annually review the brokerage rates paid by the Partnership to guarantee that the criteria set forth in this paragraph are followed. The General Partner may not rely solely on the rates charged by other major commodity pools in complying with this paragraph.

     Limited Partners or their duly authorized representatives may inspect the Partnership's books and records, for any purpose reasonably related to their status as Limited Partners in the Partnership, during normal business hours upon reasonable written notice to the General Partner. They may also obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that such Limited Partners shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Limited Partners' interest in the Partnership.

     The General Partner shall calculate the approximate Net Asset Value per Unit on a daily basis and furnish such information upon request to any Limited Partner.

     The General Partner will send written notice to each Limited Partner within 7 days of any decline in the Partnership's Net Asset Value or in the Net Asset Value per Unit to 50% or less of such Net Asset Value as of the previous month-end. Any such notice shall contain a description of Limited Partners' voting rights.

     The General Partner shall maintain and preserve all Partnership records for a period of not less than 6 years.

          10. Assigning Units.

     Each Limited Partner agrees that he will not assign, transfer or otherwise dispose of any interest in his Units in violation of any applicable federal or state securities laws or without giving written notice to the General Partner. No assignment, transfer or disposition of Units shall be effective against the Partnership or the General Partner until the first day of the month following the month in which the General Partner receives such notice. The General Partner may, in its sole discretion, waive any such notice.

     No assignee, except with the consent of the General Partner, may become a substituted Limited Partner. The General Partner intends to so consent, provided that the General Partner and the Partnership receive an opinion of counsel to the General Partner that such admission will not adversely affect the tax classification of the Partnership as a partnership. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled.

     Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without the consent of any Limited Partner.

          11. Redeeming Units.

     Units may be redeemed as of the close of business on the last day of any month, provided that all liabilities, contingent or otherwise, of the Partnership have been paid or there remains property of the Partnership sufficient to pay them.


                                    LPA-7

     Any number of whole Units may be redeemed.

     Units redeemed on or before the end of the twelfth full calendar month after issuance are subject to early redemption charges of 3% of the Net Asset Value at which they are redeemed. Such charges will be paid to the General Partner. Units are issued, for purposes of determining whether an early redemption charge is due, on the first day of the month after the related subscription is received. No redemption charges will be applicable to Limited Partners who redeem because the Partnership's expenses have been increased.

     If a Limited Partner acquires Units at more than one time, such Units will be treated on a "first-in, first-out" basis for purposes of applying the early redemption charges and the tax allocations in Section 7(b).

     Requests for redemption must be received by the General Partner at least 10 calendar days before the requested redemption date. Such requests need not be in writing so long as the redeeming Limited Partner has a Merrill Lynch customer securities account.

     If, as of the close of business on any day, the Net Asset Value per Unit has decreased (i) to $50 or less, after adding back all distributions or (ii) to below 50% of the prior month's Net Asset Value per Unit, the Partnership will liquidate all open positions as expeditiously as possible and suspend trading. Within 10 business days after the suspension of trading, the General Partner will declare a Special Redemption Date, which will be a business day within 30 business days from the suspension of trading. The General Partner shall mail notice of such date to each Limited Partner by first-class mail, postage prepaid, not later than 10 business days prior to such Special Redemption Date, together with instructions as to the procedure such Limited Partner must follow to have his Units redeemed on such Date (in general, Limited Partners will be required to redeem all of their Units on a Special Redemption Date if any are redeemed). A Partner who redeems will receive the Net Asset Value of his Units, determined as of the close of business on such Special Redemption Date. No redemption charges will apply on any such date. If, after a Special Redemption Date, the Net Assets of the Partnership are at least $250,000 and the Net Asset Value per Unit is in excess of $25, the Partnership may, in the discretion of the General Partner, resume trading.

     The General Partner, in its discretion, may declare a Special Redemption Date. If the General Partner does so, the General Partner need not again call a Special Redemption Date.

     The General Partner may, in its discretion, declare additional regular redemption dates for Units, permit certain Limited Partners to redeem at other than month-end and waive the 10-day notice period otherwise required to effect redemptions.

     Redemption payments will be made within 10 business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate commodity positions as of a redemption date or default or delay in payments due the Partnership, the Partnership may correspondingly delay redemption payments.

     The General Partner may require a Limited Partner to redeem all or part of such Limited Partner's Units if the General Partner considers doing so to be desirable for the protection of the Partnership, and will use best efforts to do so to the extent necessary to prevent the Partnership from being deemed to hold "plan assets" under the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the Code.

          12. Offering of Units.

     The General Partner may, in its discretion, continue or terminate the offering of the Units on a public or private basis.

     All sales of Units in the United States will be conducted by registered brokers.


                                    LPA-8

          13. Power of Attorney.

     Each Limited Partner hereby irrevocably appoints the General Partner and each officer of the General Partner, with full power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to, deliver and file, record in public offices and publish:
(i) this Agreement, including any amendments; (ii) certificates of limited partnership or assumed name, including amendments, with respect to the Partnership; (iii) all conveyances and other instruments which the General Partner deems appropriate to qualify or continue the Partnership in the State of Delaware and any other jurisdictions in which the Partnership may conduct business, or which may be required to be filed by the Partnership or the Partners under the laws of any jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Partnership. The Power of Attorney granted herein shall be deemed to be coupled with an interest, shall survive and shall not be affected by the subsequent incapacity, disability or death of a Limited Partner.

          14. Withdrawal of a Partner.

     The Partnership shall be dissolved upon the withdrawal, dissolution, insolvency or removal of the General Partner, or any other event that causes the General Partner to cease to be a general partner under the Act, unless the Partnership is continued pursuant to the terms of Section 4(a)(3). In addition, the General Partner may withdraw from the Partnership, without any breach of this Agreement, at any time upon 120 days' written notice by first class mail, postage prepaid, to each Limited Partner. If the General Partner withdraws as general partner, and the Partnership's business is continued pursuant to the terms of Section 4(a)(3)(ii), the withdrawing General Partner shall pay all expenses incurred by the Partnership as a result of its withdrawal.

     The General Partner may not assign its general partner interest or its obligation to direct the trading of the Partnership's assets without the consent of each Limited Partner. The General Partner will notify all Limited Partners of any change in the principals of the General Partner.

     A Limited Partner ceasing to be a limited partner will not terminate or dissolve the Partnership. No Limited Partner, including such Limited Partner's estate, custodian or personal representative, shall have any right to redeem or value such Limited Partner's interest in the Partnership except as provided in Section 11. Each Limited Partner agrees that in the event of his death, he waives on behalf of himself and of his estate, and directs the legal representatives of his estate and any person interested therein to waive, any inventory, accounting or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership. Nothing in this Section 14 shall, however, waive any right for a Limited Partner to be informed of the Net Asset Value of his Units, to receive periodic reports, audited financial statements and other pertinent information from the General Partner or the Partnership or to redeem or transfer Units.

          15. Standard of Liability; Indemnification.

     (a) Standard of Liability for the General Partner. The General Partner and its Affiliates, as defined below, shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner, in good faith, determined that such course of conduct was in the best interests of the Partnership, and such course of conduct did not constitute negligence or misconduct on behalf of the General Partner or its Affiliates.

     (b) Indemnification of the General Partner by the Partnership. To the fullest extent permitted by law, subject to this Section 15, the General Partner and its Affiliates shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership; provided, that such


                                    LPA-9
claims were not the result of negligence or misconduct on the part of the General Partner or its Affiliates, and the General Partner, in good faith, determined that such conduct was in the best interests of the Partnership; and provided further, that Affiliates of the General Partner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the General Partner and acting wholly within the scope of the authority of the General Partner.

     Notwithstanding anything to the contrary contained in the preceding paragraph, none of the General Partner, its Affiliates or any persons acting as selling agent for the Units shall be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

     In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

     The Partnership shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

     For the purposes of this Section 15, the term, "Affiliates," shall mean any person acting on behalf of or performing services on behalf of the Partnership or Joint Venture who: (1) directly or indirectly controls, is controlled by, or is under common control with the General Partner; or (2) owns or controls 10% or more of the outstanding voting securities of the General Partner; or (3) is an officer or director of the General Partner; or
(4) if the General Partner is an officer, director, partner or trustee, is any entity for which the General Partner acts in any such capacity.

     Advances from Partnership funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner are prohibited.

     Advances from Partnership funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of the Partnership (or Joint Venture); (2) the legal action is initiated by a third party who is not a Limited Partner; and
(3) the General Partner or its Affiliates undertake to repay the advanced funds, with interest from the initial date of such advance, to the Partnership in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 15(a).

     In no event shall any indemnity or exculpation provided for herein be more favorable to the General Partner or any Affiliate than that contemplated by the NASAA Guidelines as in effect on the date of this Agreement.

     In no event shall any indemnification permitted by this Section 15(b) be made by the Partnership unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Partnership receive a determination of qualified


                                    LPA-10
independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Partnership hereunder shall be made only as provided in the specific case.

     In no event shall any indemnification obligations of the Partnership under this Section 15(b) subject a Limited Partner to any liability in excess of that contemplated by Section 7(d).

     (c) Indemnification of the Partnership by the Partners. In the event the Partnership is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Partner's activities, obligations or liabilities unrelated to the Partnership's business, such Partner shall indemnify and reimburse the Partnership for all such loss and expense incurred, including reasonable attorneys' fees.

     The General Partner shall indemnify and hold the Partnership harmless from all loss or expense which the Partnership may incur (including, without limitation, any indemnity payments) as a result of (i) the differences between MLIM's standard of liability and indemnity under the previously existing Investment Advisory Contract, (ii) the differences between Merrill Lynch, Pierce, Fenner & Smith Incorporated's standard of liability and indemnity under the previously existing Custody Agreement or (iii) the differences between John W. Henry & Company, Inc.'s standard of liability and indemnity under the Joint Venture Agreement (in the case of actions by third parties other than Limited Partners) and, in each case, the General Partner's standard of liability as set forth herein.

     The General Partner shall also indemnify and hold the Partnership harmless from all loss and expense which the Partnership may incur (including, without limitation, indemnity payments) as a result of the commercial relationship between the Partnership and John W. Henry & Company, Inc., or any other advisor selected for the Partnership, being structured as a joint venture rather than through an advisory agreement.

          16. Amendments; Meetings.

     (a) Amendments with Consent of the General Partner. The General Partner may amend this Agreement with the approval of the majority of the Units. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the General Partner, mere receipt of an adequate number of unrevoked written consents being sufficient. The General Partner may also amend this Agreement without the consent of the Limited Partners in order: (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus); (ii) to effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations; (iii) to attempt to ensure that the Partnership is taxed as a partnership; (iv) to qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction; (v) to change this Agreement as required by the Staff of the Securities and Exchange Commission, any other federal agency or any state "Blue Sky" official or in order to opt to be governed by any amendment or successor statute to the Act; (vi) to make any amendment to this Agreement which the General Partner deems advisable, provided that such amendment is not adverse to the Limited Partners; and (vii) to make any amendment to this Agreement required by law.

     (b) Amendments and Actions without Consent of the General Partner. In any vote called by the General Partner or pursuant to Section 16(c), upon the affirmative vote of holders of a majority of the Units, the following actions may be taken, irrespective of whether the General Partner concurs: (i) this Agreement may be amended, provided, however, that the approval of all Limited Partners shall be required in the case of amendments changing or altering this
Section 16, extending


                                    LPA-11
the term of the Partnership or increasing the brokerage commissions or Administrative Fees payable by the Partnership; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner may be elected if the General Partner withdraws from the Partnership; (v) the sale of all or substantially all of the assets of the Partnership may be approved; and (vi) any contract with the General Partner or any of its affiliates may be disapproved of and terminated upon 60 days' notice.

     No reduction of any Limited Partner's capital account or modification of the percentage of profits, losses or distributions to which a Limited Partner is entitled shall be made without such Limited Partner's written consent.

     (c) Meetings; Other Voting Matters. Any Limited Partner may obtain from the General Partner, provided that reasonable copying and mailing costs are paid in advance, a list of the names, addresses and number of Units held by each Limited Partner. Such list will be mailed by the General Partner within 10 days of the receipt of the request; provided, that the General Partner may require any Limited Partner requesting such information to submit written confirmation that such information will not be used for commercial purposes unrelated to such Limited Partner's interest as a Limited Partner.

     Upon receipt of a written proposal, signed by Limited Partners owning at least 10% of the Units, that a meeting of the Partnership be called to vote on any matter on which the Limited Partners are entitled to vote, the General Partner will, by written notice to each Limited Partner of record sent by certified mail within 15 days after such receipt, call the meeting. Such meeting shall be held at least 30 days but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time for such meeting, as well as its purpose.

     In determining whether a majority of the Units has approved an action or amendment, only Units owned by Limited Partners shall be counted. Any Units acquired by the General Partner or any of its Affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained.

     The General Partner may not restrict the voting rights of Limited Partners as set forth herein.

     In the event that this Agreement is to be amended in any material respect, the amendment will not become effective prior to all Limited Partners having an opportunity to redeem their Units.

          17. Benefit Plan Investors.

     Each Limited Partner that is an "employee benefit plan" as defined in and subject to ERISA, or a "plan" as defined in Section 4975 of the Code (collectively, a "Plan"), and each fiduciary who has caused a Plan to become a Limited Partner (a "Plan Fiduciary"), represents and warrants that: (a) the Plan Fiduciary has considered an investment in the Partnership in light of the risks relating thereto; (b) the Plan Fiduciary has determined that the investment in the Partnership is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the investment in the Partnership does not violate the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Partnership has been duly authorized and approved by all necessary parties; (e) none of the General Partner, John W. Henry & Company, Inc., any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan
Fiduciary: (i) is authorized to make, and is responsible for, the


                                    LPA-12
decision of the Plan to invest in the Partnership, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses; (ii) is independent of the General Partner, John W. Henry & Company, Inc. and any of their respective affiliates; and (iii) is qualified to make such investment decision.

          18. GOVERNING LAW.

     THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW; PROVIDED, THAT THE FOREGOING CHOICE OF LAW SHALL NOT RESTRICT THE APPLICATION OF ANY STATE'S SECURITIES LAWS TO THE SALE OF UNITS TO ITS RESIDENTS OR WITHIN SUCH STATE.

          19. Miscellaneous.

     (a) Notices. All notices under this Agreement must be in writing and will be effective upon personal delivery, or if sent by first class mail, postage prepaid, upon the deposit of such notice in the United States mail.

     (b) Binding Effect. This Agreement shall inure to and be binding upon all of the parties hereto and all parties indemnified under Section 15, as well as their respective successors and assigns, custodians, estates, heirs and personal representatives.

     For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and they shall be bound thereby.

     (c) Captions. Captions are not part of this Agreement.

     (d) Close of Business. The General Partner will decide when the close of business occurs.


                               *   *   *   *   *


     The parties hereby execute this Seventh Amended and Restated Limited Partnership Agreement as of the day and year first above written.

GENERAL PARTNER:                          LIMITED PARTNERS:

MERRILL LYNCH ALTERNATIVE                 MERRILL LYNCH ALTERNATIVE
INVESTMENTS LLC                           INVESTMENTS LLC
                                             Attorney-in-Fact

By /s/ ROBERT M. ALDERMAN                 By /s/ STEVEN B. OLGIN
   ------------------------                 -------------------------
          Robert M. Alderman                        Steven B. Olgin
          Chief Executive Officer,                  Vice President and Manager
          President and Manager



                                    LPA-13

                                                                     EXHIBIT B

                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                              -------------------

                           SUBSCRIPTION REQUIREMENTS


General

     By submitting a Subscription Agreement Signature Page, you (i) subscribe to purchase Units, (ii) authorize the Selling Agent to debit your subscription from your Merrill Lynch customer securities account and (iii) agree to the terms of the Limited Partnership Agreement.

Representations and Warranties

     You represent and warrant to the Fund, MLAI and their respective affiliates as follows:

(a) You are of legal age and legally competent to execute the Subscription Agreement Signature Page.

(b) All information on your Subscription Agreement Signature Page is correct and complete. You will immediately contact MLAI if there is any change in such information.

(c)  Your subscription is made with your own funds and for your own account.

(d) Your subscription, if made as custodian for a minor, is a gift you have made to such minor or, if not a gift, the following representations as to net worth and annual income apply to such minor personally.

(e) If you are subscribing in a representative capacity, you have full power and authority to purchase the Units on behalf of the entity for which you are acting, and such entity has full power and authority to purchase such Units.

(f) You either are, or are not required to be, registered with the CFTC or a member of the NFA.

(g) If you are acting on behalf of an "employee benefit plan," you confirm the representations set forth in Section 17 of the Limited Partnership Agreement.

(h) Your subscription monies were not derived from activities that may contravene United States (federal or state) or international anti-money laundering laws and regulations. You are not (i) an individual, entity or organization named on a United States Office of Foreign Assets Control ("OFAC") "watch list" and do not have any affiliation with any kind of such individual, (ii) a foreign shell bank, (iii) a person or entity resident in or whose subscription funds are transferred from or through a jurisdiction identified as non-cooperative by the Financial Action Task Force, (iv) a senior foreign political figure(1), an immediate family member(2) or close associate(3) of a senior foreign political figure within the meaning of the USA PATRIOT Act of 2001(4). You agree to promptly notify the General Partner should you become aware of any change in the information set forth in this representation. You acknowledge that, by law, the General Partner may be obligated to "freeze" your account, either by prohibiting additional subscriptions, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations,


--------------------------

          (1) A "senior foreign political figure" is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a "senior foreign political figure" includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

          (2) "Immediate family" of a senior foreign political figure typically includes the figure's parents, siblings, spouse, children and in-laws.

          (3) A "close associate" of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

          (4) The United States "Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001", Pub. L. No. 107-56 (2001).

     and the General Partner may also be required to report such action and to disclose your identity to OFAC. You represent and warrant that all of the information which you have provided to the Fund in connection with the Subscription Agreement is true and correct, and you agree to provide any information the General Partner or its agents deem necessary to comply with the Fund's anti-money laundering program and related responsibilities from time to time. If you have indicated in this Subscription Agreement that you are an intermediary subscribing in the Fund as a record owner in your capacity as agent, representative or nominee on behalf of one or more underlying investors ("Underlying Investors"), you agree that the representations, warranties and covenants are made by you on behalf of yourself and the Underlying Investors.

Investor Suitability

     You should not invest more than 10% of your readily marketable assets in the Fund.

     Eligible investors must have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth of at least $45,000 (exclusive of home, furnishings and automobiles).

     The following requirements apply to residents of various states (net worth for such purposes in all cases is exclusive of home, furnishings and automobiles).

     1. Alaska, Arizona, Massachusetts, Mississippi, North Carolina, Oklahoma, Oregon, Tennessee and Texas -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

     2. California -- Net worth of at least $100,000 and an annual income of at least $65,000 or, in the alternative, a net worth of at least $250,000.

     3. Iowa -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000. Notwithstanding any other provisions of the Prospectus, the minimum investment for individual retirement accounts in Iowa is 25 Units or $2,500, if less, rather than 20 Units or $2,000, if less.

     4. Maine -- Net worth of at least $200,000 or a net worth of at least $50,000 and an annual income of at least $50,000. Net worth is calculated exclusive of home, home furnishings, and automobiles. All Maine residents, including existing investors in the Fund subscribing for additional Units, must execute a Subscription Agreement Signature Page. Maine residents must sign a Subscription Agreement Signature Page specifically prepared for Maine residents.

     5. Michigan -- Net worth of at least $225,000 or a net worth of at least $60,000 and taxable income in 2005 of at least $60,000. All Michigan residents, including existing investors in the Fund subscribing for additional Units, must execute a Subscription Agreement Signature Page.

     6. Minnesota -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000. Minnesota residents are deemed not to represent that their receipt of the Prospectus was accompanied by summary Fund financial information current within 60 calendar days.

     7. Missouri -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000. Missouri residents are deemed not to represent that their receipt of the Prospectus was accompanied by summary Fund financial information current within 60 calendar days.

     8. New Hampshire -- Net worth of at least $250,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

     9. Ohio -- First-time investors must have (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth of at least $70,000 (exclusive of home, furnishings and automobiles). Existing investors must have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth of at least $45,000 (exclusive of home, furnishings and automobiles).

     10. Pennsylvania -- Net worth of a least $175,000 or a net worth of at least $100,000 and an annual taxable income of at least $50,000. Pennsylvania residents are deemed not to represent that their receipt of the Prospectus was accompanied by summary Fund financial information current within 60 calendar days.

     11. South Carolina -- Net worth of at least $100,000 or a net income in 2005 some portion of which was subject to maximum federal and state income tax.

     12. South Dakota -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000. South Dakota residents are deemed not to represent that their receipt of the Prospectus was accompanied by summary Fund financial information current within 60 calendar days.


              You may revoke your subscription at any time within
                        5 business days of submission.

                        [PAGE LEFT BLANK INTENTIONALLY]

                                                                     EXHIBIT C


                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                              -------------------

                           SUBSCRIPTION INSTRUCTIONS


     You should carefully read and review both Parts of the Prospectus and the accompanying summary Fund financial information.

     Existing investors subscribing for additional Units (except Maine and Michigan residents) need not complete an additional Subscription Agreement Signature Page. Such investors' Merrill Lynch Financial Advisors will reconfirm their suitability.

     FILL IN ALL OF THE BOXES ON PAGES SA-4 AND SA-5. TYPE OR PRINT USING BLACK INK ONLY AND ONE LETTER OR NUMBER PER BOX, AS FOLLOWS:

Item 1 -- Financial Advisors must complete the information required.

Item 2 -- Enter the dollar amount to be purchased or check the appropriate dollar amount of subscription. Only whole Units will be sold. The largest number of whole Units possible at the purchase date Net Asset Value per Unit will be purchased. Fractional Units will not be sold.

Item 3 -- Enter customer's Merrill Lynch Account Number.

Item 4 -- Enter the Social Security Number or Taxpayer ID Number. In case of joint ownership, either Social Security Number may be used.

     The Signature Page is generally self-explanatory; however, we have provided specific instructions for the following:

     Trust -- Enter the Trust name on line 7 and the trustee's name on line 8, followed by "Trustee." If applicable, use line 9 for the custodian's name, followed by "Custodian." Be sure to furnish the Taxpayer ID Number of the Trust.

     Custodian Under Uniform Gifts to Minors Act -- Complete line 5 with the name of minor followed by "UGMA." On line 8 enter the custodian's name, followed by "Custodian." Be sure to furnish the minor's Social Security Number.

     Partnership or Corporation -- The Partnership or Corporation name is required on line 7. Enter an officer's or partner's name on line 8. Be sure to furnish the Taxpayer ID Number of the Partnership or Corporation.

Items --   Enter the exact name in which the Units
5,6,7      are to be held.

Item 9 --  Complete information as required.

Item 10 -- The investor(s) (except current investors in the Fund other than residents of Maine or Michigan) must execute the Subscription Agreement Signature Page (Item 10, Page SA-5) and review the representation relating to backup withholding tax underneath the signature and telephone number lines in Item 10.

Item 11 -- Financial Advisors must complete the information required.

     The Specimen Copy of the Subscription Agreement Signature Page (Pages SA-2 and SA-3) should not be executed.

                              ------------------

Instructions to Financial Advisors:

                      The executed Subscription Agreement
                        Signature Page must be retained
                             in the Branch Office.

     Suitability reconfirmations (i.e., Subscription Agreement Signature Pages executed by Financial Advisors or another form of written reconfirmation approved by the Branch Office) must also be retained in the Branch Office.

                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                           LIMITED PARTNERSHIP UNITS

                              ------------------
           BY EXECUTING THIS SUBSCRIPTION AGREEMENT SUBSCRIBERS ARE
                NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT
                OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934

                              ------------------
                            SUBSCRIPTION AGREEMENT

ML JWH STRATEGIC ALLOCATION FUND L.P.
c/o Merrill Lynch Alternative Investments LLC ("MLAI")
General Partner
Princeton Corporate Campus
Section 2G
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Dear Sirs:

          1. I subscribe for the dollar amount indicated on the Subscription Agreement Signature Page.

          The purchase price is the Net Asset Value per Unit -- 97% of the Net Asset Value per Unit if I am a Merrill Lynch officer or employee (retirement accounts do not qualify for discounts).

          The purchase date for my Units is the first day of the calendar month immediately following this subscription being accepted. My Financial Advisor will tell me the settlement date for my purchase, which will be not more than 5 business days after the purchase date. I will have the subscription funds in my Merrill Lynch customer securities account on such settlement date.

          2. I have received both Parts of the Prospectus together with the accompanying summary Fund financial information. I understand that by submitting this Subscription Agreement I am making the representations and warranties set forth in Exhibit B -- Subscription Requirements in the Prospectus.

          3. I irrevocably appoint MLAI and each officer thereof as my true and lawful Attorney-in-Fact, with full power of substitution, to execute, deliver and record any documents or instruments which MLAI considers appropriate to carry out the provisions of the Limited Partnership Agreement.

          4. THIS SUBSCRIPTION AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

               NO ONE SHOULD INVEST MORE THAN 10% OF HIS OR HER
                    READILY MARKETABLE ASSETS IN THE FUND.



----------------------------------------------------------------------------------------------------------------------------
 1 Financial Advisor
   Name
            ------------------------------------------      ------  -----------------------------  -------------------------
            First                                           M.I.    Last                           Sub. Order Ref.#

 Financial Advisor
 Phone Number                                          Financial Advisor Number                  Branch Wire Code
                ----- - ----- - ----------                                      ------------                      ----------

----------------------------------------------------------------------------------------------------------------------------

                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                           LIMITED PARTNERSHIP UNITS
                      SUBSCRIPTION AGREEMENT AND POWER OF
                            ATTORNEY SIGNATURE PAGE
                             Please print or type.
              Use BLACK ink only and only one character per box.

     I subscribe for Limited Partnership Units in ML JWH Strategic Allocation Fund L.P., (the "Fund") and authorize Merrill Lynch, Pierce, Fenner & Smith Incorporated to debit my customer securities account in the amount set forth below. The Units are sold at Net Asset Value (97% of such Net Asset Value for Merrill Lynch officers and employees).

     I acknowledge receipt of the Prospectus of the Fund together with summary Fund financial information.

     If I am a participant in a Merrill Lynch sponsored IRA, BASIC(TM) or SEP account and am purchasing Units for such an account, I hereby acknowledge that:

     1. An amount at least equal to the purchase price for the Units is in an IRA, BASIC(TM) or SEP account at Merrill Lynch, Pierce, Fenner & Smith Incorporated;
     2. The minimum value of all securities and funds in such IRA, BASIC(TM) or SEP account is $20,000;
     3. The minimum subscription is $2,000 and the amount of this subscription is no more than 10% of the value of the IRA, BASIC(TM) or SEP account on the subscription date, or no more than 10% of the value of all of the subscriber's retirement accounts; and
     4. Each separate IRA, BASIC(TM) or SEP account of the investor seeking to purchase Units meets the above eligibility requirements.

  2 --------------------------------              $5,000  -------                $2,000 ---------     3 ---------- -- -----------
                                                                                                          Merrill Lynch Account #
  Dollar  Amount.  Minimum  $5,000;  $2,000  for  IRAs,
  tax-exempt  investors and existing  Limited  Partners
  subscribing   for   additional   Units;   incremental
  investments in $100 multiples.  Subscription  amounts
  will be used to purchase the largest  number of whole
  Units  possible at the purchase  date Net Asset Value
  per Unit. No fractional Units will be issued.

            4  ----------- - --------------------------                          ---- - ----------------------------
                  Social Security Number                     or                  Taxpayer ID Number


    Limited Partner Name

    --------------------------------------------------       ---    --------------------------------------------------
    First Name                                               M.I.   Last Name


    Joint Limited Partner Name

    --------------------------------------------------       ---    --------------------------------------------------
    First Name                                               M.I.   Last Name


    Partnership, Corporate or Trust Limited Partner Name

    ------------------------------------------------------------------------------------------------------------------


    Partner, Officer, Trustee, Beneficiary, Power of Attorney or Custodian under UGMA/UTMA

    ------------------------------------------------------------------------------------------------------------------


    Additional Information

    ------------------------------------------------------------------------------------------------------------------

    Residence Address of Limited Partner (P.O. Box Numbers Are Not Acceptable For Residence Address)

    -------------------  -------------------------------------------------------------------      --------------------
    Street Number        Street Name                                                              Apt. Number

    -------------------  -----------------------------------------------------     -----        --------------------
    Bldg. No.            City                                                      State        Zip Code

    --------------------------------------------------
    Country (If Other Than U.S.A.)


    Mailing Address of Limited Partner (If Other Than Residence Address)

    --------------------   ----------------------------------------------------------------------  ------------------
    Street Number          Street Name                                                             Apt. Number

    --------------  ---------------------  -----------------------------------------------   -------   -------------------
    Bldg. No.       P.O. Box No.           City                                              State     Zip Code

    -----------------------------------------------
    Country (If Other Than U.S.A.)

    |_|  Check box if Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is custodian.

   Name of Custodian, If Not Merrill Lynch

   -----------------------------------------------------------------------------------

   Mailing Address of Custodian, Other Than Merrill Lynch

   --------------------   ------------------------------------------------------------------      ------------------
   Street Number          Street Name                                                             Apt. Number

   --------------  ---------------------  -----------------------------------------------   -------   ---------------------------
   Bldg. No.       P.O. Box No.           City                                              State     Zip Code

   --------------------------------------------------
   Country (If Other Than U.S.A.)

                                                                                                                SPECIMEN


------------------------------------------------------------------------------
------------------------------------------------------------------------------

                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                           LIMITED PARTNERSHIP UNITS

    SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE (continued)

----------------------------------------------------------------------------------------------------------------------------------
10                                        For Use By Investor
         Under penalties of perjury, I certify that:
         1.    The number shown on this form is my correct taxpayer identification number, and
         2.    I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the
               IRS has notified me that I am no longer subject to backup withholding, and
         3.    I am a U.S. Person.

         Cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

         THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS
         REQUIRED TO AVOID BACKUP WITHHOLDING.

         -------------------------------------------------------------------------------------------------------------------------
      X                                                                          X
         ------------------------------------------------------                     -----------------------------------------------
         Signature of Investor                        Date                          Signature of Joint Investor (if any)     Date

         (        )            --                                                   Subscription for the series of Units to be
         ------------------------------------------------------                     sold as of
         Telephone Number of Investor
                                                                                    --------------------------------- [insert date]

Submitting this Subscription Agreement and Power of Attorney Signature Page in no respect constitutes a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934. I acknowledge that I have received the Prospectus of the
Fund dated __, 2006 together with summary Fund financial information.

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
11                                                     Financial Advisor MUST SIGN

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

The Financial Advisor MUST sign below in order to substantiate compliance with NASD Business Conduct Rule 2810.

X
         -------------------------------------------------------------------------------------------------------------------------
         Financial Advisor Signature                                                                              Date
----------------------------------------------------------------------------------------------------------------------------------



                                                                                                                SPECIMEN




                                                                                                              Execution Copy

----------------------------------------------------------------------------------------------------------------------------
 1 Financial Advisor
   Name
            ------------------------------------------      ------  -----------------------------  -------------------------
            First                                           M.I.    Last                           Sub. Order Ref.#

 Financial Advisor
 Phone Number                                          Financial Advisor Number                  Branch Wire Code
                ----- - ----- - ----------                                      ------------                      ----------

----------------------------------------------------------------------------------------------------------------------------


                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                           LIMITED PARTNERSHIP UNITS
                      SUBSCRIPTION AGREEMENT AND POWER OF
                            ATTORNEY SIGNATURE PAGE
                             Please print or type.
              Use BLACK ink only and only one character per box.

     I subscribe for Limited Partnership Units in ML JWH Strategic Allocation Fund L.P., (the "Fund") and authorize Merrill Lynch, Pierce, Fenner & Smith Incorporated to debit my customer securities account in the amount set forth below. The Units are sold at Net Asset Value (97% of such Net Asset Value for Merrill Lynch officers and employees).

     I acknowledge receipt of the Prospectus of the Fund together with summary Fund financial information.

     If I am a participant in a Merrill Lynch sponsored IRA, BASIC(TM) or SEP account and am purchasing Units for such an account, I hereby acknowledge that:
     1. An amount at least equal to the purchase price for the Units is in an IRA, BASIC(TM) or SEP account at Merrill Lynch, Pierce, Fenner & Smith Incorporated;
     2. The minimum value of all securities and funds in such IRA, BASIC(TM) or SEP account is $20,000;
     3. The minimum subscription is $2,000 and the amount of this subscription is no more than 10% of the value of the IRA, BASIC(TM) or SEP account on the subscription date, or no more than 10% of the value of all of the subscriber's retirement accounts; and
     4. Each separate IRA, BASIC(TM) or SEP account of the investor seeking to purchase Units meets the above eligibility requirements.


                                                        $5,000             $2,000                3             --
 2 ------------------------                                    ----                -----          -------------  ------------------
   Dollar  Amount.  Minimum  $5,000;  $2,000  for  IRAs,                                               Merrill Lynch Account #
   tax-exempt  investors and existing  Limited  Partners
   subscribing   for   additional   Units;   incremental
   investments in $100 multiples.  Subscription  amounts
   will be used to purchase the largest  number of whole
   Units  possible at the purchase  date Net Asset Value
   per Unit. No fractional Units will be issued.

                 4          --        --                                         --
                  -----------  --------  ---------------                   -------   ------------------------
                  Social Security Number                     or            Taxpayer ID Number

      Limited Partner Name

    5 --------------------------------------------------  -----  ------------------------------------------------------------------
      First Name                                          M.I.   Last Name


      Joint Limited Partner Name

    6 --------------------------------------------------  -----  ------------------------------------------------------------------
      First Name                                          M.I.   Last Name


      Partnership, Corporate or Trust Limited Partner Name

    7 -------------------------------------------------------------------------------------------------------------


      Partner, Officer, Trustee, Beneficiary, Power of Attorney or Custodian under UGMA/UTMA

    8 -------------------------------------------------------------------------------------------------------------


      Additional Information

    9 -------------------------------------------------------------------------------------------------------------

      Residence Address of Limited Partner (P.O. Box Numbers Are Not Acceptable For Residence Address)

      --------------------   -----------------------------------------------------------------------------------  -----------------
      Street Number          Street Name                                                                          Apt. Number

      -----------------  ---------------------------------------------------  --------  ----------------------------------
      Bldg. No.          City                                                 State     Zip Code

     --------------------------------------------------
     Country (If Other Than U.S.A.)

     Mailing Address of Limited Partner (If Other Than Residence Address)

     --------------------   -----------------------------------------------------------------------------------  ------------------
     Street Number          Street Name                                                                          Apt. Number

     --------------  ---------------------  -----------------------------------------------   -------   ---------------------------
     Bldg. No.       P.O. Box No.           City                                              State     Zip Code

     -----------------------------------------------
     Country (If Other Than U.S.A.)


     |_|   Check box if Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is
           custodian.

   Name of Custodian, If Not Merrill Lynch
   -----------------------------------------------------------------------------------

   -----------------------------------------------------------------------------------
   Mailing Address of Custodian, Other Than Merrill Lynch
   --------------------   -----------------------------------------------------------------------------------  ------------------

   --------------------   -----------------------------------------------------------------------------------  ------------------
   Street Number          Street Name                                                                          Apt. Number
   --------------  ---------------------  -----------------------------------------------   -------   ---------------------------

   --------------  ---------------------  -----------------------------------------------   -------   ---------------------------
   Bldg. No.       P.O. Box No.           City                                              State     Zip Code
   --------------------------------------------------

   --------------------------------------------------
   Country (If Other Than U.S.A.)


                                     SA-4




                                                                                                                   EXECUTION COPY

-----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                           LIMITED PARTNERSHIP UNITS

    SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE (continued)

----------------------------------------------------------------------------------------------------------------------------------
10                                               For Use By Investor
         Under penalties of perjury, I certify that:
         4.    The number shown on this form is my correct taxpayer identification number, and
         5.    I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding,
               and
         6.    I am a U.S. Person.

         Cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

         THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID
         BACKUP WITHHOLDING.

         --------------------------------------------------------------------------------------------------------------------------
      X                                                                          X
         -----------------------------------------------------------------          ----------------------------------------------
         Signature of Investor                                Date                  Signature of Joint Investor (if any)      Date

         (        )            --                                                   Subscription for the series of Units to be
         -----------------------------------------------------------------          sold as of
         Telephone Number of Investor
                                                                                    ---------------------------------[insert date]

Submitting this Subscription Agreement and Power of Attorney Signature Page in no respect constitutes a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934. I acknowledge that I have received the Prospectus of the
Fund dated __, 2006 together with summary Fund financial information.

----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
11                                                         Financial Advisor MUST SIGN

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

The Financial Advisor MUST sign below in order to substantiate compliance with NASD Business Conduct Rule 2810.

X
         -------------------------------------------------------------------------------------------------------------------------
         Financial Advisor Signature                                                                                  Date
----------------------------------------------------------------------------------------------------------------------------------
==================================================================================================================================

                       [PAGE LEFT BLANK INTENTIONALLY]

                                    PART II

                    Information Not Required in Prospectus

Item 13.  Other Expenses of Issuance and Distribution.

          The following is an estimate of the costs of preparing, filing and distributing this Registration Statement and the Prospectus, which costs will be paid by the Fund.

                                                                   Approximate
                                                                      Amount
                                                                   -----------

Securities and Exchange Commission Registration Fees.............      $     0
National Association of Securities Dealers Inc. Filing Fees......            0
Printing Expenses................................................    1,500,000
Fees of Certified Public Accountants.............................       10,000
Blue Sky Expenses (Excluding Legal Fees).........................          250
Fees of Counsel..................................................       90,000
Advertising and Sales Literature.................................       75,000
Miscellaneous Offering Costs.....................................       15,000
                                                                   -----------
Total............................................................    1,690,250
                                                                   ===========

Item 14.  Indemnification of Managers and Officers.

          Section 15 of the Seventh Amended and Restated Limited Partnership Agreement (attached as Exhibit A to the Prospectus which forms a part of this Registration Statement) provides for the indemnification of the General Partner and certain of its affiliates by the Registrant. "Affiliates" shall mean any person acting on behalf of or performing services on behalf of the Fund (including through the Fund's joint venture with John W. Henry & Company, Inc. ("JWH")) who: (1) directly or indirectly controls, is controlled by, or is under common control with the General Partner; or (2) owns or controls 10% or more of the outstanding voting securities of the General Partner; or (3) is an officer or director of the General Partner; or (4) if the General Partner is an officer, director, partner or trustee, is any entity for which the General Partner acts in any such capacity. Indemnification is to be provided for any loss suffered by the Registrant which arises out of any action or inaction, if the party, in good faith, determined that such course of conduct was in the best interest of the Registrant and such conduct did not constitute negligence or misconduct. The General Partner and its Affiliates will only be entitled to indemnification for losses incurred by such Affiliates in performing the duties of the General Partner and acting wholly within the scope of the authority of the General Partner.

          In the Selling Agreement, JWH has agreed to indemnify each person who controls the General Partner within the meaning of Section 15 of the Securities Act of 1933 and each person who signed this Registration Statement or is a director of the General Partner against losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement or omission or alleged untrue statement or omission relating or with respect to JWH or any principal of JWH or their operations, trading systems, methods or performance, which was made in any preliminary prospectus, this Registration Statement as declared effective, the Prospectus included in this Registration Statement when declared effective, or in any amendment or supplement thereto and furnished by or approved by JWH for inclusion therein. JWH has also agreed to contribute to the amounts paid by such controlling persons, signatories or directors in respect of any such losses, claims, damages, liabilities or expenses in the event that the foregoing indemnity is unavailable or insufficient.

Item 15.  Recent Sales of Unregistered Securities.

          None.

Item 16.  Exhibits and Financial Statement Schedules.

          The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

          (a)  Exhibits.


     Exhibit
      Number              Description of Document
     -------              -----------------------

       1.01               Form of Selling Agreement among the Registrant, MLIP, Merrill Lynch Futures Inc.
                          ("Merrill Lynch Futures"), Merrill Lynch, Pierce, Fenner & Smith Incorporated (the
                          "Selling Agent") and JWH. **

     3.01(i)              Certificate of Limited Partnership of the Registrant. **

       4.1                Form of Seventh Amended and Restated Limited Partnership Agreement (included as
                          Exhibit A to the Prospectus).

       5.01               Opinion of Sidley Austin LLP relating to the legality of the Units.

       8.01               Opinion of Sidley Austin LLP with respect to federal income tax consequences.

      10.01               Amendment to Joint Venture Agreement among the Registrant, (amended) MLIP, Merrill
                          Lynch Futures and JWH. **

      10.01               Form of Joint Venture Agreement among the Registrant, MLIP, Merrill Lynch Futures and JWH. **

      10.02               Form of Customer Agreement between the Registrant's joint venture with JWH and
                          Merrill Lynch Futures. **

      10.05               Form of Subscription Agreement (included as Exhibit C to the Prospectus).
    (amended)

      10.06               Form of Investment Advisory Contract among the Registrant's joint venture with JWH,
                          MLIP, Merrill Lynch Futures and Merrill Lynch Asset Management, L.P. **

      10.11               Third Amendatory Agreement of Selling Agreement, Joint Venture Agreement and
                          Customer Agreement. **

      10.12               Fourth Amendatory Agreement of Selling Agreement, Joint Venture Agreement and
                          Customer Agreement.*

      10.13               Fifth Amendatory Agreement of Selling Agreement, Joint Venture Agreement and
                          Customer Agreement.*

       23.1               Consent of Sidley Austin LLP


II-2


       23.2               Consent of Deloitte & Touche LLP

       23.3               Consent of Deloitte & Touche LLP

      99.01               Securities and Exchange Commission Release No. 33-6815-Interpretation and Request
                          for Public Comment-Statement of the Commission Regarding Disclosure by Issuers of
                          Interests in Publicly Offered Commodity Pools (54 Fed. Reg. 5600; February 6,
                          1989). **

      99.02               Commodity Futures Trading Commission-Interpretative Statement and Request for
                          Comments -Statement of the Commodity Futures Trading Commission Regarding Disclosure
                          by Commodity Pool Operators of Past Performance Records and Pool Expenses and
                          Requests for Comments (54 Fed. Reg. 5597; February 6, 1989). **

      99.03               North American Security Administrators Association Guidelines for Registration of
                          Commodity Pool Programs. **


----------------------

*Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (Registration No. 333-115760) which became effective July 2, 2004 and incorporated herein by reference. *

**Previously filed as an exhibit to Pre-Effective Amendment No. 2 to Form S-1 (Registration No. 33-80509) which became effective April 25, 1996 or filed with the Registrant's Registration Statement on Form S-1 on April 13, 2001.**

(b)  The following financial statements are included in the Prospectus:

(1)  ML JWH Strategic Allocation Fund L.P.

     (i) Report of Independent Registered Public Accounting Firm dated February 24, 2006
     (ii) Consolidated Statements of Financial Condition as of December 31, 2005 and 2004
     (iii) Consolidated Statements of Operations For the Years Ended December 31, 2005, 2004 and 2003
     (iv) Consolidated Statements of Changes in Partners' Capital For the Years Ended December 31, 2005, 2004 and 2003
     (v) Consolidated Financial Data Highlights For the Year Ended December 31, 2005
     (vi)  Notes to Consolidated Financial Statements

(2)  Merrill Lynch Alternative Investments LLC

     (i)   Independent Auditors' Report
     (ii)  Consolidated Balance Sheet
     (iii) Notes to Consolidated Balance Sheet

Item 17.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that:

          (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

          (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (b) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Registration Statement or Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainsboro in the State of New Jersey on the 31st day of March, 2006.

ML JWH Strategic Allocation Fund L.P.


By:  MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC
     General Partner

By:  /s/ ROBERT M. ALDERMAN
     ----------------------
     Robert M. Alderman
     Chief Executive Officer, President and Manager
     (Principal Executive Officer)

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Registration Statement Amendment has been signed below by the following persons on behalf of the General Partner of the Registrant, in the capacities and on the date indicated.


        Signature                                  Title with Registrant                         Date

  /s/ ROBERT M. ALDERMAN                       Chief Executive Officer,                    March 31, 2006
 -----------------------                        President and Manager
  Robert M. Alderman                            (Principal Executive Officer)

  /s/ STEVEN B. OLGIN                          Vice President, Chief Operating             March 31, 2006
 ---------------------                          Officer and Manager
  Steven B. Olgin

  /s/ MICHAEL L. PUNGELLO                      Vice President and Chief                    March 31, 2006
 ------------------------                       Financial Officer (Principal
  Michael L. Pungello                           Financial and Accounting
                                                Officer)


          (Being the principal executive officer, the principal financial and accounting officer and a majority of the managers of Merrill Lynch Alternative
Investments LLC )

Merrill Lynch Alternative Investments LLC


 /s/ ROBERT M. ALDERMAN                        General Partner of                          March 31, 2006
-----------------------                        Registrant
 Robert M. Alderman
 Principal Executive Officer